As filed with the Securities and Exchange Commission on September 21 , 2015

Registration No. 333-205081

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1391	220-3126427
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code)	Identification Number)

11900 College Blvd.

Suite 310

Overland Park, KS 66210
(913) 948-9512
(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Stanton E. Ross
President and Chief Executive Officer
Infinity Energy Resources, Inc.

11900 College Blvd.

Suite 310

Overland Park, KS 66210
(913) 948-9512

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies to:
Christian J. Hoffmann, III
Securities Counsel

Infinity Energy Resources, Inc.

11900 College Blvd., Suite 310

Overland Park, KS 66210
(913) 948-9512

As soon as practicable after this Registration Statement becomes effective

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)

Common Stock, par value $0.0001 per share, issuable upon conversion of Senior Secured Convertible Note due on May 7, 2018(2)	6,926,400	$0.50	$3,463,200	$402.42	*

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends, and similar transactions.

(2)	Pursuant to Rule 457(g) under the Securities Act of 1933, the proposed maximum offering price (and, accordingly, the amount of the registration fee) has been calculated based on the conversion price of the Senior Secured Convertible Note due on May 7, 2018.

(3)	* The Registrant previously submitted $3,353.30 on the original filing of this registration statement filed on June 19, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21 , 2015

PROSPECTUS

INFINITY ENERGY RESOURCES, INC.

6,926,400 Shares of Common Stock

This prospectus covers an aggregate of up to 6,926,400 shares of our common stock, $0.0001 par value per share that may be offered from time to time by the selling stockholder named in this prospectus. The shares being offered by this prospectus consist of:

●	up to 6,926,400 shares issuable upon the conversion of a portion of our Senior Secured Convertible Note due on May 7, 2018 (the “Convertible Note”) we issued in a private placement in May 2015 .

This prospectus also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Convertible Note issued to the selling stockholder by reason of stock splits, stock dividends, and other events described therein. The Convertible Note referred to above were acquired by the selling stockholder, in the private placement that closed on May 7, 2015 (the May 2015 Private Placement”).

Before purchasing any of the shares covered by this prospectus, carefully read and consider the risk factors in the section entitled “Risk Factors.”

Our common stock is currently quoted on the OTCQB Tier operated by OTC Markets Group, Inc. (the “OTCQB”) under the symbol “IFNY.” On September 17, 2015 the last reported sales price of our common stock was $ 0.13 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” in this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September __, 2015

About this Prospectus

This prospectus forms a part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the stockholders identified in this prospectus may sell, from time to time, the securities covered by this prospectus in one or more offerings.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should also carefully read the additional information and documents described under “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” IN THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this summary provides only a brief overview of the key aspects of the offering, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors, “and “Cautionary Note Regarding Forward-Looking Statements” and the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” before making an investment decision. As used in this prospectus, unless otherwise indicated, “we,” “our,” “us” or similar terms refer collectively to Infinity Energy Resources, Inc.

Overview

Infinity Energy Resources, Inc. is an independent energy company that is pursuing an oil and gas exploration opportunity offshore of Nicaragua in the Caribbean Sea. The Company has been awarded two offshore concessions by the Nicaraguan Government covering a total of approximately 1.4 million acres. Previously the Company was engaged in the acquisition, exploration and development of natural gas and oil properties in the United States through its wholly-owned subsidiaries, Infinity Oil and Gas of Texas, Inc. (“Infinity-Texas”) (sold July 2012) and Infinity Oil & Gas of Wyoming, Inc. (“Infinity-Wyoming”), which has been inactive since December 31, 2008 and was administratively dissolved. The Company had ceased all domestic oil and gas activities in the United States by December 31, 2009 and is currently focusing its efforts on its Nicaraguan offshore concessions.

Our common stock is quoted on the OTCQB and trades under the symbol “IFNY.”

Nicaragua

Since 1999, we have pursued an oil and gas exploration opportunity offshore Nicaragua in the Caribbean Sea. Over such time period, we have built relationships with the Instituto Nicaraguense de Energia (“INE”) and undertook the geological and geophysical research that helped us to become one of only six companies qualified to bid on offshore blocks in the first international bidding round held by INE in January 2003.

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On March 5, 2009, we signed the contracts granting us the Perlas and Tyra concession blocks offshore Nicaragua (the “Nicaraguan Concessions” or “Concessions”). Since our acquisition of the Nicaraguan Concessions, we have conducted an environmental study and developed geological information from the reprocessing and additional evaluation of existing 2-D seismic data acquired over our Perlas and Tyra concession blocks offshore Nicaragua. In April 2013 our Environmental Impact Assessment was formally approved by the Nicaraguan government, at which time we commenced significant activity under the initial work plan involving the acquisition of new seismic data on the two Nicaraguan Concessions. We undertook seismic shoots during late 2013 that resulted in the acquisition of new 2-D and 3-D seismic data and are reviewing it in order to select our initial drilling sites for exploratory wells. We intend to seek joint venture or working interest partners prior to the commencement of any exploratory drilling operations on the Nicaraguan Concessions. In this connection, we may seek offers from other industry operators for interests in the acreage in exchange for cash and a carried interest in exploration and development operations or other strategic partnership. On October 13, 2014 we announced that we had entered into a Letter of Intent with Granada Exploration, LLC (“Granada”), which has agreed to join with us to explore for potential hydrocarbons on the Concessions. The parties are negotiating definitive agreements and Granada is conducting its due diligence.

Corporate History

Infinity was incorporated as a Colorado corporation in April 1987 and reincorporated as a Delaware corporation in September 2005. From January 1, 2002 through December 31, 2004, we produced natural gas and oil and grew our production through exploration and development drilling exclusively in the Rocky Mountain region. Beginning in 2005, our primary exploration focus shifted to the Fort Worth Basin in north central Texas. During 2005, 2006 and 2007, we completed the drilling of a number of gas wells in the Fort Worth Basin. On December 15, 2006, we sold our oilfield services subsidiaries, Consolidated Oil Well Services, Inc. and CIS-Oklahoma, Inc., to Q Consolidated Oil Well Services, LLC, a Delaware limited liability company.

On January 7, 2008, Infinity-Wyoming completed the sale of essentially all of its producing oil and gas properties in Colorado and Wyoming, along with its working interests in undeveloped leaseholds in Routt County, Colorado and Sweetwater County, Wyoming to Forest Oil Corporation, a New York corporation. During the year ended December 31, 2008, we scaled down the operations of Infinity-Texas. During the year ended December 31, 2008 we determined that properties of Infinity-Texas and Infinity-Wyoming were uneconomical to operate and as such, we wrote their remaining values down to zero. In December 2011, we sold the properties of Infinity-Texas and in July 2012 we sold its stock to a third party. Infinity-Wyoming was administratively dissolved on March 14, 2009. We are now focused solely on the development of our Nicaraguan Concessions.

Principal Executive Offices and Additional Information

Our principal executive offices are located at 11900 College Boulevard, Suite 310, Overland Park, Kansas 66210. Our telephone number is (913) 948-9512. Our website is located at www.infinityenergyresources.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

SUMMARY OF THE OFFERING

We are registering the shares being offered under this prospectus pursuant to the registration rights agreement that we entered into with the selling stockholder described below under “Description of Securities —May 2015 Private Placement of Convertible Note and Warrants” and “—Registration Rights.” We entered into the registration rights agreement in connection with the May 2015 Private Placement that closed on May 7, 2015 in which we offered and sold to the selling stockholder $12.0 million in principal amount of the Convertible Note, which has a conversion price of $0.50 per share, and sold to the selling shareholder and a placement agent of the offering, common stock purchase warrants (the “Warrants”) exercisable to purchase up to 20,400,000 shares of our common stock at a price of $0.50 per share. Both the conversion price of the Convertible Note and exercise price of the Warrants are subject to adjustment as described below under “Description of Securities— May 2015 Private Placement of Convertible Note and Warrants.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus may be deemed to be forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying the forward-looking statement, we caution that, while we believe these assumptions or bases to be reasonable and made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, we or our management express an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. We cannot assure you, however, that the statement of expectation or belief will result or be achieved or accomplished. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “future,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. These statements are contained in the section “Risk Factors” and other sections of this prospectus. These forward looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. These risks include the risks that are identified in the “Risk Factors” section of this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we do not undertake to update or revise any of the forward-looking statements to conform these statements to actual results, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this report to be accurate as of the date hereof. Changes may occur after that date, and we will not update that information except as required by law.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained or incorporated by reference into this prospectus, before deciding to invest in our common stock. If any of the following risks, or any risk described elsewhere in this prospectus or in the documents incorporated by reference herein, actually occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks described below and in the documents incorporated by reference herein are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below and in the documents incorporated by reference herein.

You should carefully consider the following risk factors in evaluating our business and us. The factors listed below represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

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Risks Related to Our Business

We have a history of losses and are experiencing substantial liquidity problems.

We incurred a net loss in our fiscal years ended December 31, 2013 and 2014 of approximately $2.4 and $3.7 million, respectively. Further, we incurred net losses of $7,888,628 for the six months ended June 30, 2015. In addition, we are currently experiencing substantial liquidity problems.

If we are able to address our immediate liquidity problems, our history of losses may impair our ability to obtain financing for maintenance, exploration and development of our Nicaraguan Concessions on favorable terms or at all. It may also impair our ability to attract investors if we attempt to raise additional capital, to grow our business or for other business purposes, by selling additional debt or equity securities in a private or public offering. If we are unable to obtain additional financing, we may be unable to maintain and develop our Nicaraguan Concessions.

We expect to continue to generate operating losses and experience negative cash flow and it is uncertain whether we will achieve future profitability; investors may lose all of their investment in us.

We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations. There can be no assurance that we will ever generate revenue or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Investment in us involves a high degree of risk. Investors may never recoup all or part of or realize any return on their investment. Investors should not invest in the shares of common stock unless they can afford to lose their entire investment.

We are continuing to negotiate with our creditors and may face additional claims in the future.

We continue to have substantial liabilities which we are currently unable to pay. We continue to negotiate with our creditors to mitigate and settle our known liabilities to them or their claims of liabilities and in some cases, to secure releases of liens which have been filed on certain of our properties. Various suits have been filed to enforce payments of liabilities and we are working to address these suits. We may incur additional liabilities if our liquidity situation deteriorates further and may face additional claims from creditors seeking to protect their interests in light of our announcements regarding our financial condition and business plans. We are not able to predict our success in attempting to negotiate with these parties nor the expense related to such negotiations or in defending any litigation related to these claims. These creditors may take action to force us into bankruptcy involuntarily. In addition, if we are unable to manage our current liabilities or substantial additional claims are asserted against us, we may be forced to seek protection under the Bankruptcy Code. We require proceeds of this offering to help manage our current liabilities and negotiate with our creditors.

Compliance with the Requirements of the Nicaraguan Concessions.

The final approval by the Nicaraguan government of our environmental impact study on April 13, 2013, began Sub-Period 2 for both the Tyra and Perlas Blocks as defined in the Nicaraguan Concessions. The Company believes it has satisfied the acquisition, processing and interpretation of seismic data required for Sub-Period 2 for both the Perlas and Tyra Blocks. Therefore, we are now in Sub-Period 3 of the exploration phase of the 30-year Concession for both Perlas and Tyra as of June 30, 2015. Sub-Period 3 of the Nicaraguan Concessions requires the drilling of at least one exploratory well on the Perlas Block during 2016 and the shooting of additional seismic on the Tyra Block.

The Company is in process of identifying at least one potential drilling site on the Perlas Block as required in Sub-Period 3 and will have to perform supplemental EIA work prior to requesting and receiving the permit to drill from the Nicaraguan government. The work plan on the Tyra block for Sub-Period 3 requires the Company to shoot additional seismic which is estimated to cost approximately $2,500,000 prior to the commencement of exploratory drilling. The Company is currently negotiating with the Nicaraguan government to obtain a waiver of the additional seismic mapping requirement on the Tyra Block because we do not believe it will be effective in providing additional information due to the water depth and other factors so that it can proceed with exploratory drilling. There can be no assurance whether it will be able to obtain such waiver of the requirement.

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In accordance with the Concession agreements, we are also required to provide the Ministry of Energy with letters of credit in the amounts of $1,356,227 for Perlas and $1,818,667 for Tyra, but have not done so. We made all required expenditures related to the Nicaraguan Concessions for the training fees, area fees and other expenditures and as “area fees,” for Tyra and Perlas for the years 2010 through May 2015, but will be required to pay such additional fees for the 2015/2016 period in March 2016 of approximately $155,000.

We are negotiating the renewal and/or adjustment of the required letters of credit with the Nicaraguan Government. We plan to prepare the necessary information to submit the supplemental EIA in order to obtain the necessary authorizations to drill up to five locations in the Concessions. There can be no assurance that we will be successful any of the foregoing regards. Except for the foregoing items, we believe we are in full compliance with the terms of the Nicaraguan Concessions agreements.

The Nicaraguan Government has yet to provide a waiver for the Tyra Block or grant the drilling permit on the Perlas Block. However assuming that it does provide the waiver and grant the drilling permit Infinity will be required to drill at least one exploratory well on the Perlas Block within one-year (estimated to be prior to May 2016). The minimum cash requirements to maintain and comply with the minimum work program as defined in the Nicaraguan Concessions for the next twelve month period will be approximately $5,500,000 for the Perlas Block, which includes all costs to prepare for and drill the initial exploratory well, and $280,000 for the Tyra Block (assuming the waiver is granted

Inability to conduct seismic mapping and efficacy of 3-D Seismic Mapping.

We cannot predict what portions of the Nicaraguan Concessions will be available for 3-D seismic mapping activities due to the water depths and other factors. Mapping with 3-D seismic generally provides a better perspective on the possible hydrocarbons present than a 2-D seismic mapping does. To the extent we do not have the resources to conduct 3-D seismic mapping on a substantial portion of the Nicaraguan Concessions or 3-D mapping is not effective given the location of the Concessions, our knowledge of the size of the potential hydrocarbon reservoir will be diminished. As a result, this could have a material adverse impact on our ability to attract joint venture or other parties to assist us in the exploration and development of the Nicaraguan Concessions.

Our Nicaraguan Concessions and planned future exploration activities are in a country with a developing economy and are subject to the risks of political and economic instability associated with such economies.

Nicaragua has from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in countries with developing economies, including: political instability and violence; war and civil disturbance; acts of terrorism; expropriation or nationalization; changing fiscal regimes; fluctuations in currency exchange rates; high rates of inflation; underdeveloped industrial and economic infrastructure; unenforceability of contractual rights; and adherence to the Foreign Corrupt Practice Act by our contractors and/or representatives.

We cannot accurately predict the effect of these factors on our Concessions. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition, results of operations and cash flows.

Exploration and development of our Nicaraguan Concessions will require large amounts of capital that we may not be able to obtain.

We expect that our primary exploration and development activities in Nicaragua will take place only upon us finding a financial or industry partner. In order to undertake such activities, we will need to obtain large amounts of additional capital, subjecting existing shareholders to potential significant dilution. The terms under which such capital may be available, if at all, may not be acceptable or favorable to us. Our potential sources of financing for these activities in the longer term would include cash availability under credit facilities, if any, and future sales of equity securities or subordinated debt securities, as well as joint ventures or partnerships with third parties, which would dilute our interest in the Nicaraguan Concessions.

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We have recently closed a private placement in May 2015 with the selling stockholder that could provide funding for the drilling of wells in the Concessions. We may require the selling stockholder to prepay the Investor Note, as defined in this prospectus, by delivering a mandatory prepayment notice to the selling stockholder, subject to (i) the satisfaction of certain equity conditions, (ii) our receipt of all governmental authorizations, as defined in the private placement documents necessary to commence drilling on at least five properties within the Nicaraguan Concessions, and (iii) our obtaining forbearance agreements from certain third parties to whom we owe obligations. There can be no assurance that the selling stockholder will voluntarily convert the Convertible Note, which would trigger a payment of the Investor Note in the amount of the conversion to us, or that we will be able to meet the requirements for a mandatory conversion of the Convertible Note, which would also cause a payment of the Investor Note in the applicable amount to us.

Future cash flows and the availability of financing are subject to a number of variables, such as:

●	our success in locating and producing new reserves;

●	prices of crude oil and natural gas;

●	the level of production from existing wells; and

●	amounts of necessary working capital and expenses.

Issuing equity securities to satisfy our financing or refinancing requirements could cause substantial dilution to existing stockholders. Debt financing could lead to:

●	all or a substantial portion of our operating cash flow, if any, being dedicated to the payment of principal and interest;

●	an increase in interest expense as the amount of debt outstanding increases or as variable interest rates increase;

●	increased vulnerability to competitive pressures and economic downturns; and

●	restrictions on our operations that may be contained in any contract entered into with lenders.

In order to obtain capital, we could enter into a joint venture or partnership with another oil and gas company or companies in which we would maintain a carried or reduced working interest in the Nicaraguan Concessions. However, this would reduce our ownership and control over the projects and could significantly reduce our future revenue generated from oil and gas production. If we failed to raise sufficient capital on a timely basis, we will lose our rights to the Nicaraguan Concessions.

Our future production is contingent on successful exploration and development of our Nicaraguan Concessions.

Our future natural gas and oil production is highly dependent on our level of success in finding oil and gas on our Nicaraguan Concessions. The business of exploring for and developing reserves is capital intensive. Exploration will require significant additional capital expenditures and successful drilling operations. In our current financial situation, we are unable to engage in significant exploration or development efforts unless we receive payments on the Investor Note or through other means and if we are unable to address our liquidity problems and make the necessary capital investment our future.

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We will be subject to regulations affecting our activities with the Nicaraguan Concessions

If we commence operations in Nicaragua, we will be subject to legal and regulatory oversight by its energy-related agencies, such as the Nicaraguan Energy Institute (“NEI”), with respect to its energy or hydrocarbons laws. In such case, from time to time, in varying degrees, political developments and federal and state laws and regulations affect our operations in Nicaragua. In particular, price controls, taxes and other laws relating to the crude oil and natural gas industry, changes in these laws and changes in administrative regulations have affected and in the future could affect crude oil and natural gas production, operations and economics. We cannot predict how Nicaraguan agencies or courts will interpret existing laws and regulations or the effect these adoptions and interpretations may have on our business or financial condition at that point.

Our business will also be subject to laws and regulations promulgated by federal and local authorities, including the Ministry of Energy and Mines, relating to the exploration for, and the development, production and marketing of, crude oil and natural gas, as well as safety matters. Legal requirements may be frequently changed and subject to interpretation and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our future operations in Nicaragua. In such event, we may be required to make significant expenditures to comply with governmental laws and regulations.

Further, future operations in Nicaragua will be subject to complex federal and local environmental laws and regulations. The discharge of natural gas, crude oil, or other pollutants into the air, soil or water may give rise to significant liabilities on our part to government agencies and third parties and may require us to incur substantial costs of remediation. In addition, in the future we may incur costs and penalties in addressing regulatory agency procedures involving instances of possible non-compliance.

Our operations may be adversely affected by changes in the fiscal regime of Nicaragua.

The fiscal regime in Nicaragua will impact us through laws and regulations governing royalties, taxes or level of government participation in oil and gas projects. Fiscal regimes may change over time. A change in the fiscal regime of Nicaragua may result in an increase or decrease in the amount of government take, and a corresponding decrease or increase in the revenues of an oil and gas company operating in the country.

A number of governments are experiencing fiscal problems triggered by the lingering effects of the global financial crisis, associated recession and current slower economic growth rates. Higher unemployment and slower growth rates, coupled with a reduced tax base, have resulted in reduced government revenues, while government expenditures have increased due to the need for public entitlement or economic stimulus programs. Many countries have incurred budget deficits or even approached insolvency and there has been social unrest in many regions.

Due to pressures from local constituents as well as the Organization for Economic Cooperation and Development (“OECD”) to address these negative fiscal situations and initiate deficit reduction measures, many governments are seeking additional revenue sources, including increases in government take from oil and gas projects.

The oil and gas industry is highly competitive.

We operate in the highly competitive areas of oil and natural gas acquisition, exploration, development and production with many other companies. We face intense competition from a large number of independent companies as well as major oil and natural gas companies in a number of areas such as:

●	acquisition of desirable producing properties or new leases for future exploration;

●	marketing our oil and natural gas production; and

●	arranging for growth capital on attractive terms.

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We depend on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Stanton E. Ross and Daniel F. Hutchins. We do not have employment agreements with Messrs. Ross or Hutchins. The loss of the services of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We have not obtained key-man life insurance policies on these individuals. We are also dependent to a substantial degree on our outsourced experienced consulting and technical staff. Loss of the services of any of these people could have a material adverse effect on our operations. Our success will be dependent upon our ability to hire and retain additional qualified personnel as we may require. In particular, our exploratory drilling success and the success of other activities integral to our operations will depend, in part, on our ability to attract and retain experienced engineers and other professionals. Competition for experienced engineers and some other professionals is extremely intense. If we cannot retain our technical personnel or attract additional experienced technical personnel, our ability to compete could be harmed. We will compete with other companies with greater financial and other resources for such personnel. Although we have not experienced difficulty in attracting qualified personnel to date, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.

We have received a going concern opinion from our auditors.

We have an accumulated deficit and have had negative cash flows from our operations. Accordingly, we have received a report from our independent auditors in connection with our audited financial statements that include an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern. This may negatively impact our ability to obtain additional funding or funding on terms attractive to us.

Loss on dissolution or liquidation.

In the event of our dissolution or liquidation, the proceeds realized from the liquidation of assets, if any, will be distributed to the holder of the Convertible Note and other creditors before any distributions are made to stockholders in accordance with applicable state law and our Articles of Incorporation, as then in effect. Given our current financial condition, it is unlikely that our stockholder will participate in the proceeds from such dissolution or liquidation, if any.

We are a party to several lawsuits as a defendant in which we may ultimately not prevail resulting in losses and may cause our stock price to decline.

We are involved as a defendant in routine litigation and administrative proceedings incidental to our business from time to time. See “Litigation.” Due to lack of funds, we have not been able to defend adequately in certain of these matters. Accordingly, the outcome of any pending cases and proceedings may have a material adverse effect on our business or financial condition.

Risks Related to our Common Stock

Our common stock is traded on the OTCQB.

Our common stock is traded on the OTCQB, which may negatively impact shareholder value, access to capital markets and the liquidity of our common stock.

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We have to increase the number of our authorized shares of common stock, which, if issued, could dilute the ownership of the current holders of our common stock; our preferred stock, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of our common stock and 10,000,000 shares of preferred stock. While the Convertible Note, if converted and the Warrants, if exercised, would cause us to issue an additional 44,400,000 shares, they both contain provisions under which we would be required to issue additional shares if we sell common stock, or agree to sell common stock, at a price less than $0.50 per share. We are required by the May 2015 Private Placement to reserve 88,800,000 shares for the conversion of the Convertible Notes and exercise of the Warrants, which number is 200% of the actual number of shares issuable as of the closing of the May 2015 Private Placement. We are required under the terms of our May 2015 Private Placement to have a sufficient number of authorized shares of Common Stock reserved to satisfy our obligations to the investor in such Placement. Given this requirement, our current capitalization and future needs. We have determined to seek approval from our shareholders to effect a reverse split of all of our outstanding shares of Common Stock by a ratio in the range of 1-for-8 and 1-for-11. The common stock and preferred stock can be issued by our board of directors, without stockholder approval. Any future issuances of our common stock or preferred stock could further dilute the percentage ownership of our existing stockholders. Our preferred stock is a blank check in that our board of directors can set the terms and conditions of the preferred stock without any stockholder approval. Such terms and conditions could be disadvantageous to the holders of our common stock.

Indemnification of officers and directors.

While the members of our Board of Directors and our officers are generally accountable to us and our stockholders, the liability of our directors and officers to us, our stockholders and third parties is limited in certain respects under applicable state law and our Articles of Incorporation and Bylaws, as in effect in the date hereof. Further, we have agreed or may agree to indemnify our directors and officers against liabilities not attributable to certain limited circumstances. Such limitation of liability and indemnity may limit rights which our stockholders would otherwise have to seek redress against our directors and officers.

The possible issuance of options and warrants may dilute the interest of stockholders.

We have granted options to purchase a total of 4,174,500 shares of our common stock under our stock option and restricted stock plans and common stock purchase warrants for 24,562,210 shares, which were outstanding and unexercised as of September 17, 2015. To the extent that outstanding stock options and Warrants are exercised, dilution to the interests of our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such outstanding options.

Our credit facilities.

If we fail to pay the principal and interest on the Convertible Note or otherwise default in our obligations under the Convertible Note, security or related documents, it would have a material adverse effect on our business, operations and financial condition. Additionally, there can be no assurance that we will meet the requirements of the selling stockholder to cause payment of the Investor Note or that the selling stockholder will voluntarily prepay the Investor Note, either of which events would provide us with funding.

We borrowed $1,050,000 under a subordinated promissory note in December 2013. The subordinated promissory note, including accrued interest thereon, is due and payable April 2016. We have no revolving credit facility to fund our operating needs should it become necessary. It will be difficult to obtain an institutional line of credit facility given our recent operating losses, the current banking environment and the existence of the Convertible Note, which may adversely affect our ability to finance our business, grow or be profitable. Further, even if we could obtain a new credit facility, in all likelihood would may not be on terms favorable to us.

Coalitions of a few of our larger stockholders have sufficient voting power to make corporate governance decisions that could have significant effect on us and the other stockholders.

Our officers, directors and principal stockholders (greater than five percent stockholders) together control approximately 10.5%, including options vested or to vest within sixty days, of our outstanding common stock. As a result, these stockholders, if they act together, will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in our control and might affect the market price of our common stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that we would not otherwise consider.

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We have never paid dividends and have no plans to in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operation of our business. Therefore, any return investors in our common stock will have to be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock is likely to be highly volatile because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the potential absence of securities analysts covering us and distributing research and recommendations about us;

●	we expect our actual operating results to fluctuate widely as we increase our sales and production capabilities and other operations;

●	we may have a low trading volume for a number of reasons, including that a large amount of our stock is closely held;

●	overall stock market fluctuations;

●	economic conditions generally and in the law enforcement and security industries in particular;

●	announcements concerning our business or those of our competitors or customers;

●	our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	we have $12.0 million due under the Convertible Note that matures in May 2018; $1,050,000 due under a subordinated note due May 2016 and $61,275 due under a unsecured revolving line of credit with an individual related party lender that matures in August 2015;

●	we have no institutional line-of-credit available to fund our operations and we may be unable to obtain a line of credit under terms that are mutually agreeable;

●	changes in financial estimates by securities analysts or our failure to perform as anticipated by the analysts;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

●	future sales of common stock;

●	actions initiated by the SEC or other regulatory bodies;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

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Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Indemnification of officers and directors.

Our articles of incorporation and the bylaws contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties. Our stockholders therefore will have only limited recourse against such individuals.

The market for our common stock is limited and may not provide adequate liquidity.

Our common stock has been thinly traded on the OTCQB. From January 1, 2015 to September 17, 2015, the daily trading volume in our common stock ranged from zero shares of common stock to a high of 254,200 shares of common stock. On most days, this trading volume meant there was limited liquidity in our shares of common stock. Selling our shares during this period was more difficult because smaller quantities of shares were bought and sold and news media coverage about us was limited. These factors resulted in a limited trading market for our common stock and therefore holders of our stock may have been unable to sell shares purchased, if they desired to do so.

If securities or industry analyst do not publish research reports about our business, or if they downgrade our stock, the price of our common stock could decline.

Small, relatively unknown companies can achieve visibility in the trading market through research and reports that industry or securities analysts publish. To our knowledge there are no independent analysts who cover us. The lack of published reports by independent securities analysts could limit the interest in our common stock and negatively affect our stock price. Even if we did have such coverage, we would not have any control over the research and reports any analysts might publish. If any analyst who did cover us downgrades our stock, our stock price could decline. If any analyst who had been covering us ceases coverage of us or failed to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price to decline.

Future sales of our common stock may depress our stock price.

We can make no prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of our common stock for future sales, will have on the market price of our common stock. Sales in the public market of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock. The potential effect of these shares being sold may be to depress the price at which our common stock trades.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholder, although we may receive proceeds from the exercise of the Warrants by the selling stockholder, if exercised. We cannot guarantee that the selling stockholder will exercise the Warrants. Any proceeds we receive from the selling stockholder upon its exercise of the Warrants will be used for general working capital.

The selling stockholder named in this prospectus will pay any underwriting fees, discounts and commissions, along with certain of the selling stockholder’s out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholder, in effecting the registration, offer and sale of the shares covered by this prospectus, to the extent not paid by the selling stockholder.

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SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder pursuant to the terms of the Convertible Note. For additional information regarding the issuance of the Convertible Note see “Description of Securities—May 2015 Private Placement of Convertible Note and Warrants.” We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the Convertible Note and the Warrants issued pursuant to the Securities Purchase Agreement, the selling stockholder has not had any material relationship with us or our affiliates within the past three years.

We prepared the table based on information supplied to us by the selling stockholder. We have not sought to verify such information. The percentages of shares beneficially owned and being offered are based on 26,866,938 shares of common stock that were outstanding as of September 17, 2015, unless otherwise stated in the footnotes to the table below. Information about the selling stockholder may also change over time.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the Convertible Note, as of September 17, 2015, assuming conversion of the Convertible Note and exercise of the Warrants held by the selling stockholder on that date, without regard to any limitations on conversion, amortization, redemption or exercise.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of a registration rights agreement with the selling stockholder, this prospectus generally covers the resale of at least 130% of the maximum number of shares of common stock issuable pursuant to the Convertible Note as of the Trading Day immediately preceding the date the registration statement is initially filed with the SEC, subject to adjustment as provided in the registration rights agreement and without regard to any limitations on conversion, amortization and/or redemption of the Convertible Note or exercise of the Warrant. Because the conversion price of the Convertible Note and the exercise price of the Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Convertible Note and the Warrants, the selling stockholder may not convert the Convertible Note or exercise the Warrants, as the case may be, to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Convertible Note which have not been converted and upon exercise of the Warrants that have not been exercised (the “Beneficial Ownership Blocker”). The number of shares in the second column does not reflect this limitation. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Under this Prospectus		Number of Shares of Common Stock Owned After Offering

Hudson Bay Master Fund Ltd. (1)	42,000,000	(2)	6,926,400	(3)	0

(1)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. Hudson Bay Master Fund Ltd. is not a broker-dealer registered under Section 15 of Securities Exchange Act of 1934, as amended (the “Exchange Act”) or an affiliate of a broker-dealer registered under such Section.

(2)	Includes (i) 18,000,000 shares of common stock issuable upon exercise of the Warrant, which is not exercisable until November 6, 2015 and (ii) 24,000,000 shares of common stock issuable upon conversion of the Convertible Note at the conversion price of $0.50 per share , in each case, without regard to the Beneficial Ownership Blocker.

(3)	Includes 130% of 5,327,999 shares of common stock issuable upon conversion of a portion of the Convertible Note (without regard to the Beneficial Ownership Blocker).

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table above, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act of 1933, as amended (the “Securities Act”). We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us, subject to the terms of the Registration Rights Agreement, as described under the “Description of Capital Stock -Registration Rights Agreement.”

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable pursuant to the terms of the Convertible Note to permit the resale of these shares of common stock by the holder of the Convertible Note from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

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●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If a selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. A selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. A selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

A selling stockholder may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by it and, if we default in the performance of our secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

A selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $30,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF BUSINESS

Overview

Infinity Energy Resources, Inc. is an independent energy company that is pursuing an oil and gas exploration opportunity offshore of Nicaragua in the Caribbean Sea. On March 5, 2009, the Nicaraguan government granted us the Concessions to explore approximately1.4 million acres offshore Nicaragua. Since such point we have focused our efforts on these Concessions. Previously we were engaged in the acquisition, exploration and development of natural gas and oil properties in the United States. We ceased all domestic oil and gas exploration and production in the United States by December 2009

Nicaragua

We began pursuing an oil and gas exploration opportunity offshore Nicaragua in the Caribbean Sea in 1999. Since such time, we built relationships with the Instituto Nicaraguense de Energia (“INE”) and undertook the geological and geophysical research that helped us to become one of only six companies qualified to bid on offshore blocks in the first international bidding round held by INE in January 2003.

On March 5, 2009, we signed the contracts granting us the Perlas and Tyra concession blocks offshore Nicaragua (the “Nicaraguan Concessions” or “Concessions”). Since our acquisition of the Nicaraguan Concessions, we have conducted an environmental study and developed geological information from the reprocessing and additional evaluation of existing 2-D seismic data acquired over our Perlas and Tyra concession blocks. In April 2013 the Nicaraguan government formally approved our Environmental Impact Assessment, at which time we commenced significant activity under the initial work plan involving the acquisition of new seismic data on the two Nicaraguan Concessions. We undertook seismic shoots during late 2013 that resulted in the acquisition of new 2-D and 3-D seismic data and are reviewing it in order to select our initial drilling sites for exploratory wells.

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Business Strategy

Our principal objective is to create stockholder value through the development of our Nicaraguan Concessions. We have commenced significant activity under the initial work plan and received formal governmental approval of the environmental study in 2013. We have used previously existing reprocessed 2-D seismic data to identify or evaluate the prospects. We had additional 2-D and 3-D seismic mapping done on the Concessions to provide additional data. We are reviewing the data in order to evaluate the potential oil and gas producing structures and select our initial drilling sites for exploratory wells, given sufficient capital and necessary Nicaraguan government approvals.

We intend to finance our business strategy through external financing, which may include debt and equity capital raised in public and private offerings, joint ventures, sale of working or other interests, employment of working capital and cash flow from operations, if any. To this end we completed the May 2015 Private Placement. We plan to seek joint venture or working interest partners prior to the commencement of any exploratory drilling operations on the Nicaraguan Concessions. In this connection, we may seek offers from other industry operators for interests in the acreage in exchange for cash and a carried interest in exploration and development operations or other strategic partnership.

Recent Developments

On May 7, 2015 we completed the private placement of the $12.0 million principal amount Convertible Note and Warrant to purchase 18,000,000 shares of our common stock with the selling stockholder. The Convertible Note ranks senior to our existing and future indebtedness and is secured by all of our assets, excluding the Nicaraguan Concessions. At the closing on May 7, 2015, the selling stockholder acquired the Convertible Note by paying $450,000 in cash and issuing the Investor Note, as defined below, secured by cash, with a principal amount of $9,550,000. Assuming all amounts payable to us under the Investor Note are paid, the private placement will result in gross proceeds of $10.0 million before Placement Agent fees and other expenses associated with the transaction, subject to the satisfaction of certain conditions. We used the initial proceeds from the closing to retire certain outstanding obligations, including delinquent 2015 area and training fees of approximately $155,000 owed to the Nicaraguan government relating to our Nicaragua Concessions, and to provide additional working capital. We will receive the remaining cash proceeds upon each voluntary or mandatory prepayment of the Investor Note. See “Description of Securities - May 2015 Private Placement of Convertible Note and Warrants.”

Granada Development

On October 13, 2014 we entered into a Letter of Intent (“LOI”) with Granada Exploration, LLC (“Granada Exploration”), which has agreed to join with us to explore for potential hydrocarbons on the Concessions. Under the terms of the LOI, Granada Exploration will provide its services in exchange for a working interest in the Nicaraguan Concessions. The scope of such services will be more specifically described in a mutually acceptable Exploration Services Agreement (“ESA”), which we are currently negotiating with Granada. The ESA is anticipated to provide that Granada Exploration will earn an assignment from us of an undivided 30% working interest in the Concessions, based on an 80% net revenue interest. We plan to enter into a Joint Operating Agreement with Granada Exploration under which Granada Exploration may, at its discretion, participate in an initial exploratory well for up to an additional undivided 20% working interest, on a prospect-by-prospect basis, with such additional interest to be based on an 80% net revenue interest.

The LOI is subject to Granada Exploration’s due diligence, including the evaluation of our filings with the Securities and Exchange Commission (“SEC”), Concession and other documents showing that we are is in good standing with the Nicaraguan government, negotiation and approval of mutually acceptable formal agreements, and final approval by a majority of the partners of Granada Exploration.

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Exploration and Development - Nicaraguan Concessions

Preliminary analyses and interpretation of available 2-D seismic data by independent consultants has revealed that the Nica-Tinkham Ridge, the single most important structure in the basin, traverses both of the blocks (Tyra and Perlas) in the Concessions and controlled the deposition of Eocene and possibly younger reef systems. Such preliminary analyses have identified four prospects covering a total of over 547 square miles. Our consultants, Brazilian-based Consultoria em Geologia Geofísica e Informática do Petróleo LTDA (“CGGIP”) and its senior geological consultant, Luciano Seixas Chagas, working in concert with Thompson & Knight Global Energy Services LLC, are building a credible model suggesting that the Eocene geologic zone alone has a potential that hydrocarbons could be present, based upon certain assumptions involving porosity, saturation, recovery and other parameters. This model is also subject to the complex geology of the region and the fact that the reef system has never been drilled. The model is based upon preliminary conclusions and is subject to further analysis of our more recent 2-D and 3-D seismic data and interpretation, and various assumptions that cannot be confirmed or disproved until the prospects are drilled. We believe the model supports our long-held belief that the Nicaraguan Concessions have the potential for oil discoveries, although we can offer no assurances in this regard.

In April 2011, we filed with the Nicaraguan government an Environmental Impact Assessment (“EIA”) covering proposed seismic activities on our Nicaraguan Concessions. The filing of the EIA was followed by a comment period during which there was interaction between us the Ministerio del Ambiente y los Recursos Naturales de Nicaragua, an agency of the Nicaraguan government; and the autonomous regions of Nicaragua that are nearest to the Nicaraguan Concessions. In April 2013 the EIA was formally approved by the Nicaraguan government and we were cleared to commence 2-D and 3-D seismic mapping activities in the area. In late 2013 and early 2014 CGG Services (US) Inc. – NASA, a fully integrated Geoscience company that provides geological, geophysical and reservoir services to the global oil and gas industry, conducted 2-D and 3-D seismic data covering selected areas within the boundaries of the Nicaraguan Concessions. In March 2014 we opened a seismic data room at CGG’s Houston headquarters in order for potential strategic and/or financial partners to view the fully processed results of the seismic survey activities conducted by CGG.

The final approval of the EIA by the Nicaraguan government of our environment impact study on April 13, 2013, began Sub-Period 2 for both the Tyra and Perlas Blocks as defined in the Nicaraguan Concessions. The Company believes it has satisfied the acquisition, processing and interpertation of Seismic data required in Sub-Period 2 for both the Perlas and Tyra Blocks. Therefore, it is now in Sub-Period 3 of the exploration phase of the 30-year Concession for both Perlas and Tyra as of June 30, 2015. Sub-Period 3 of the Nicaraguan Concessions requires the drilling of at least one exploratory well on the Perlas Block during 2016 and the shooting of additional seismic on the Tyra Block. The Company is in process of identifying at least one potential drilling site on the Perlas block as required in Sub-Period 3 and will have to perform supplemental EIA work prior to requesting and receiving the permit to drill from the Nicaraguan government. The work plan on the Tyra block for Sub-Period 3 requires the Company to shoot additional seismic which is estimated to cost approximately $2,500,000 prior to the commencement of exploratory drilling. The Company is negotiating with the Nicaraguan government to seek a waiver of the additional seismic mapping on the Tyra Block so that it can proceed with exploratory drilling. There can be no assurance whether it will be able to obtain such waiver of the requirement.

During late December 2013, we completed the 2-D seismic survey activities in the area as required under both of the Nicaraguan Concessions at that point. We believe that the newly acquired 2-D seismic data, together with the previously acquired reprocessed 2-D seismic, has helped us to further evaluate the structures that were previously identified with 2-D seismic in the Eocene Zone. Our geological consultants have estimated that these Eocene structures may contain recoverable hydrocarbons (principally oil) in place. In addition, the new 2-D seismic acquired in 2013 provided our first geological information regarding the potential for oil resources in the Cretaceous Zone, which we could not evaluate using less precise older 2-D seismic mapping. We have identified multiple promising sites on the Perlas Block for exploratory drilling and is planning the drilling of initial exploratory wells in order to determine the existence of commercial hydrocarbon reserves. We believe that we have performed all work necessary as of June 30, 2015 to proceed to Sub-Period 3 for the Perlas Block as defined in the Nicaraguan Concessions, which requires the drilling of at least one exploratory well on the Perlas concession within the following one-year period. We must first prepare and submit a supplemental EIA to the Nicaraguan government before the drilling permit can be issued on the Perlas Block.

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The Nicaraguan Government has yet to receive the EIA supplement and issue the drilling permit; however, assuming that it does accept the supplemental EIA and grant the drilling permit, We will be required to drill at least one exploratory well on the Perlas Block within one-year (estimated to be prior to May 2016) or risk being in default and losing its rights under the Nicaraguan Concessions.

The Company is in technical default of the Nicaraguan Concession because it has not provided the required letters of credit to the Nicaraguan Government. In accordance with the Nicaraguan Concession agreements, the Company had previously provided the Ministry of Energy with the required letters of credit in the amounts of $443,100 for Perlas (expired March 2014) and $408,450 for Tyra (expired September 2014). The Company had also made all required expenditures related to the Nicaraguan Concessions for training programs and as “area fees,” for each respective year for 2010 through 2015. The Company is currently negotiating the renewal and increase of the required letters of credit which total $1,356,227 for the Perlas block and $278,450 for the Tyra block with the Nicaraguan Government and its lenders; however, there can be no assurance that the Company will be successful in the regard. The Company considers it is fully in compliance with the terms of the Nicaraguan Concessions agreements, except for the renewal of the expired letters of credit.

The Company must raise substantial amounts of debt and equity capital in the immediate future in order to fund: (1) the required letters of credit to the Nicaraguan Government; (2) the drilling of at least one exploratory well on the Perlas Block of the Nicaraguan Concessions during 2016; (3) the shooting of additional seismic on the Tyra Block of the Nicaraguan Concessions if it is unable to negotiate a waiver of such requirement from the Nicaraguan government; (4) the payment of normal day-to-day operations and corporate overhead; and (5) payment of outstanding debt and financial obligations as they become due. These are substantial operational and financial issues that must be successfully mitigated during 2015 or the Company’s ability to satisfy the conditions necessary to maintain its Nicaragua Concessions will be in significant doubt. The Company completed the May 2015 Private Placement in May 2015 in an effort to obtain its required capital. See Note 2 to the Financial Statements.

We are also seeking offers from industry operators and other third parties for interests in the acreage in the Nicaraguan Concessions in exchange for cash and a carried interest in exploration and development operations or other joint venture arrangement. Accordingly, we intend to finance our business strategy through external financing, which may include debt and equity capital raised in public and private offerings, joint ventures, sale of working or other interests, employment of working capital and cash flow from operations, if any, and net proceeds from the sales of assets.

Exploration expenditures in connection with our Nicaraguan Concessions in the fiscal years ended December 31, 2014 and 2013 of $115,622 and $6,051,411, respectively. Exploration costs during the year ended December 31, 2013 included $5,937,013 of costs incurred for the acquisition of new 2-D and 3-D seismic data on the Nicaragua Concessions.

The following charts set forth the minimum work programs required under for the Perlas and Tyra blocks comprising our Concessions in order for us to retain the Concessions.

Minimum Work Program – Perlas

Block Perlas – Exploration Minimum Work Commitment and Relinquishments

Exploration Period (6 Years)	Duration (Years)	Work Commitment	Relinquishment	Irrevocable Guarantee
Sub-Period1	2	- Environmental Impact Study - Acquisition & interpretation of 333km of new 2D seismic - Acquisition, processing & interpretation of 667km of new 2D seismic (or equivalent in 3D)	26Km2	$443,100
Sub-Period 2 Optional	1	- Acquisition, processing & interpretation of 200km2 of 3D seismic	53Km2	$1,356,227
Sub-Period 3 Optional	1	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is shallower	80Km2	$10,220,168
Sub-Period 4 Optional	2	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is shallower - Geochemical analysis	All acreage except areas with discoveries	$10,397,335

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Minimum Work Program - Tyra

Block Tyra – Exploration Minimum Work Commitment and Relinquishments

Exploration Period (6 Years)	Duration (Years)	Work Commitment	Relinquishment	Irrevocable Guarantee
Sub-Period1	1.5	- Environmental Impact Study - Acquisition & interpretation of 667km of existing 2D seismic - Acquisition of 667km of new 2D seismic (or equivalent in 3D)	26Km2	$408,450
Sub-Period 2 Optional	0.5	- Processing & interpretation of the 667km 2D seismic (or equivalent in 3D) acquired in the previous sub-period	40Km2	$278,450
Sub-Period 3 Optional	2	- Acquisition, processing & interpretation of 250km2 of new 3D seismic	160Km2	$1,818,667
Sub-Period 4 Optional	2	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is shallower - Geochemical analysis	All acreage except areas with discoveries	$10,418,667

Contractual and Fiscal Terms

Training Program	US $50,000 per year, per block
Area Fee	Years 1-3	$0.05/hectare
	Years 4-7	$0.10/hectare
	Year 8 forward	$0.15/hectare
Royalties	Recovery Factor	Percentage
	0 – 1.5	5%
	1.5 – 3.0	10%
	>3.0	15%
Natural Gas Royalties	Market value at production	5%
Corporate Tax	Rate no higher than 30%
Social Contribution	3% of the net profit (1.5% for each autonomous region)
Investment Protection	ICSID arbitration
	OPIC insurance

Until April 13, 2014 when we received our initial environmental approval from the Nicaraguan government, we were in the environmental phase of Sub-Period 1 for both Perlas and Tyra and the operational phase of Sub-Period 1 was suspended for both Concessions. Upon issuance of the environmental permit, the suspension was lifted and the operational phase for each Concession commenced. Thus, we have until July 11, 2016 and April 11, 2016 to meet the requirements of Sub-Period 3 for the Tyra and Perlas Concessions, respectively. Additionally, we have until July 11, 2018 and April 11, 2018 to comply with the requirements of Sub-Period 4 of the Tyra and Perlas Concessions, respectively.

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Competition

We compete in virtually all facets of our businesses with numerous other companies in the oil and gas industry, including many that have significantly greater financial and other resources. Such competitors will be able to pay more for desirable oil and gas leases and to evaluate, bid for, and purchase a greater number of properties than our financial or personnel resources permit.

Our business strategy includes highly competitive oil and natural gas exploration, development and production. We face intense competition from a large number of independent exploration and development companies as well as major oil and gas companies in a number of areas such as obtaining the capital necessary to pursue our Nicaraguan Concessions and seeking to acquire the services, equipment, labor and materials necessary to explore, operate and develop those properties. Most of our competitors have financial and technological resources substantially exceeding those available to us. We cannot be sure that we will be successful in developing and operating profitable the Concessions in the face of this competition.

Government Regulation of the Oil and Gas Industry

General

Our business is affected by numerous laws and regulations, including, among others, laws and regulations relating to energy, environment, conservation and tax. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and/or criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to Infinity, we cannot predict the overall effect of such laws and regulations on our future operations.

If we commence operations in Nicaragua we will be subject to legal and regulatory oversight by its energy-related agencies, such as the Nicaraguan Energy Institute, with respect to its energy or hydrocarbons laws. In such case, from time to time, in varying degrees, political developments and federal and state laws and regulations affect our operations in Nicaragua. In particular, price controls, taxes and other laws relating to the crude oil and natural gas industry, changes in these laws and changes in administrative regulations have affected and in the future could affect crude oil and natural gas production, operations and economics. We cannot predict how Nicaraguan agencies or courts will interpret existing laws and regulations or the effect these adoptions and interpretations may have on our business or financial condition at that point.

Our business will also be subject to laws and regulations promulgated by federal and local authorities, including the Ministry of Energy and Mines, relating to the exploration for, and the development, production and marketing of, crude oil and natural gas, as well as safety matters. Legal requirements may be frequently changed and subject to interpretation and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our future operations in Nicaragua. In such event, we may be required to make significant expenditures to comply with governmental laws and regulations.

Further, future operations in Nicaragua will be subject to complex federal and local environmental laws and regulations. The discharge of natural gas, crude oil, or other pollutants into the air, soil or water may give rise to significant liabilities on our part to government agencies and third parties and may require us to incur substantial costs of remediation. In addition, in the future we may incur costs and penalties in addressing regulatory agency procedures involving instances of possible non-compliance.

The following discussion contains summaries of certain laws and regulations and is qualified as mentioned above.

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Environmental and Land Use Regulation

Various federal, state and local laws and regulations relating to the protection of the environment affect our operations and costs. The areas affected include:

●	unit production expenses primarily related to the control and limitation of air emissions, spill prevention and the disposal of produced water;

●	capital costs to drill development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes;

●	capital costs to construct, maintain and upgrade equipment and facilities;

●	operational costs associated with ongoing compliance and monitoring activities; and

●	exit costs for operations that we are responsible for closing, including costs for dismantling and abandoning wells and remediating environmental impacts.

The environmental and land use laws and regulations affecting oil and natural gas operations have been changed frequently in the past, and in general, these changes have imposed more stringent requirements that increase operating costs and/or require capital expenditures in order to remain in compliance. Failure to comply with these requirements can result in civil and/or criminal fines and liability for non-compliance, clean-up costs and other environmental damages. It is also possible that unanticipated developments or changes in law could cause us to make environmental expenditures significantly greater than those we currently expect.

The following is a summary discussion of the framework of key environmental and land use regulations and requirements affecting oil and natural gas exploration, development, production and transportation operations.

Operating Hazards and Insurance

The oil and natural gas business involves a variety of operating risks. We were unable to maintain insurance against such potential risks and losses.

In addition, pollution and environmental risks are not insured. If a significant accident or other event occurs not covered by insurance, it could adversely affect us.

Employees

We have two employees, our CEO and CFO, whose salaries we have deferred. We also use outside contractors to perform services.

DESCRIPTION OF PROPERTY

We own a 100% interest in the Perlas Block (560,000 acres/2,268 km) and Tyra Block (826,000 acres/3,342 km) located in shallow waters offshore Nicaragua. Within 15 days of entering an exploration sub-period, we are required to provide an irrevocable guarantee (“Irrevocable Guarantee”) in favor of the Nicaraguan Ministry of Energy, payable in Nicaragua, in an amount equal to the estimated cost of such exploration sub-period, subject to an accumulated credit carry forward for the excess of work performed in the preceding exploration sub-period, as provided in the Nicaraguan Concession agreements.

Subsequent to the initial award of the Nicaraguan Concessions in 2003, we negotiated a number of key terms and conditions of an exploration and production contract covering the approximate 1.4 million acre Tyra (approximately 826,000 acres in the north) and Perlas (approximately 560,000 acres in the south) concession areas offshore Nicaragua. The contract, which was finalized in 2009, contemplates an exploration period of up to six years with four sub-phases and a production period of up to 30 additional years (with a potential five-year extension). We submitted an environmental study in 2011, which was approved in April 2013 by the Nicaraguan government which allowed us to commence our exploration activities. We have acquired new specific geological information from the acquisition of new 2-D and 3-D seismic studies during 2013 and 2014 along with the reprocessing and additional evaluation of existing 2-D seismic data over the Perlas and Tyra Concession blocks.

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The following table sets forth the gross and net acres of developed and undeveloped oil and gas leases we held as of December 31, 2014.

	Developed Acreage		Undeveloped Acreage
	Gross	Net	Gross	Net

Offshore Nicaragua	-	-	1,386,000	1,386,000
Total	-	-	1,386,000	1,386,000

LEGAL PROCEEDINGS

We are involved in litigation as follows:

●	Exterran Energy Solutions, L.P., f/k/a Hanover Compression Limited Partnership, who filed an action in the District Court of Erath County, Texas, number CV30512, on March 31, 2010 against Infinity Oil and Gas of Texas, Inc., Infinity Energy Resources, Inc., Longhorn Properties, LLC, and Forest Oil Corporation. Exterran Energy Solutions, L.P. provided certain gas compressor and related equipment pursuant to a Gas Compressor/Production Equipment Master Rental & Servicing Agreement with Infinity dated January 3, 2005 in Erath County, Texas and has claiming breach of contract for failure to pay amounts due. On October 13, 2011, a default judgment was entered against the Company in the amount of $445,521 plus interest and attorney fees. The Company has included the impacts of this litigation as liabilities in its accounts payable. The Company will seek to settle the default judgment when it has the financial resources to do so.

●	In October 2012 the State of Texas filed a lawsuit naming Infinity-Texas, the Company and the corporate officers of Infinity-Texas, seeking $30,000 of reclamation costs associated with a single well, in addition to administrative expenses and penalties. The Company has engaged in negotiations with the State of Texas in late 2012 and early 2013 and has reached a settlement agreement that would reduce the aggregate liability, in this action and any extension of this to other Texas wells, to $45,103, which amount has been paid. Certain performance obligations remain which must be satisfied in order to finally settle and dismiss the matter.

Pending satisfactory performance of the performance obligations and their acceptance by the State of Texas, the officers retain potential liability on the above matter, and the officers are held personally harmless by indemnification provisions of the Company. Therefore these liabilities, to the extent they might become actual, are the obligations of the Company. Management estimates that the liabilities associated with this matter will not exceed $780,000, calculated as $30,000 for each of the 26 Infinity-Texas operated wells. This related liability, less the payment made to the State of Texas in 2012 in the amount of $45,103, is classified as an asset retirement obligation on the balance sheets.

●	Cambrian Consultants America, Inc. (“Cambrian”) filed an action in the District Court of Harris County, Texas, number CV2014-55719, on September 26, 2014 against Infinity Energy Resources, Inc. resulting from certain professional consulting services provided for quality control and management of seismic operations during November and December 2013 on the Company’s offshore Nicaraguan Concessions. Cambrian provided these services pursuant to a Master Consulting Agreement with Infinity dated November 20, 2013 and is claiming breach of contract for failure to pay amounts due. On December 8, 2014, a default judgment was entered against the Company in the amount of $96,877 plus interest and attorney fees. The Company has included the impact of this litigation as a liability in its accounts payable. The Company will seek to settle the default judgment when it has the financial resources to do so.

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●	Torrey Hills Capital, Inc. (“Torrey”) notified the Company by letter dated August 15, 2014 of its demand for the payment of $56,000, which it alleged was unpaid and owed under a consulting agreement dated October 18, 2013. The parties entered into a consulting agreement under which Torrey agreed to provide investor relations services in exchange for payment of $7,000 per month and the issuance of 15,000 shares of common stock. The agreement was for an initial three month-term with automatic renewals unless terminated upon 30 days written notice by either party. The Company made payments totaling $14,000 and issued 15,000 shares of common stock during 2013. The Company contends that Torrey breached the agreement by not performing the required services and that it had provided proper notice of termination to Torrey. Furthermore, the Company contends that the parties agreed to settle the dispute on or around June 19, 2014 under which it would issue 28,000 shares of common stock in full settlement of any balance then owed and final termination of the agreement. Torrey disputes the Company’s contentions and has submitted the dispute to binding arbitration. The Company has accrued $49,000 in accounts payable as of March 31, 2015 and December 31, 2014, which management believes is sufficient to provide for the ultimate resolution of this dispute.

●	Timothy Berge, who filed an action in the District Court, City and County of Denver Colorado number 09CV9566, was granted a default judgment on November 8, 2010 against the Company in the amount of $304,921 plus costs. Mr. Berge provided certain geological services to Infinity Oil and Gas of Texas, Inc. and claimed breach of contract for failure to pay amounts he alleged were due. The Company was unable to defend itself in this matter due to limited financial resources even though it believes that it had meritorious defenses. On May 27, 2014 the Company settled this litigation by the issuance of 100,000 shares of common stock and the payment of $10,000 cash. The Company had previously established a provision of $304,878 related to this litigation as an accrued liability in the accompanying balance sheet. The value of the 100,000 shares of common stock and $10,000 cash paid in settlement of this litigation totaled $125,000, resulting in a gain of $179,878 which was recorded in the statement of operations for the six months ended June 30, 2014.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “intends,” and other variations of these words or comparable words. In addition, any statements that refer to expectations, projections or other characterizations of events, circumstances or trends and that do not relate to historical matters are forward-looking statements. To the extent that there are statements that are not recitations of historical fact, such statements constitute forward-looking statements that, by definition, involve risks and uncertainties. In any forward-looking statement, where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. The actual results or events may differ materially from those anticipated and as reflected in forward-looking statements included herein. Factors that may cause actual results or events to differ from those anticipated in the forward-looking statements included herein include the risk factors described below.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we do not undertake to update or revise any of the forward-looking statements to conform these statements to actual results, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of the prospectus. We believe the information contained in this prospectus to be accurate as of the date hereof. Changes may occur after that date, and we will not update that information except as required by law.

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Factors that could cause or contribute to our actual results differing materially from those discussed herein or for our stock price to be adversely affected include, but are not limited to: (i) we have a history of losses and are experiencing substantial liquidity problems; (ii) we have substantial obligations to a number of third parties, including our subordinated note in the original principal amount of $1,050,000 due in April 2016 and the $12.0 million Convertible Note due May 2018, which begins amortizing in November 2015, and there can be no assurance that we will be able to meet them; (iii) we require working capital for our operations and obligations for the next 12 months and capital to continue our exploration and development efforts on the Nicaraguan Concessions, including compliance with the letter of credit and other requirements of the Nicaraguan Concessions, and there can be no assurances we will be able to obtain it or do so on terms favorable to us; (iv) we and our independent registered public accounting firm have concluded that there exists substantial doubt about our ability to continue as a going concern; (v) our Nicaraguan Concessions and planned future exploration activities are in a country with a developing economy and are subject to the risks of political and economic instability associated with such economies; (vi) exploration and development of our Nicaraguan Concessions will require large amounts of capital or a commercial relationship with an industry operator which we may not be able to obtain; (vii) we may not have sufficient resources to conduct required seismic mapping on our Nicaraguan Concessions; (viii) the oil and gas exploration business involves a high degree of business and financial risk; (ix) we will be subject to regulations affecting our activities with the Nicaraguan Concessions; (x) our operations may be adversely affected by changes in the fiscal regime of Nicaragua; (xi) we are continuing to negotiate with our creditors and may face additional claims in the future; (xii) oil prices may be affected by regional factors; (xiii) any future production will be contingent on successful exploration, development and acquisitions to establish reserves and revenue in the future; (xv) the oil and gas industry is highly competitive; (xvi) exploratory drilling is an uncertain process with many risks; (xvii) oil and gas prices are volatile, and declines in prices would hurt our revenues and ability to achieve profitable operations; (xviii) our common stock is traded on the OTCQB, which may not have the visibility or liquidity that we seek for our common stock; (xix) we depend on key personnel; (xx) sufficient voting power by coalitions of a few of our larger stockholders to make corporate governance decisions that could have significant effect on us and the other stockholders, including Amegy Bank, NA; (xxi) sale of substantial amounts of our common stock that may have a depressive effect on the market price of the outstanding shares of our common stock; (xxii) possible issuance of common stock subject to the Series B Preferred, options and warrants may dilute the interest of stockholders; (xxiii) our ability to comply with Sarbanes-Oxley Act of 2002 Section 404 as it may be required; (xxiv) our nonpayment of dividends and lack of plans to pay dividends in the future; (xxv) future sale or issuance of a substantial number of shares of our common stock that could depress the trading price of our common stock, lower our value and make it more difficult for us to raise capital; (xxvi) our additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock; (xxvii) our stock price is likely to be highly volatile due to a number of factors, including a relatively limited public float; (xxviii) indemnification of our officers and directors; and (xxix) whether we will be able to find an industry or other financial partner to enable us to explore and develop our Nicaraguan Concessions.

The following information should be read in conjunction with the Consolidated Financial Statements and Notes presented elsewhere in prospectus. We follow the full-cost method of accounting for oil and gas properties. See “Summary of Significant Accounting Policies,” included in Note 1 to the Consolidated Financial Statements for the Years Ended December 31, 2014 and 2013.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

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For the Three Months Ended June 30, 2015 and 2014

Results of Operations

Overview

Infinity incurred a net loss applicable to common shareholders of $7,587,600, or $0.28 per share, for the three months ended June 30, 2015 compared to a net loss applicable to common shareholders of $625,070, or $0.02 per share, for the three months ended June 30, 2014. The Series A Preferred was converted to common stock on December 30, 2013 and the Series B Preferred was converted to common stock on February 28, 2014, which eliminated the 6% cumulative dividend accrued in the three months ended June 30, 2015 and 2014. The increase in losses was primarily the result of non-operating expenses incurred as a result of the issuance of the Note on May 7, 2015 and the related Warrants to purchase common stock, which were treated as derivative liabilities.

Revenue

The Company had no revenues in either 2015 or 2014. It focused solely on the exploration, development and financing of the Nicaraguan Concessions.

Production and Other Operating Expenses (income)

The Company had no production related operating expenses in either 2015 or 2014. The Company sold its investment in Infinity-Texas in July 2012, and had no developed oil and gas properties in the United States in 2015 and 2014.

The Company has no current or planned domestic exploration and development activities at this time. It is not actively working on any domestic property, focusing instead on the exploration, development and financing of the Nicaraguan Concessions.

Stock-based compensation

Stock-based compensation expenses of $42,612 for the three months ended June 30, 2015 decreased 79% from those in 2014, which were $202,005. The Company has had minimal resources to pay employees, consultants and other service providers. Therefore, it has issued stock options to compensate and motivate its officers, directors and other service providers in previous years. The Company has not granted any stock options during 2015. The significant decrease in stock-based compensation expense during 2015 compared to 2014 is attributable to the full vesting of the November 2012 stock option grant in November 2014, which eliminated the related amortization during the three months ended June 30, 2015 and lower market price of the Company’s common stock compared to the $3.00 per share exercise price on the date of the most recent stock option grant in January 2014, which is being amortized over two years. The significant decrease in the market price the common stock compared to the $3.00 per share exercise price resulted in substantially less grant date fair value of the January 2014 option grant that deceased the overall amount amortized in the three months ended June 30, 2015.

General and Administrative Expenses

General and administrative expenses of $122,310 for the three months ended June 30, 2015 decreased $77,999, or 39% from those in 2014, which were $200,309. The decrease in general and administrative expenses is attributable to an overall decrease in professional fees of $53,565 as the Company engaged in less legal activities during the three months ended June 30, 2015 compared to 2014 primarily due to the settlement of the Berge litigation in 2014 and change in stock transfer agent for cost containment purposes. Reductions in general and administrative expenses was also attributable to us attending less investor conferences or similar forums during the three months ended June 30, 2015 as compared to 2014. The closing of the senior convertible note offering in May 2015 reduced the need to incur additional costs related to capital raising and investor relations activities during 2015.

Gain on settlement of litigation

Timothy Berge, who filed an action in the District Court, City and County of Denver Colorado number 09CV9566, was granted a default judgment on November 8, 2010 against the Company in the amount of $304,921 plus costs. Mr. Berge provided certain geological services to Infinity Oil and Gas of Texas, Inc. and claimed breach of contract for failure to pay amounts he alleged were due. The Company was unable to defend itself in this matter due to limited financial resources even though it believes that it had meritorious defenses. On May 27, 2014 the Company settled this litigation by the issuance of 100,000 shares of common stock and the payment of $10,000 cash. The Company had previously established a provision of $304,878 related to this litigation as an accrued liability in the accompanying balance sheet. The value of the 100,000 shares of common stock and $10,000 cash paid in settlement of this litigation totaled $125,000 resulting in a gain of $179,877 which was recorded in the statement of operations during the three months ended June 30, 2014.

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Interest expense

Interest expense decreased from $644,736 for the three months ended June 30, 2014 to $124,221 in 2015. This significant decrease is attributable to the Company converting approximately $575,000 of its interest bearing debt to common stock during early 2015. The Company received loan proceeds of $450,000 from the Investor Note issued in May 2015, which bears interest at 8% and remained outstanding at June 30, 2015. In previous years the Company issued short-term notes payable at various dates and extended them at their maturities by paying additional compensation to the lenders chiefly in the form of warrants. The fair value of the warrants issued to the note holders at the origination and extension dates of the short-term promissory notes was recorded as a discount on the related debt. Amortization of the value of the warrants and revenue sharing interests granted to the holders resulted in a substantial increase in the overall effective borrowing costs during the three months ended June 30, 2014 compared to 2015. Discount amortization represents a non-cash expense and totaled $77,052 and $593,461 of total interest expense recognized in the three months ended June 30, 2015 and 2014, respectively.

The Company’s current financial condition has made traditional bank loans and customary financing terms unattainable; therefore, the Company may find it necessary to continue with these types of short-term borrowings with high effective interest rates.

Senior Secured Convertible Note Issuance Costs

On May 7, 2015, we completed a Private Placement of a $12.0 million principal amount Note and Warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value. We elected to account for and record the Note payable on a fair value basis. Accordingly, all related debt issuance expenses which totaled $1,302,629 (including $1,071,201 representing the value of the warrant issued to placement agent and $231,428 of other fees and expenses) was charged to non-operating expenses in May 2015.

Change in Fair Value of Secured Convertible Note

On May 7, 2015, we completed a Private Placement of a $12.0 million principal amount Note and Warrant to purchase 18,000,000 shares of our common stock, $0.0001 par value. We elected to account for and record the senior convertible note payable on a fair value basis. We received $450,000 of proceeds from the Note at the date of issuance and the fair market value of the Note was estimated to be $682,400 as of the issuance date and $618,100 at June 30, 2015. The net $168,100 change in fair market value of the Note is included in change in fair value of secured notes payable in the accompanying statement of operations for the three months ended June 30, 2015.

Issuance of Warrant Derivative in Connection with Secured Convertible Note

On May 7, 2015, we completed a Private Placement of a $12.0 million principal amount Note and Warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value. The warrant agreement contains various provisions that grant the holder ratchet and anti-dilution rights. Consequently, the Warrant is required to be treated on a liability basis at its estimated fair value and classified as a derivative liability in the accompanying financial statements. We recorded its origination date estimated fair value at $8,034,007 as a non-operating expense in the three months ended June 30, 2015.

Change in Derivative Fair Value

The conversion feature of the promissory notes and the common stock purchase warrants issued in connection with short-term notes and the Note during 2015 and 2014 are treated as derivative instruments because the promissory notes and warrants contain ratchet and anti-dilution provisions. Accordingly, we adjusted the value of the outstanding derivative liabilities to fair value as of June 30, 2015 and 2014. The mark-to-market process resulted in a gain of $2,202,839 during the three months ended June 30, 2015 and a gain of $242,103 during the three months ended June 30, 2014. The increase in the gain is primarily the result of the derivative warrant liabilities issued in connection with the Note on May 7, 2015 and the reduction in the Company’s closing market price of its common stock between the May 7, 2015 ($0.50 per share) issuance date and June 30, 2015 ($0.41 per share).

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Other income

Other income increased from $-0- in for the three months ended June 30, 2014 to $3,440 in 2015. Other income in 2015 is primarily related to derecognition of certain liabilities due to the expiration of the statute of limitations on collection of obligations of the Company.

Income Tax

For income tax purposes, the Company has net operating loss carry-forwards of approximately $57,675,000 as of December 31, 2014, which expire from 2025 through 2029. The Company has provided a 100% valuation allowance against the resulting deferred tax asset due to the uncertainty of realizing the tax benefits from its net operating loss carry-forwards.

For the three months ended June 30, 2015, the Company realized net losses. The Company anticipates operating losses and additional tax losses for the foreseeable future and does not believe that utilization of its tax loss carryforward is more likely than not. Therefore, because of the uncertainty as to the ultimate utilization of the Company’s loss carryforward, any deferred tax asset at June 30, 2015 that resulted from anticipated benefit from future utilization of such carryforward has been fully offset by a valuation allowance.

Net loss

As a result of the above, we reported a net loss of $7,587,600 and $625,070 for the three months ended June 30, 2015 and 2014, respectively, a deterioration of $6,962,530 (1,114%).

Loss applicable to common shareholders

The Company issued Series A Preferred and Series B Preferred effective April 13, 2012. The Series A Preferred was converted to common stock on December 30, 2013 and the Series B Preferred was converted to common stock on February 28, 2014, accordingly there was no 6% cumulative dividend accrued in the three months ended June 30, 2015 or 2014.

Basic and Diluted Loss per Share

Basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of common and common equivalent shares outstanding during the period. Common share equivalents included in the diluted computation represent shares issuable upon assumed exercise of stock options and warrants using the treasury stock and “if converted” method. For periods in which net losses from continuing operations are incurred, weighted average shares outstanding is the same for basic and diluted loss per share calculations, as the inclusion of common share equivalents would have an anti - dilutive effect.

The basic and diluted loss per share was $0.28 and $0.02 for the three months ended June 30, 2015 and 2014, respectively, for the reasons previously noted. All outstanding stock options were considered antidilutive and therefore excluded from the calculation of diluted loss per share for the three months ended June 30, 2015 and 2014 because of the net loss reported for each period. Potential common shares as of June 30, 2015 that have been excluded from the computation of diluted net loss per share amounted to 28,562,210 shares, which included 24,387,710 outstanding warrants and 4,174,500 outstanding stock options.

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For the Six Months Ended June 30, 2015 and 2014

Results of Operations

Overview

Infinity incurred a net loss applicable to common shareholders of $7,888,628, or $0.30 per share, for the six months ended June 30, 2015 compared to a net loss applicable to common shareholders of $2,540,359, or $0.10 per share, for the six months ended June 30, 2014. The Company issued Series A Preferred and Series B Preferred effective April 13, 2012. The 6% cumulative dividend accrued as well as the accretion in the value ascribed to the Series A Preferred and Series B Preferred (which represents value attributable to holders of the Series A Preferred and Series B Preferred rather than common stock) affects the Company’s net income (loss) by $-0- and $(25,527) to arrive at net loss applicable to common shareholders for the six months ended June 30, 2015 and 2014, respectively. The Series A Preferred was converted to common stock on December 30, 2013 and the Series B Preferred was converted to common stock on February 28, 2014, which eliminated the 6% cumulative dividend accrued in 2015 compared to 2014.

Revenue

The Company had no revenues in either 2015 or 2014. It focused solely on the exploration, development and financing of the Nicaraguan Concessions.

Production and Other Operating Expenses (income)

The Company had no production related operating expenses in either 2015 or 2014. The Company sold its investment in Infinity-Texas in July 2012, and had no developed oil and gas properties in the United States in 2015 and 2014.

The Company has no current or planned domestic exploration and development activities at this time. It is not actively working on any domestic property, focusing instead on the exploration, development and financing of the Nicaraguan Concessions.

Stock-based compensation

Stock-based compensation expenses of $100,972 for the six months ended June 30, 2015 decreased 87% from those in 2014, which were $761,967. The Company has had minimal resources to pay employees, consultants and other service providers. Therefore, it has issued stock options to compensate and motivate its officers, directors and other service providers in previous years. The Company has not granted any stock options during 2015. The significant decrease in stock-based compensation expense during 2015 compared to 2014 is attributable to the full vesting of the November 2012 stock option grant in November 2014, which eliminated the related amortization during the six months ended June 30, 2015 and lower market price of the Company’s common stock compared to the $3.00 per share exercise price on the date of the most recent stock option grant in January 2014, which is being amortized over two years. The significant decrease in the market price the common stock compared to the $3.00 per share exercise price resulted in substantially less grant date fair value of the January 2014 option grant that deceased the overall amount amortized in the six months ended June 30, 2015.

General and Administrative Expenses

General and administrative expenses of $228,179 for the six months ended June 30, 2015 decreased $113,504, or 33% from those in 2014, which were $341,683. The decrease in general and administrative expenses is attributable to an overall decrease in professional fees of $12,624 as the Company engaged in less legal activities during the six months ended June 30, 2015 compared to 2014 primarily due to the settlement of the Berge litigation in 2014 and the change in stock transfer agent for cost containment purposes. Reductions in general and administrative expenses was also attributable to us attending less investor conferences or similar forums during the six months ended June 30, 2015 as compared to 2014. The closing of the Private Placement in May 2015 reduced the need to incur additional costs related to capital raising and investor relations activities during the first half of 2015.

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Gain on settlement of litigation

Timothy Berge, who filed an action in the District Court, City and County of Denver Colorado number 09CV9566, was granted a default judgment on November 8, 2010 against the Company in the amount of $304,921 plus costs. Mr. Berge provided certain geological services to Infinity Oil and Gas of Texas, Inc. and claimed breach of contract for failure to pay amounts he alleged were due. The Company was unable to defend itself in this matter due to limited financial resources even though it believes that it had meritorious defenses. On May 27, 2014 the Company settled this litigation by the issuance of 100,000 shares of common stock and the payment of $10,000 cash. The Company had previously established a provision of $304,878 related to this litigation as an accrued liability in the accompanying balance sheet. The value of the 100,000 shares of common stock and $10,000 cash paid in settlement of this litigation totaled $125,000 resulting in a gain of $179,877 which was recorded in the statement of operations during the six months ended June 30, 2014.

Interest expense

Interest expense decreased from $1,890,871 for the six months ended June 30, 2014 to $697,304 in 2015. This significant decrease is attributable to the Company converting approximately $575,000 of its interest bearing debt to common stock during early 2015. The Company received loan proceeds of $450,000 from the Investor Note issued in May 2015, which bears interest at 8% and remained outstanding at June 30, 2015. In previous years the Company issued short-term notes payable at various dates and extended them at their maturities by paying additional compensation to the lenders chiefly in the form of warrants. The fair value of the warrants issued to the note holders at the origination and extension dates of the short-term promissory notes was recorded as a discount on the related debt. Amortization of the value of the warrants and revenue sharing interests granted to the holders resulted in a substantial increase in the overall effective borrowing costs during the six months ended June 30, 2014 compared to 2015. Discount amortization represents a non-cash expense and totaled $600,836 and $1,780,851 of total interest expense recognized in the six months ended June 30, 2015 and 2014, respectively.

The Company’s current financial condition has made traditional bank loans and customary financing terms unattainable; therefore, the Company may find it necessary to continue with these types of short-term borrowings with high effective interest rates.

Senior Secured Convertible Note Issuance Costs

On May 7, 2015, we completed a Private Placement of a $12.0 million principal amount Note and Warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value. We elected to account for and record the Note on a fair value basis. Accordingly, all related debt issuance expenses which totaled $1,302,629 (including $1,071,201 representing the value of the warrant issued to placement agent and $231,428 of other fees and expenses) was charged to non-operating expenses in May 2015.

Change in Fair Value of Secured Convertible Note

On May 7, 2015, we completed a Private Placement of a $12.0 million principal amount Note and Warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value. We elected to account for and record the Note on a fair value basis. The Company received $450,000 of proceeds at the date of issuance and the fair market value of the Note was estimated to be $682,400 as of the issuance date and $618,100 at June 30, 2015. The net $168,100 change in fair market value of the Note is included in change in fair value of secured notes payable in the accompanying statement of operations for the six months ended June 30, 2015.

Issuance of Warrant Derivative in Connection with Secured Convertible Note

On May 7, 2015, we completed a Private Placement of a $12.0 million principal amount Note and Warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value. The warrant agreement contains various provisions that grant the holder ratchet and anti-dilution rights. Consequently, the Warrant is required to be treated on a liability basis at its estimated fair value and classified as a derivative liability in the accompanying financial statements. We recorded its origination date estimated fair value at $8,034,007 as a non-operating expense in the six months ended June 30, 2015.

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Change in Derivative Fair Value

The conversion feature of the promissory notes and the common stock purchase warrants issued in connection with short-term notes and the secured convertible note during 2015 and 2014 are treated as derivative instruments because the promissory notes and warrants contain ratchet and anti-dilution provisions. Accordingly, we adjusted the value of the outstanding derivative liabilities to fair value as of June 30, 2015 and 2014. The mark-to-market process resulted in a gain of $2,468,106 during the six months ended June 30, 2015 and a gain of $226,977 during the six months ended June 30, 2014. The increase in the gain is primarily the result of the derivative warrant liabilities issued in connection with the Note on May 7, 2015 and the reduction in the Company’s closing market price of its common stock between the May 7, 2015 ($0.50 per share) issuance date and June 30, 2015 ($0.41 per share).

Other income

Other income increased from $72,835 in for the six months ended June 30, 2014 to $174,457 in 2015. Other income in both 2015 and 2014 is primarily related to derecognition of certain liabilities due to the expiration of the statute of limitations on collection of obligations of the Company.

Income Tax

For income tax purposes, the Company has net operating loss carry-forwards of approximately $57,675,000 as of December 31, 2014, which expire from 2025 through 2029. The Company has provided a 100% valuation allowance against the resulting deferred tax asset due to the uncertainty of realizing the tax benefits from its net operating loss carry-forwards.

For the six months ended June 30, 2015, the Company realized net losses. The Company anticipates operating losses and additional tax losses for the foreseeable future and does not believe that utilization of its tax loss carryforward is more likely than not. Therefore, because of the uncertainty as to the ultimate utilization of the Company’s loss carryforward, any deferred tax asset at June 30, 2015 that resulted from anticipated benefit from future utilization of such carryforward has been fully offset by a valuation allowance.

Net loss

As a result of the above, we reported a net loss of $7,888,628 and $2,514,832 for the six months ended June 30, 2015 and 2014, respectively, a deterioration of $5,373,796 (214%).

Loss applicable to common shareholders

The Company issued Series A Preferred and Series B Preferred effective April 13, 2012. The 6% cumulative dividend accrued as well as the accretion in the value ascribed to the Series A Preferred and Series B Preferred (which represents value attributable to holders of the Series A Preferred and Series B Preferred rather than common stock) affects the Company’s net loss by $-0- and $25,527 to arrive at net loss applicable to common shareholders for the six months ended June 30, 2015 and 2014, respectively. The Series A Preferred was converted to common stock on December 30, 2013 and the Series B Preferred was converted to common stock on February 28, 2014, which reduced the amount of the 6% cumulative dividend accrued in 2015 compared to 2014.

Basic and Diluted Loss per Share

Basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of common and common equivalent shares outstanding during the period. Common share equivalents included in the diluted computation represent shares issuable upon assumed exercise of stock options and warrants using the treasury stock and “if converted” method. For periods in which net losses from continuing operations are incurred, weighted average shares outstanding is the same for basic and diluted loss per share calculations, as the inclusion of common share equivalents would have an anti-dilutive effect.

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The basic and diluted loss per share was $0.30 and $0.10 for the six months ended June 30, 2015 and 2014, respectively, for the reasons previously noted. All outstanding stock options were considered antidilutive and therefore excluded from the calculation of diluted loss per share for the six months ended June 30, 2015 and 2014 because of the net loss reported for each period. Potential common shares as of June 30, 2015 that have been excluded from the computation of diluted net loss per share amounted to 28,562,210 shares, which included 24,387,710 outstanding warrants and 4,174,500 outstanding stock options.

For the Years Ended December 31, 2014 and 2013

Results of Operations

Overview

We incurred a net loss applicable to common shareholders of $3,707,052, or $0.15 per share, for the year ended December 31, 2014 compared to a net loss applicable to common shareholders of $5,587,909, or $0.26 per share, for the year ended December 31, 2013. We issued Series A Preferred and Series B Preferred effective April 13, 2012. The 6% cumulative dividend accrued as well as the accretion in the value ascribed to the Series A Preferred and Series B Preferred (which represents value attributable to holders of the Series A Preferred and Series B Preferred rather than common stock) affects the our net income (loss) by $(25,527) and $(3,161,043) to arrive at net loss applicable to common shareholders for the years ended December 31, 2014 and 2013, respectively. The Series A Preferred was converted to common stock on December 30, 2013 and the Series B Preferred was converted to common stock on February 28, 2014, which reduced the amount of the 6% cumulative dividend accrued as well as the accretion in the liquidation value in 2014 compared to 2013.

Revenue

We had had no revenues in either 2014 or 2013. We focused solely on the exploration, development and financing of the Nicaraguan Concessions.

Stock-based compensation

Stock-based compensation expenses of $1,087,103 for the year ended December 31, 2014 decreased 33% from those in 2013, which were $1,631,098. We had minimal resources to pay employees, consultants and other service providers. Therefore, we have issued stock options to compensate and motivate our officers, directors and other service providers. During the year ended December 31, 2014, we granted options exercisable to purchase 900,000 shares at an exercise price of $3.00 per share and a term of ten years. A total of 300,000 shares vested immediately, while the remaining 600,000 shares vest at a rate of 300,000 shares for each of the two years thereafter. During the year ended December 31, 2014, we granted options exercisable to purchase 900,000 shares at an exercise price of $3.00 share and a term of ten years. We granted options exercisable to purchase 1,250,000 shares in November 2012 at an exercise price of $3.00 share and a term of nine years, which shares were partially amortized during 2014 and 2013. The options granted in 2012 vested one-third immediately, and one-third on the first and second anniversary of the award (November 2013 and 2014). The significant decrease in stock-based compensation expense during 2013 compared to 2012 is attributable to significantly lower market price of our common stock compared to the $3.00 per share exercise price on the date of grant in January 2014. The significant decrease in the market price the common stock compared to the $3.00 per share exercise price resulted in substantially less grant date fair value of the January 2014 option grant compared to the 2013 and November 2012 option grants that were partially amortized in 2014.

General and Administrative Expenses

General and administrative expenses of $734,702 for the year ended December 31, 2014 decreased $82,497, or 10% from those in 2013, which were $817,199. The decrease in general and administrative expenses is attributable to a decrease of $109,273 in general and administrative expenses related to its Nicaraguan Concessions chiefly because legal fees declined in 2014 compared to 2013. Legal fees attributable to the Nicaraguan Concessions decreased in 2014 compared to 2013 after the Environmental Impact Assessment was accepted by the Nicaraguan government in April 2013, which reduced our need for legal representation in Nicaragua. Reductions in general and administrative expenses related to our Nicaraguan Concessions during 2014 were partially offset by increases in expenses associated with seeking new capital by attending investor conferences or similar forums.

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Gain on sale of undeveloped leases

We sold undeveloped acreage under leases in Colorado during 2014 and 2013, which resulted in the gain on sale of asset totaling $10,000 and $68,640, respectively. We held no remaining domestic proved or unproved oil and gas properties as of December 31, 2014.

Gain on settlement of litigation

We settled litigation with Timothy Berge on May 27, 2014 by the issuance of 100,000 shares of common stock and the payment of $10,000 cash. We had previously established a provision of $304,878 related to this litigation as an accrued liability representing the amount of the default judgment granted on November 8, 2010 against us. The value of the 100,000 shares of common stock and $10,000 cash paid in settlement of this litigation totaled $125,000, resulting in a gain of $179,878.

Interest expense

Interest expense increased from $832,651 for the year ended December 31, 2013 to $3,498,808 in 2014. This significant increase is attributable to our financing our activities in 2013 and 2014 by the issuance of short-term promissory notes bearing interest at 8% per annum together with warrants exercisable to purchase common stock. We were unable to raise long-term capital in 2014 to pay off the short-term promissory notes on their respective maturity dates. We were able to negotiate extensions of the maturity dates on these notes generally by issuing additional warrants exercisable to purchase shares of common stock and, in one case, granting a revenue sharing interest in our Nicaraguan Concessions. The fair value of the warrants and revenue sharing interests issued to the holders at the origination date and extension date of the short-term promissory notes was recorded as a discount on the related debt. Amortization of the warrants and revenue sharing interests granted to the holders resulted in a substantial increase in the overall effective borrowing costs. Discount amortization represents a non-cash expense and totaled $3,317,672 and $776,421 of total interest expense recognized in the years ended December 31, 2014 and 2013, respectively. Our current financial condition has made traditional bank loans and customary financing terms unattainable; therefore, we may find it necessary to continue with these types of short-term borrowings with high effective interest rates.

Change in Derivative Fair Value

The conversion feature of the promissory notes and the common stock purchase warrants issued in connection with such short-term notes during 2014 and 2013 are treated as derivative instruments because the promissory notes and warrants contain ratchet and anti-dilution provisions. Accordingly, we adjusted the value of the outstanding derivative liabilities to fair value as of December 31, 2014 and 2013. The mark-to-market process resulted in a gain of $1,376,311 during the year ended December 31, 2014 and a loss of $75,017 during the year ended December 31, 2013. The gain recognized in 2014 is attributable to the significant reduction in the market value of our common stock experienced during 2014. The closing market price of our common stock was $0.55 per share at December 31, 2014 compared to $1.39 per share as of December 31, 2013.

Loss on Conversion of Note

During the year ended December 31, 2013, we conducted a private placement of our common stock in which we sold 556,250 units, each consisting of one share of common stock and one half of a common stock purchase warrant at a price of $1.60 per unit, for total proceeds of $890,000. One holder of a promissory note issued by us in February 2013 participated in the private placement and converted the principal amount of $125,000 plus accrued interest into 79,170 units. As a result of the conversion, we recognized a loss on conversion of $11,085 during the year ended December 31, 2013. The common stock purchase warrants provide for an exercise price of $2.50 per share, are immediately exercisable and have a term of five years.

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Other income

Other income decreased from $218,543 in for the year ended December 31, 2013 to $72,900 in 2014. Other income in both 2014 and 2013 primarily related to derecognition of certain liabilities due to the expiration of the statute of limitations on collection of certain of our obligations.

Income Tax

For income tax purposes, we have net operating loss carry-forwards of approximately $57,675,000, which expire from 2025 through 2029. We have provided a 100% valuation allowance against the resulting deferred tax asset due to the uncertainty of realizing the tax benefits from its net operating loss carry-forwards.

We appealed an assessment of Kansas corporate income tax that had been issued by the Department of Revenue for the tax year ended December 31, 2006 in the amount of approximately $653,000, which was accrued for in the consolidated balance sheet. On July 30, 2013, the Kansas Department of Revenue issued a letter to us advising us that we no longer owed any corporate income tax to the State of Kansas and released the Company from the payment of such taxes. Consequently, the related accrual was reversed and an income tax benefit of $653,000 was recorded for the year ended December 31, 2013.

For the year ended December 31, 2014, we realized net losses. We anticipate operating losses and additional tax losses for the foreseeable future and do not believe that the utilization of our tax loss carryforward is more likely than not. Therefore, because of the uncertainty as to the ultimate utilization of our loss carryforward, any deferred tax asset at December 31, 2014 that resulted from anticipated benefit from future utilization of such carryforward has been fully offset by a valuation allowance.

Net loss

As a result of the above, we reported a net loss of $3,681,525 and $2,426,866 for the years ended December 31, 2014 and 2013, respectively, a deterioration of $1,254,659 (52%).

Loss applicable to common shareholders

We issued Series A Preferred and Series B Preferred effective April 13, 2012. The 6% cumulative dividend accrued as well as the accretion in the value ascribed to the Series A Preferred and Series B Preferred (which represents value attributable to holders of the Series A Preferred and Series B Preferred rather than common stock) affects our net loss by $25,527 and $3,161,043 to arrive at net loss applicable to common shareholders for the years ended December 31, 2014 and 2013, respectively. The Series A Preferred was converted to common stock on December 30, 2013 and the Series B Preferred was converted to common stock on February 28, 2014, which reduced the amount of the 6% cumulative dividend accrued as well as the accretion in the liquidation value in 2014 compared to 2013.

The Series A Preferred and Series B Preferred had a preference over common shareholders and therefore such amounts have been deducted from net loss to report loss applicable to common shareholders of $3,707,052 and $5,587,909 for the years ended December 31, 2014 and 2013, respectively.

Basic and Diluted Loss per Share

Basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of common and common equivalent shares outstanding during the period. Common share equivalents included in the diluted computation represent shares issuable upon assumed exercise of stock options and warrants using the treasury stock and “if converted” method. For periods in which net losses from continuing operations are incurred, weighted average shares outstanding is the same for basic and diluted loss per share calculations, as the inclusion of common share equivalents would have an anti-dilutive effect.

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The basic and diluted loss per share was $0.15 and $0.26 for the years ended December 31, 2014 and 2013, respectively, for the reasons previously noted. All outstanding stock options were considered antidilutive and therefore excluded from the calculation of diluted loss per share for the years ended December 31, 2014 and 2013 because of the net loss reported for each period. Potential common shares as of December 31, 2014 that have been excluded from the computation of diluted net loss per share amounted to 7,867,210 shares, which included 3,662,710 outstanding warrants and 4,204,500 outstanding stock options.

Liquidity and Capital Resources; Going Concern

We have had a history of losses. We financed our operations primarily through a line of credit with Amegy and Offshore through February 28, 2012, when we entered into definitive agreements with Amegy and Off-Shore relating to outstanding debt and other obligations we owed to them. Effective April 13, 2012, we issued shares of common stock and Series A Preferred and Series B Preferred stock in satisfaction of all the outstanding Amegy and Off-Shore debt, related accrued interest and other fees, and the Amegy Warrant. Although the conversion of Amegy and Offshore debt to equity in 2012 relieved us of a considerable portion of our current liabilities, we continue to have a significant working capital deficit and to experience substantial liquidity issues. Amegy exchanged all of its shares of Series A Preferred, including accrued and unpaid dividends, for shares of common stock as of December 30, 2013 and Offshore converted all of its shares of Series B Preferred, including accrued and unpaid dividends, into shares of common stock on February 28, 2014.

During 2012 we borrowed $250,000 under a short-term credit facility with a related party. We issued an interest-bearing note and common stock purchase warrants in connection with the facility. During 2013 the Company borrowed approximately $1,825,000 on a short-term basis by issuing various subordinated promissory notes with detachable warrants to purchase common shares. The fair value of the warrants resulted in a substantial increase in the overall effective borrowing costs. We used the proceeds of these notes to repay previously issued notes, including the foregoing related party note, to meet obligations and conduct seismic mapping related to our Nicaraguan Concessions and to provide working capital.

During 2013 we borrowed approximately $1,825,000 on a short-term basis by issuing various subordinated promissory notes with detachable warrants to purchase common shares. The fair value of the warrants resulted in a substantial increase in the overall effective borrowing costs. We used the proceeds of these notes to repay previously issued notes, including the related party note, to meet obligations and conduct seismic mapping related to our Nicaraguan Concessions and to provide working capital.

In April 2013, we conducted a private placement of units composed of common stock and warrants under which we raised $890,000 in proceeds and exchanged $125,000 principal amount of an outstanding note plus accrued interest for units. We used part of these proceeds to retire notes issued earlier in 2013.

We were unable to raise long-term capital in 2014 to pay off the majority of the outstanding short-term promissory notes on their respective maturity dates. We were able to negotiate extensions of the maturity dates on these short-term promissory notes by issuing additional warrants exercisable to purchase shares of common stock and, in one case, granting a revenue sharing interest in our Nicaraguan Concessions. See “Recent Issuances of Unregistered Securities.”

In the first quarter 2015, we were able to increase our line-of-credit to a maximum of $100,000, which provided us some liquidity, but were unable to obtain other sources of capital. On February 28, 2015, the short-term note holders of maturing debt exercised their right to convert principal balances totaling $475,000 and accrued interest totaling $28,630 into 1,007,260 shares of common stock at an exchange rate of $0.50 per share. In addition on March 31, 2015, the lender who provides the line-of-credit facility converted a partial principal balance totaling $50,000 into 100,000 shares of common stock at a price of $0.50 per share. These debt to equity conversions helped to reduce our near term cash needs.

In July 2015, the Company issued two promissory notes for total cash proceeds of $85,000. The promissory notes have maturity dates in October 2015. In connection with the notes, the Company issued warrants exercisable to purchase 85,000 shares of common stock at an exercise price of $0.56 per share. The warrants are immediately exercisable and terminate five years from their dates of issuance.

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On December 27, 2013 the Company borrowed $1,050,000 under the December 2013 Note, which is an unsecured credit facility with a private, third-party lender. Effective April 7, 2015 the Company and the lender agreed to extend the maturity date of the December 2013 Note from April 7, 2015 to the earlier of (i) April 7, 2016 or (ii) the payment in full of the Investor Note issued in the May 2015 Private Placement in the principal amount of $9,550,000 (the “New Maturity Date”). All other terms of the Note remain the same.

The December 2013 Note may be prepaid without penalty at any time. The December 2013 Note is subordinated to all existing and future senior indebtedness, as such terms are defined in the December 2013 Note.

On May 7, 2015 the Company completed the May 2015 Private Placement of $12.0 million principal amount Note and a Warrant to purchase 18,000,000 shares of the Company’s common stock with an institutional investor. At the closing of the May 2015 Private Placement, the investor acquired the Note by paying $450,000 in cash and issuing the Investor Note, secured by cash, with a principal amount of $9,550,000. Assuming all amounts payable to the Company under the Investor Note are paid, the May 2015 Private Placement will result in gross proceeds of $10.0 million before placement agent fees and other expenses associated with the transaction, subject to the satisfaction of certain conditions. The Company used the initial proceeds from the closing to retire certain outstanding obligations, including the 2015 area and training fees of approximately $155,000 owed to the Nicaraguan government relating to its Nicaragua Concessions, and to provide additional working capital.

The Company will receive the remaining cash proceeds upon each voluntary or mandatory prepayment of the Investor Note. The investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part

The Note matures on the three-year anniversary of its issuance, bears interest at 8% per annum, and is convertible at any time at the option of the holder into shares of the Company’s common stock at $0.50 per share (the “Conversion Price”). As a part of the May 2015 Private Placement, the Company issued a Warrant to the investor giving it the right to purchase up to an aggregate of 18,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The Warrant is exercisable commencing six months from the date of issuance for a period of seven years from the date of issuance.

The investor has no right to convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in the investor being the beneficial owner of in excess of 9.99% of the Company’s common stock. The Note ranks senior to the Company’s existing and future indebtedness and is secured by all of the assets of the Company, excluding the Nicaraguan Concessions.

We are negotiating the renewal and/or adjustment of the required letters of credit with the Nicaraguan Government. Further, we intend to seek a waiver of the 3-D seismic mapping requirement because we do not believe it will be effective in providing additional information due the supplemental water depth and other factors. We plan to prepare the necessary information to submit to the EIA in order to obtain the necessary authorizations to drill up to five locations in the Concessions. There can be no assurance that we will be successful any of the foregoing regards. Except for the foregoing items, we believe we are in full compliance with the terms of the Nicaraguan Concessions agreements.

WestPark Capital acted as placement agent for the Company in the transaction and received a fee of 6% of cash proceeds, or $600,000, if and when the Company receives the full cash proceeds. It received $27,000 of such amount at the closing. The Company also issued WestPark a warrant exercisable to purchase 2,400,000 shares of common stock at a price of $0.50 per share. The warrant is exercisable commencing six months from the date of issuance for a period of seven years from the date of issuance.

As of June 30, 2015, we owed $61,225 on our line-of-credit, which is due in August 2015 and the December 2013 Note in the principal amount of $1,000,000 that is due on the earlier of (i) April 7, 2016 or (ii) the payment in full of the Investor Note issued in the May 2015 Private Placement in the principal amount of $9,550,000. We intend to seek additional short-term debt financings to provide the funds necessary to pay-off the line-of-credit when it comes due and to provide working capital to fund normal operations, although we can provide no assurances that we will be successful in this regard. Our current financial condition has made traditional bank loans and normal financing terms unattainable; therefore, we may find it necessary to continue with these types of short-term borrowings with high effective interest rates.

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The Company is in Sub-Period 3 of the exploration phase of the 30-year Concession for both Perlas and Tyra as of June 30, 2015. Sub-Period 3 of the Nicaraguan Concessions requires the drilling of at least one exploratory well on the Perlas Block during 2016 and the shooting of additional seismic on the Tyra Block. The Company is in process of identifying at least one potential drilling site on the Perlas Block as required in Sub-Period 3 and will have to perform supplemental EIA work prior to requesting and receiving the permit to drill from the Nicaraguan government. The work plan on the Tyra block for Sub-Period 3 requires the Company to shoot additional seismic , which is estimated to cost approximately $2,500,000 prior to the commencement of exploratory drilling. The Company is negotiating with the Nicaraguan government to seek a waiver of the additional seismic mapping on the Tyra Block so that it can proceed with exploratory drilling. There can be no assurance whether it will be able to obtain a waiver of the requirement.

In accordance with the Nicaraguan Concession agreements, the Company has previously provided the Ministry of Energy with the required letters of credit in the amounts of $443,100 for Perlas (expired March 2014) and $408,450 for Tyra (expired September 2014). The Company has also made all required expenditures related to the Nicaraguan Concessions for training programs and as “area fees,” for each respective year for 2010 through 2015. In accordance with the Nicaraguan Concession agreements, the Company must provide the Ministry of Energy with the required letters of credit in the amounts which total $1,356,227 for the Perlas block and $278,450 for the Tyra block for exploration requirements on the leases as required by the Nicaraguan Concessions, to replace the expired letters of credit. The minimum cash requirements to maintain and comply with the minimum work program as defined in the Nicaraguan Concessions for the next twelve month period will be approximately $5,500,000 for the Perlas Block which includes all costs to prepare for and drill the initial exploratory well, and $280,000 for the Tyra Block, assuming the waiver is granted regarding the seismic mapping. If such waiver is not granted, the Company estimates it will require approximately $2,500,000 for the seismic mapping. Finally, the Company estimates it will need approximately $ 3 00,000 to prepare and submit an environmental supplement to the Nicaraguan government to identify and receive authorization to drill up to five wells in the Concessions.

The Company has identified multiple sites for exploratory drilling and is planning the initial exploratory wells in order to determine the existence of commercial hydrocarbon reserves, subject to receipt from the Nicaraguan government of authorizations for the drilling of up to five wells. In order to meet its obligations under the Perlas Block of the Nicaraguan Concession, the Company has until approximately May 2016 to drill its initial exploratory well or risk being in default and losing its rights under the Nicaraguan Concessions.

The Company must successfully comply with the restrictions related to the Note in order to release the remaining $9.45 million in funding under the Investor Note or it must raise substantial amounts of debt and equity capital in the immediate future in order to fund: (1) the required letters of credit to the Nicaraguan Government; (2) fund approximately $300,000 to prepare and submit an environmental supplement to the Nicaraguan government to identify and receive authorization to drill up to five wells in the Concessions; (3) the drilling of at least one exploratory well on the Perlas Block of the Nicaraguan Concessions during 2016; (4) the shooting of additional seismic on the Tyra Block of the Nicaraguan Concessions if it is unable to negotiate a waiver of such requirement form the Nicaraguan government; (5) the payment of normal day-to-day operations and corporate overhead; and (6) payment of outstanding debt and financial obligations as they become due. These are substantial operational and financial issues that must be successfully mitigated during 2015 or the Company’s ability to satisfy the conditions necessary to maintain its Nicaragua Concessions will be in significant doubt. The Company is actively seeking new outside sources of debt and equity capital in order fund the substantial needs enumerated above, however, there can be no assurance that it will be able to obtain such capital or obtain it on favorable terms or within the timeframe necessary to cure the technical defaults existing on the Nicaraguan Concessions or to meet its ongoing requirements to drill the exploratory wells.

In addition to the minimum cash requirements related to the Nicaraguan Concessions, we estimate that we will require approximately $330,000 of working capital to maintain corporate operations for the next 12 months, but not including approximately $1,000,000 principal amount of a short-term promissory note due in April 2016, plus accrued interest and the $61,225 currently outstanding under a revolving line of credit due August 2015. We owe $4,945,000 in trade payables related to seismic activities already performed (in December 2013) but not yet paid; however, we believe such party has agreed to extend the time for payment of this obligation to until such time as we begin drilling operations on the Nicaraguan Concessions. We also owe other obligations to third parties as noted on our noted on our balance sheet, which intend to pay, negotiate and settle when we begin drilling operations, although there is no assurance that will be able negotiate settlements with venders or avoid collection activities.

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We plan to raise long-term capital to satisfy the foregoing needs through an offering of our equity or debt securities and/or through a commercial relationship with other industry operators, which may involve the granting of revenue or other interests in the Nicaraguan Concessions in exchange for cash and a carried interest in exploration and development operations or the creation of a joint venture or other strategic partnership. There can be no assurance that we will obtain such funding or obtain it on terms acceptable to us. Further, if we cannot meet our obligations respecting the Nicaraguan Concessions, we may lose our rights to them.

Due to the uncertainties related to these matters, there exists substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. We believe certain critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements. Our significant accounting policies are summarized in the notes to our consolidated financial statements included in Item 8, “Financial Statements”, of this annual report.

The application of our accounting policies regarding full cost accounting for oil and gas properties (Note 8), accounting for the issuance and valuation of derivative liabilities (Note 6 and 7), accounting for deferred tax assets (Note 9) and estimates involving our stock-based compensation, are considered critical to four accounting estimates made in 2014 and 2013 (Note 5).

Oil and Gas Properties - The Company follows the full cost method of accounting for exploration and development activities and capitalizes direct costs, overhead costs and interest related to such activities. All of the Company’s investment in such costs at December 31, 2014 and 2013 relate to unproved properties that relate to the Nicaraguan Concessions. Management must assess at least annually to ascertain whether impairment of the recorded values has occurred, which involves evaluation of estimates of lease terms for the properties; geographic and geologic data obtained, and estimated future net revenues. For the Nicaraguan Concessions this involves considering terms of the Concessions, status of ongoing environmental study, evaluation of seismic data, and plans to seek industry participation in future exploration and development.

Derivative liabilities - The estimated fair value of the Company’s derivative liabilities, all of which are related to the conversion features and detachable warrants issued in connection with notes payable, were estimated using a closed-ended option pricing model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Company’s common stock, interest rates, the probability of both the downward adjustment of the exercise price and the upward adjustment to the number of warrants as provided by the note payable and warrant agreement terms (Note 2 and 6) and non-performance risk factors, among other items (ASC 820, Fair Value Measurements (“ASC 820”) fair value hierarchy Level 3). When the note payable is extinguished, the derivative liability will be adjusted to fair value and the resulting derivative liability will be transitioned from a liability to equity as of such date. None of the notes payable was extinguished during the year ended December 31, 2014. The assumptions used for determining the fair value of derivative liabilities outstanding during the years ended December 31, 2014 and 2013 are reflected in Note 6 to the Consolidated Financial statements.

Deferred income taxes – Accounting for income taxes requires significant estimates and judgments on the part of management. Such estimates and judgments include, but are not limited to, the effective tax rate anticipated to apply to tax differences that are expected to reverse in the future, the sufficiency of taxable income in future periods to realize the benefits of net deferred tax assets and net operating losses currently recorded and the likelihood that tax positions taken in tax returns will be sustained on audit.

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As required by authoritative guidance, we record deferred tax assets or liabilities based on differences between financial reporting and tax bases of assets and liabilities using currently enacted rates that will be in effect when the differences are expected to reverse. Authoritative guidance also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. As of December 31, 2013, cumulative valuation allowances in the amount of $24,374,000 were recorded in connection with the net deferred income tax assets. Based on a review of our deferred tax assets and recent operating performance, we determined that our valuation allowance should be increased to $25,788,000 to fully reserve our deferred tax assets as of December 31, 2014. We determined that it was appropriate to continue to provide a full valuation reserve on our net deferred tax assets as of December 31, 2014 because of the overall net operating loss carryforwards available and our history of operating and tax losses. We expect to continue to maintain a full valuation allowance until we determine that we can sustain a level of profitability that demonstrates our ability to realize these assets. To the extent we determine that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. Such a reversal would be recorded as an income tax benefit and, for some portion related to deductions for stock option exercises, an increase in shareholders’ equity.

As required by authoritative guidance, we have performed a comprehensive review of our portfolio of uncertain tax positions in accordance with recognition standards established by the FASB, an uncertain tax position represents our expected treatment of a tax position taken in a filed tax return, or planned to be taken in a future tax return, that has not been reflected in measuring income tax expense for financial reporting purposes. We have no recorded liability as of December 31, 2014 representing uncertain tax positions.

We have generated substantial deferred income tax assets related to our operations primarily from the charge to compensation expense taken for stock options, certain tax credit carryforwards and net operating loss carryforwards. For us to realize the income tax benefit of these assets, we must generate sufficient taxable income in future periods when such deductions are allowed for income tax purposes. In some cases where deferred taxes were the result of compensation expense recognized on stock options, our ability to realize the income tax benefit of these assets is also dependent on our share price increasing to a point where these options have intrinsic value at least equal to the grant date fair value and are exercised. In assessing whether a valuation allowance is needed in connection with our deferred income tax assets, we have evaluated our ability to generate sufficient taxable income in future periods to utilize the benefit of the deferred income tax assets. We continue to evaluate our ability to use recorded deferred income tax asset balances. If we fail to generate taxable income for financial reporting in future years, no additional tax benefit would be recognized for those losses, since we will not have accumulated enough positive evidence to support our ability to utilize net operating loss carryforwards in the future. Therefore, we may be required to increase our valuation allowance in future periods should our assumptions regarding the generation of future taxable income not be realized.

For income tax purposes, the Company has net operating loss carry-forwards of approximately $57,710,000, which expire from 2025 through 2029. The Company has provided a 100% valuation allowance due to the uncertainty of realizing the tax benefits from its net deferred tax asset.

Stock options - We grant stock options to our employees and directors and such benefits provided are share-based payment awards, which require us to make significant estimates related to determining the value of our share-based compensation. Our expected stock-price volatility assumption is based on historical volatilities of the underlying stock obtained from public data sources. We granted options exercisable to purchase 900,000 and 96,000 shares during the years ended December 31, 2014 and 2013, respectively. The assumptions used for determining the grant-date fair value of options granted during the year ended December 31, 2014 are reflected in Note 5 to the Consolidated Financial statements.

If factors change and we develop different assumptions in future periods, the compensation expense that we record in the future may differ significantly from what we have recorded in the current period. There is a high degree of subjectivity involved when using option pricing models to estimate share-based compensation. Changes in the subjective input assumptions can materially affect our estimates of fair values of our share-based compensation. Certain share-based payment awards, such as employee stock options, may expire worthless or otherwise result in zero intrinsic value compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, values may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements. Although the fair value of employee share-based awards is determined using an established option pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

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As of and for the year ended December 31, 2014, there have been no material changes or updates to our critical accounting policies.

Inflation and Seasonality

Inflation has not materially affected us during the past fiscal year. We do not believe that our business is seasonal in nature.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Principal Market and Price Range of Common Stock

Infinity’s common stock trades on the Over-the-Counter QB Tier Market (OTCQB) under the symbol “IFNY” The following table sets forth the high and low closing bid prices for Infinity’s common stock as reported by the OTCQB. The closing price of the common stock on September 17, 2015 was $0.13 per share. The quotations reflect interdealer bid prices without retail markup, markdown or commission and may not represent actual transactions.

Year Ended December 31, 2013	High	Low
1st Quarter	$2.25	$1.42
2nd Quarter	$2.19	$1.48
3rd Quarter	$3.48	$1.90
4th Quarter	$3.62	$1.20

Year Ended December 31, 2014	High	Low
1st Quarter	$1.63	$1.07
2nd Quarter	$1.54	$1.09
3rd Quarter	$1.19	$0.67
4th Quarter	$0.98	$0.51

Year Ended December 31, 2015	High	Low
1st Quarter	$0.58	$0.35
2nd Quarter	$0.56	$0.36

Holders of Common Stock

At September17, 2015, there were approximately 149 stockholders of record of our common stock.

Dividend Policy

Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors. We have not declared or paid and do not anticipate declaring or paying any dividends on our common stock in the near future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and such other factors as the board deems relevant.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On January 16, 2015, we were notified by L.L. Bradford & Company (“Bradford”) that the firm resigned as our independent registered public accounting firm. In connection with the resignation, Bradford informed us that it would no longer service SEC reporting companies because partners in its SEC practice moved to RBSM, LLP. Except as noted in the paragraph immediately below, the report of Bradford on our consolidated financial statements for the year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The report provided by Bradford in connection with our consolidated financial statements for the fiscal year-ended December 31, 2013, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

There were no disagreements between us and Bradford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Bradford, would have caused Bradford to make reference to the subject matter of the disagreements in connection with its reports on our financial statements; and there were no other reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

As reported above, on January 16, 2015, the Audit Committee appointed RBSM, LLP to be our independent registered public accountant for the fiscal year ended December 31, 2014. During the two most recent completed fiscal years and through January 21, 2015, neither we nor anyone on our behalf consulted with RBSM, LLP regarding any of the following: (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements, and none of the following was provided to us (a) a written report, or (b) oral advise that RBSM, LLP concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was subject of a disagreement, as the term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and ages of our directors and executive officers. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Positions and Offices Held
Stanton E. Ross	53	Chairman, President and Chief Executive Officer
Daniel F. Hutchins	59	Director, Chief Financial Officer, Secretary
Leroy C. Richie	73	Director

Stanton E. Ross. From March 1992 to June 2005, Mr. Ross was Infinity’s Chairman and President and served as an officer and director of each of its subsidiaries. He resigned all of these positions with Infinity in June 2005, except Chairman, but was reappointed as Infinity’s President in October 2006. Mr. Ross has served as Chairman, President and Chief Executive Officer of Digital Ally, Inc. (“Digital”) since September 2005. Digital Ally, Inc. is a publicly held company whose common stock is traded on the Nasdaq Capital Market under the symbol DGLY. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc., which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc., which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager. Mr. Ross allocates his time between Digital and the Company as he deems necessary to discharge his fiduciary duties to each of them. Because of the Company’s reduced level of activity and the needs of Digital, he has devoted most of his time to Digital and the balance to the Company during the last year. Mr. Ross served on the board of directors of Studio One Media, Inc., a publicly held company, from January 2013 to March 2013. Mr. Ross holds no public company directorships other than with Digital and Infinity currently and has not held any others during the previous five years, except for Studio One Media, Inc. The Company believes that Mr. Ross’ broad entrepreneurial, financial and business experience and his experience with micro-cap public companies and role as Chairman, President and CEO gives him the qualifications and skills to serve as a director.

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Daniel F. Hutchins. Mr. Hutchins was elected to serve as a Director of Infinity and was also appointed to serve as Chief Financial Officer of Infinity effective as of August 13, 2007. Mr. Hutchins was elected as a Director of Digital Ally, Inc. in December 2007, serves as Chairman of its Audit Committee and is its financial expert. He is also a member of its Nominating and Governance Committee. Mr. Hutchins, a Certified Public Accountant, is a Principal with the accounting firm of Hutchins & Haake, LLC. He was previously a member of the Advisory Board of Digital Ally. Mr. Hutchins has served as an instructor for the Becker CPA exam with the Keller Graduate School of Management and has over 17 years of teaching experience preparing CPA candidates for the CPA exam. He has over 30 years of public accounting experience, including five years with Deloitte & Touche, LLP. He holds no other public directorships and has not held any others during the previous five years. He has served on the boards of various non-profit groups and is a member of the American Institute of Certified Public Accountants. Mr. Hutchins earned his Bachelor of Business Administration degree in Accounting at Washburn University in Topeka, Kansas. Mr. Hutchins holds no other public company directorships currently and for the previous five years. The Company believes that Mr. Hutchins’ significant experience in finance and accounting gives him the qualifications to serve as a director.

Leroy C. Richie. Since June 1, 1999 Mr. Richie has been a director of Infinity. Since 2005, Mr. Richie has served as the lead outside director of Digital Ally, Inc. and currently serves as a member of its Audit Committee and is the Chairman of its Nominating and Governance and Compensation Committees. Additionally, Mr. Richie currently serves as a member of the board of directors of Columbia Mutual Funds, an investment company within the mutual fund family managed by Ameriprise Financial, Inc. Since 2004, he has been of counsel to the Detroit law firm of Lewis & Munday, P.C. From September 2000 to November 2004, he was Chairman and Chief Executive Officer of Q Standards World Wide, Inc. From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc. He holds no other public directorships and has not held any others during the previous five years, except for Kerr-McGee Corporation (1998-2005) and OGE Energy Corp. (2007-2014), where he served as Chairman of the Compensation Committee and a member of the Corporate Governance Committee. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company’s automotive operations from 1986 until his retirement in 1997. Before joining Chrysler, he was an associate with the New York law firm of White & Case (1973-1978), and served as director of the New York office of the Federal Trade Commission (1978-1983). Mr. Richie received a B.A. from City College of New York, where he was valedictorian, and a J.D. from the New York University School of Law, where he was awarded an Arthur Garfield Hays Civil Liberties Fellowship. The Company believes that Mr. Richie’s extensive experience as a lawyer and as an officer or director of public companies gives him the qualifications and skills to serve as a Director.

Family Relationships

There is no family relationship between any of our directors, director nominees and executive officers.

Board of Directors and Committee Meetings

Our Board of Directors held three meetings during the fiscal year ended December 31, 2014. In addition, our Board of Directors acted by unanimous written consent fourteen times during fiscal year ended December 31, 2014. Our directors attended all of the meetings of the Board of Directors. Our directors are expected, absent exceptional circumstances, to attend all Board meetings.

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Committees of the Board of Directors

We do not have Audit, Compensation or Nominating and Governance Committees. Our full Board of Directors discharges the duties that such committees would normally have. We do not have such committees because of our stage of operations and because our Board of Directors consists of only three members.

Our Board is comprised of three Directors, one of whom is independent, as defined by the rules and regulations of the Securities and Exchange Commission. The members of our Board of Directors are Stanton E. Ross, Leroy C. Richie and Daniel F. Hutchins. The Board of Directors determined that Mr. Richie qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the Securities and Exchange Commission, and is independent as noted above.

Stanton E. Ross, Leroy C. Richie and Daniel F. Hutchins are the directors of the Company. Messrs. Ross and Hutchins are not considered “independent” in accordance with rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board of Directors has determined that Mr. Richie is independent in accordance with the NASDAQ and SEC rules. We are currently traded on the OTC QB, which does not require that a majority of the board be independent. If we ever become an issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company’s independent accountants must be approved in advance by the Board to assure that such services do not impair the accountants’ independence from the Company. Our full board of directors performs the equivalent functions of an audit committee, therefore, no policies or procedures other than those required by SEC rules on auditor independence, have been implemented.

Board of Directors’ Role in the Oversight of Risk Management

We face a variety of risks, including credit, liquidity and operational risks. In fulfilling its risk oversight role, our Board of Directors focuses on the adequacy of our risk management process and overall risk management system. Our Board of Directors believes that an effective risk management system will (i) adequately identify the material risks that we face in a timely manner; (ii) implement appropriate risk management strategies that are responsive to our risk profile and specific material risk exposures; (iii) integrate consideration of risk and risk management into our business decision-making; and (iv) include policies and procedures that adequately transmit necessary information regarding material risks to senior executives and, as appropriate, to the Board or relevant committee.

Our Board of Directors oversees risk management for us. Accordingly, the Board schedules time for periodic review of risk management, in addition to its other duties. In this role, the Board receives reports from management, certified public accountants, outside legal counsel, and to the extent necessary, from other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Code of Ethics and Conduct

Our Board of Directors has adopted a Code of Ethics and Conduct that is applicable to all of our employees, officers and directors. Our Code of Ethics and Conduct is intended to ensure that our employees act in accordance with the highest ethical standards. A copy of our Code of Ethics and Conduct may be obtained by sending a written request to us at 11900 College Blvd., Suite 310, Overland Park, KS 66210; Attn: President and the Code of Ethics and Conduct is filed as an exhibit to this Annual Report on Form 10-K.

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Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file with the Securities and Exchange Commission reports of ownership of, and transactions in, our securities and to provide us with copies of those filings. To our knowledge, based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2014, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with during fiscal year 2014, except that Mr. Ross had one late filing in which he failed to report one transaction timely.

EXECUTIVE COMPENSATION

The following table shows compensation paid, accrued or awarded with respect to our named executive officers during the years indicated, a significant portion of all compensation after 2008 is accrued but not paid:

2014 Summary Compensation Table (1)

Name and Principal Position (2)	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stanton Ross	2014	$100,000	$—	$—	$729,403	$—	$—	$—	$829,403
CEO	2013	$100,000	$—	$—	$—	$—	$—	$—	$100,000
Daniel Hutchins	2014	$100,000	$—	$—	$182,351	$—	$—	$—	$282,351
CFO	2013	$100,000	$—	$—	$—	$—	$—	$—	$100,000

(1)	Due to the financial condition of the Company, Mr. Ross has deferred the receipt of a portion of his salary since January 2009. Mr. Ross received $83,500 and $90,000 of his salary in cash during the years ended December 31, 2014 and 2013, respectively. As of December 31, 2014, a total of $331,708 of his salary has been accrued but was unpaid.

(2)	Mr. Hutchins began serving the Company as Chief Financial Officer in August 2007. Since January 2009 he has deferred his compensation and a total of $600,000 of direct compensation was accrued but unpaid as of December 31, 2014. Previously, Mr. Hutchins received other indirect compensation consisting of services billed at the CFO firm’s normal standard billing rate plus out-of-pocket expenses for general corporate and bookkeeping purposes. For the years ended December 31, 2014 and 2013 the Company was billed $-0- for such services. Total amounts accrued for his indirect compensation was $762,407 as of December 31, 2014 and 2013.

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Compensation Policies and Objectives

We structure compensation for executive officers, including the named executive officers, to drive performance, to accomplish both our short-term and long-term objectives, and to enable us to attract, retain and motivate well qualified executives by offering competitive compensation and by rewarding superior performance. We also seek to link our executives’ total compensation to the interests of our shareholders. To accomplish this, our board of directors relies on the following elements of compensation, each of which is discussed in more detail below:

●	salary;
●	annual performance-based cash awards;
●	equity incentives in the form of stock and/or stock options; and
●	other benefits.

Our board of directors believes that our executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which we compete for executive talent and is critical to accomplishing our recruitment and retention aims.

In setting the amounts of each component of an executive’s compensation and considering the overall compensation package, the Committee generally considers the following factors:

Benchmarking—For executive officers, the board of directors considers the level of compensation paid to individuals in comparable executive positions of other oil and gas exploration and production companies of a similar size. The board of directors believes that these companies are the most appropriate for review because they are representative of the types of companies with which we compete to recruit and retain executive talent. The information reviewed by the board of directors includes data on salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation.

Internal Equity—The board of directors considers the salary level for each executive officer and each position in overall management in order to reflect their relative value to us.

Individual Performance—The board of directors considers the individual responsibilities and performance of each named executive officer, which is based in part on the board of directors’ assessment of that individual’s performance as well as the evaluation of the individual by the Chief Executive Officer.

All executive officers are eligible for annual cash bonuses and equity incentive awards that reinforce the relationship between pay and performance by conditioning compensation on the achievement of the Company’s short- and long-term financial and operating goals, including operating profits, reserve finding costs, and growth in the Company’s daily oil and gas production and estimated proved, probable and possible recoverable oil and gas reserves.

Components of Executive Compensation

The following provides an analysis of each element of compensation, what each element is designed to reward and why the board of directors chose to include it as an element of our executive compensation.

Salaries

Salaries for executive officers are intended to incentivize the officers to focus on executing the Company’s day-to-day business and are reviewed annually. Changes are typically effective in April of each year and are based on the factors discussed above. Compensation arrangements with Mr. Hutchins were determined through arms-length negotiations.

Annual Bonuses

The awarding of annual bonuses to executives is at the Committee’s discretion. The objective of the annual bonus element of compensation is to align the interest of executive officers with the achievement of superior Company performance for the year and also to encourage and reward extraordinary individual performance. In light of the Company’s operating results for 2014 and 2013, the Committee determined that it was appropriate not to grant annual bonuses to the executive officers for 2014 and 2013.

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Stock Options

Including an equity component in executive compensation closely aligns the interests of the executives and our shareholders and rewards executives consistent with shareholder gains. Stock options produce value for executives only if our stock price increases over the exercise price, which is set at the market price on the date of grant. Also, through vesting and forfeiture provisions, stock options serve to encourage executive officers to remain with the Company. Awards made other than pursuant to the annual equity grants are typically made to newly hired or recently promoted employees.

In determining the stock option grants for Messrs. Ross and Hutchins, the Board considered the number of options previously granted that remained outstanding, the number and value of shares underlying the options being granted and the related effect on dilution. The Board also took into account the number of shares that remained available for grant under our stock incentive plans. Messrs. Ross and Hutchins were not granted stock options during the year ended December 31, 2013. Messrs. Ross and Hutchins were granted option to purchase 600,000 and 150,000 shares of common stock, respectively, during the year ended December 31, 2014. Information regarding all outstanding equity awards as of December 31, 2014 for the named executive officers is set forth below in the “Outstanding Equity Awards at Fiscal Year End” table.

Other Elements of Executive Compensation

We have not provided cash perquisites to our executive officers given our limited funds.

On June 6, 2009, the Company entered into a Revenue Sharing Agreement with the officers and directors for services provided. Infinity assigned to officers and directors a monthly payment (the “RSP”) equal to the revenue derived from one percent (1%) of 8/8ths of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP shall bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for officers and directors.

Outstanding Equity Awards at Fiscal Year-End

(As of December 31, 2014)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ross	20,000			$8.50	02/03/2015
	40,000			$7.51	07/18/2015
	50,000			$6.48	05/23/2016
	100,000			$3.97	10/10/2016
	70,000			$3.06	05/17/2017
	200,000			$5.25	02/10/2021
	200,000			$7.50	08/02/2021
	500,000			$3.00	11/06/2021
	200,000	400,000		$3.00	01/17/2024

Hutchins	25,000			$2.15	08/21/2017
	155,750			$0.26	04/01/2018
	175,000			$5.25	02/10/2021
	175,000			$7.50	08/02/2021
	250,000			$3.00	11/06/2021
	50,000	100,000		$3.00	01/17/2024

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Director Compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal years ended December 31, 2014 and 2013.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Leroy Richie	2014	$36,000		$182,351				$218,351
	2013	$36,000		$—				$36,000

(1)	Mr. Richie received no cash compensation in 2014 and 2013, and has accrued an aggregate of $255,500 for his services on the Board since January 1, 2008.
(2)	Mr. Ross’ and Mr. Hutchins’ compensation and option awards are noted in the Executive Compensation table because neither of them received compensation or stock options for their services as a director.

Compensation Committee Interlocks and Insider Participation

Leroy C. Richie was the sole member of the Compensation Committee in 2014 and 2013. Mr. Richie is not currently and has not ever been an officer or employee of Infinity or its subsidiaries.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

We have no employment agreements or similar contracts with Stanton E. Ross or Daniel F. Hutchins.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 17, 2015, the number and percentage of outstanding shares of common stock beneficially owned by each person known by us to beneficially own more than five percent of such stock. We have no other class of capital stock outstanding:

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Security Ownership of Certain Beneficial Owners

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

5% Stockholders (excluding executive officers and directors):
Amegy Bank NA (1)	5,591,250	15.43%
Hudson Bay Master Fund Ltd. (2)	3,619,689	9.99%
WestPark Capital, Inc. (3)	2,400,000	6.62%

(1)	Based solely on an Amendment No. 1 to Schedule 13D filed by Amegy Bank NA on December 30, 2013.
(2)	Hudson Bay Master Fund, Ltd. invested in the May 2015 Private Placement. We issued it a $12.0 million principal amount Convertible Note and a Warrant exercisable to purchase 18,000,000 shares of our common stock. The Convertible Note is convertible into common stock at a price of $0.50 per share and the Warrant is exercisable at the same price commencing six months after its date of issuance. The maximum number of shares issuable upon the conversion of the Convertible Note and exercise of the Warrant is limited to 9.99% of beneficial ownership of our common stock.
(3)	WestPark Capital, Inc. was the placement agent for the May 2015 Private Placement and in that connection we issued it a warrant that is immediately exercisable to purchase 2,400,000 shares of our common stock at a price of $0.50 per share.

The following table sets forth, as of September 17, 2015, the number and percentage of outstanding shares of common stock beneficially owned by each director of the Company, each named officer of the Company, and all our directors and executive officers as a group. We have no other class of capital stock outstanding.

Security Ownership of Management

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Executive Officers & Directors: (1)
Stanton E. Ross (2)	1,855,000	5.12%
Leroy C. Richie (3)	885,750	2.44%
Daniel F. Hutchins (4)	1,060,750	2.93%

All officers and directors as a group (3 individuals)	3,801,500	10.49%

(1)	The address of these persons is c/o 11900 College Blvd., Suite 310, Overland Park, KS 66210.

(2)	Mr. Ross’s shares include vested options to purchase 1,580,000 shares of common stock. Mr. Ross has pledged 275,000 shares of common stock and all of his outstanding options to purchase common stock to third parties as collateral for personal loans.

(3)	Mr. Richie’s total shares include vested options to purchase 885,750 shares of common stock.

(4)	Mr. Hutchins’ total shares include vested options to purchase 880,750 shares of common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

The charter for the Company’s Audit Committee includes a requirement for the Audit Committee to review and approve any transaction involving the Company and a related party at least once a year or upon any significant change in the transaction or relationship. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

The Company currently does not have any employees other than the CEO and CFO. Certain general and administrative services (for which payment is deferred) has been provided by the CFO’s accounting firm at its standard billing rates plus out-of-pocket expenses and consist primarily of accounting, tax and other administrative fees. For the years ended December 31, 2014 and 2013, the Company was billed $0 for such services. The amount due to the CFO’s firm for services provided was $767,407 at December 31, 2014 and 2013 and is included in accrued liabilities at both dates.

On June 6, 2009 the Company entered into a Revenue Sharing Agreement with the Messrs. Ross, Hutchins and Richie for services provided. Infinity assigned to the officers and directors a monthly payment equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for officers and directors.

The Company entered into a subordinated loan with Off-Shore in the aggregate amount of $1,275,000 for funds used to maintain the Nicaraguan Concessions. This note was satisfied by the Company’s issuance of shares of Series B redeemable convertible preferred stock effective April 13, 2012 to Off-Shore and the conversion of the Series B redeemable convertible preferred stock to common stock effective February 28, 2014. The managing partner of Off-Shore and the CFO are partners in the accounting firm which the Company uses for general corporate purposes. In the February 2014 transaction, Offshore exchanged all of its 15,016 shares of Series B preferred stock for 375,400 shares of common stock. Each share of Series B preferred had a liquidation and par value of $100. The Company also issued Offshore an additional 45,048 shares of common stock for $180,192, the amount of the accrued and unpaid dividends on the Series B preferred stock as of the effective date of the transaction. As a result, the Company issued a total of 420,448 shares of common stock valued at $4.00 per share for a total of $1,681,792, which has been reflected as common stock and additional paid in capital in the accompanying consolidated balance sheets.

In connection with the aforementioned $1,275,000 subordinated secured promissory note, Off-Shore was granted a one percent (1%) revenue sharing interest in the Nicaraguan Concessions. The managing partner of Off-Shore and the CFO are partners in the accounting firm which the Company uses for general corporate purposes. The revenue sharing interest remains in effect after the conversion of the subordinated promissory note to Series A preferred stock and subsequently to common stock. In connection with its dissolution Off-Shore assigned its RSP to its individual members, which includes the former managing partner of Offshore.

As of December 31, 2014 and 2013, the Company had accrued compensation to its officers and directors of $1,187,208 and $1,081,708, respectively.

The Company entered into a line-of-credit facility on September 23, 2013 which provides for borrowings on a revolving basis up to a maximum of $50,000 (maximum increased to $100,000 at December 31, 2013) with an initial maturity of November 23, 2013. The entity providing the credit facility is owned by an officer of another corporation for which Infinity’s president and chairman of the board serves as president and chairman of the board. The facility is unsecured, bears interest at 8% per annum, and was renewed at its maturity on November 23, 2013 for an additional two months or until January 23, 2014. On such date the parties renewed the credit facility until April 23, 2014 and subsequently renewed it until February 28, 2015. In consideration for the origination of the line of credit facility and the various renewals, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 450,000 shares of common stock at an exercise price of $1.50 per share (as amended on January 23, 2014), which warrants are immediately exercisable and expire on various dates from September 23, 2018 to October 23, 2019 (as amended). The parties agreed as a condition to the renewal of the facility in January 2014 that all warrants would be extended to a five-year term and the exercise price reduced to $1.50 per share.

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On March 7, 2014 the Company borrowed $10,000 from an individual who is related to Infinity’s Chairman and President. The note was due on demand and bore interest at 8% per annum. This demand note was repaid in full during April 2014.

Stanton E. Ross, Leroy C. Richie and Daniel F. Hutchins are the directors of the Company. Messrs. Ross and Hutchins are not considered “independent” in accordance with rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board of Directors has determined that Mr. Richie is independent in accordance with the NASDAQ and SEC rules. We are traded on the OTCQB, which does not require that a majority of the board be independent. If we ever become an issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock. At June 19, 2015, we had 28,866,938 shares of common stock outstanding. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. They do not have cumulative voting rights.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any of our assets legally available therefore.

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, our remaining assets available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and nonassessable.

Each share of the common stock is entitled to share equally with each other share of common stock in dividends from sources legally available therefore, when, as, and if declared by the board of directors. The board of directors is authorized to issue additional shares of common stock within the limits authorized by our Articles of Incorporation and without stockholder action.

Our common stock is listed and traded on the OTCQB under the symbol “IFNY.”

Board of Directors

Our board of directors consists of three members. The term of office of directors expires at the annual meeting of stockholders or until successors are elected.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of blank check preferred stock, par value $0.001 per share, of which no shares are issued or outstanding. Any future issues of preferred stock may, without action by our stockholders, be issued by our board of directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as our board of directors may determine. Accordingly, our board of directors has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation, preferences and conversion rights for any series of preferred stock issued in the future.

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It is not possible to state the actual effect of any future series of preferred stock upon the rights of holders of the common stock because our board of directors has the power to determine the specific rights of the holders of any future series of preferred stock. Our board of directors’ authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Accordingly, the issuance of the preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders and may adversely affect the holders of the common stock.

Dividend Policy

We have never paid a cash dividend on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, and we plan to retain our earnings to finance our operations and future growth.

May 2015 Private Placement of Senior Secured Convertible Note and Warrants

On May 7, 2015, we completed a private placement (the “May 2015 Private Placement”) of a $12.0 million principal amount Convertible Note and Warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value. WestPark Capital acted as Placement Agent for us in the transaction. It will receive a fee of 6% of cash proceeds, or $600,000, if and when we receive the full cash proceeds. It received $27,000 of such amount at the closing and we issued it a Warrant exercisable to purchase 2,400,000 shares of our common stock at a price of $0.50 per share for a term of seven years.

The Convertible Note and Warrant were issued pursuant to a Securities Purchase Agreement, dated May 7, 2015, by and between us and the selling stockholder that is an “accredited investor” within the meaning of the Securities Act of 1933, as amended (the “Purchase Agreement”). The May 2015 Private Placement was made pursuant to an exemption from registration under such Act. At the closing, the selling stockholder acquired the Note by paying $450,000 in cash and issuing a secured promissory note, secured by cash, with an aggregate initial principal amount of $9,550,000 (the “Investor Note”). Assuming all amounts payable to us under the Investor Note are paid without any offset or default, the May 2015 Private Placement will result in gross proceeds of $10.0 million before Placement Agent fees and other expenses associated with the transaction, subject to the satisfaction of certain conditions. We used the proceeds from the private placement to retire certain outstanding obligations, including the 2015 area and training fees relating to the Concessions, and to provide working capital.

We will receive the remaining cash proceeds upon each voluntary or mandatory prepayment of the Investor Note. The selling stockholder may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion – At any time the selling stockholder has converted more than $2.0 million principal amount of the Note, representing the original issue discount of the Note, the selling stockholder will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Note.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – We may require the selling stockholder to prepay the Investor Note by delivering a mandatory prepayment notice to the selling stockholder, subject to (i) the satisfaction of certain equity conditions, (ii) our receipt of all Governmental Authorizations, as defined in the Purchase Agreement, necessary to commence drilling on at least five Properties, also as defined in the Purchase Agreement, within the Nicaraguan Concessions, and (iii) our obtaining forbearance agreements from certain third parties to whom we owe obligations. Notwithstanding the foregoing, we may not request a mandatory prepayment if after giving effect to such proposed mandatory prepayment, we and our subsidiaries, on a consolidated basis, would hold more than $4.0 million in cash or if prepayment under the Investor Note for the preceding sixty calendar day period would exceed $2.0 million.

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Under the terms of the Convertible Note, the aggregate principal outstanding consists of unrestricted principal and restricted principal. The unrestricted principal represents such portion of the aggregate principal amount of the Convertible Note that was acquired by the selling stockholder by payment of cash to the Company. The restricted principal represents such portion of the aggregate principal amount of the Convertible Note that was acquired by the selling stockholder by issuance and delivery of the Investor Note to the Company. The aggregate restricted principal outstanding under the Convertible Note on its issuance date equals the aggregate principal outstanding under the Investor Note as of its issuance date and equals the amount of cash, in U.S. dollars, securing the Investor Note. Consequently, as cash in U.S. dollars has a fair market value equal to the aggregate amount of such cash, the fair market value of the cash collateral securing the Investor Note equals the aggregate principal outstanding under the Investor Note as of its issuance date and the aggregate restricted principal outstanding under the Convertible Note on its issuance date. No portion of the restricted principal of the Convertible Note may be converted into shares of Common Stock until such corresponding portion of the Investor Note has been prepaid and the Company shall have received the related cash with respect thereto. The Investor Note is a full recourse note against the selling stockholder issuing it.

Description of the Convertible Note

The Convertible Note ranks senior to our existing and future indebtedness and is secured by all of our assets, excluding the Nicaraguan Concessions, and to the extent and as provided in the security documents attached hereto as Exhibits.

The Convertible Note is convertible at any time at the option of the holder into shares of our common stock at $0.50 per share (the “Conversion Price”). The Convertible Note matures on the three-year anniversary of the issuance date thereof. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the Conversion Price then in effect, the then current Conversion Price will be decreased to equal such lower price. The foregoing adjustments to the Conversion Price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

On the first business day of each month beginning on the earlier of the (i) effectiveness of a registration statement we file to register the shares of common stock issuable upon conversion of the Convertible Note or exercise of the Warrant, as defined below, or (ii) sixth month following the date of the Convertible Note through and including the maturity date (the “Installment Dates”), we will pay to the selling stockholder an amount equal to (i) one-thirtieth (1/30th) of the original principal amount of the Convertible Note (or the principal outstanding on the Installment Date, if less) plus (ii) the accrued and unpaid interest with respect to such principal plus (iii) the accrued and unpaid late charges (if any) with respect to such principal and interest. The selling stockholder has the ability to defer or accelerate such monthly payments in its sole discretion.

Prior to the maturity date, the Convertible Note will bear interest at 8% per annum (or 18% per annum during an event of default) with interest payable in cash or in shares of common stock monthly on the first trading day of each month following the issuance date.

Each monthly payment may be made in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. Our ability to make such payments with shares of our common stock will be subject to various equity conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment (or, in the alternative, the eligibility of the shares issuable pursuant to the Convertible Note and the Warrant for sale without restriction under Rule 144 and without the need for us to remain current with our public filing obligations) and certain minimum trading price and trading volume. Such shares will be valued, as of the date on which notice is given by us that payment will be made in shares, at the lower of (1) the then applicable Conversion Price and (2) a price that is 80.0% of the arithmetic average of the three lowest weighted average prices of our common stock during the twenty-trading day period ending two trading days before the applicable determination date (the “Measurement Period”). If we elect to pay such monthly payment in shares of our common stock we are required to pre-deliver shares of our common stock and are required to deliver additional shares, if any, to a true-up such number of shares to the number of shares required to be delivered on the applicable Installment Date pursuant to the calculation above.

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At any time after the issuance date, we will have the right to redeem all or any portion of the outstanding principal balance of the Convertible Note plus all accrued but unpaid interest and any other charges at a price equal to 125% of such amount provided that (i) the arithmetic average of the closing sale price of the common stock for any twenty (20) consecutive Trading Days equals or exceeds 200% of the Conversion Price and (ii) among other conditions, there is an effective registration statement covering the resale of the shares issued in payment or, in the alternative, the eligibility of the shares issuable pursuant to the Convertible Note and the Warrant for sale without restriction under Rule 144 and without the need for us to remain current with our public filing obligations. The selling stockholder has the right to convert any or all of the amount to be redeemed into common stock prior to redemption.

Upon the occurrence of an event of default under the Convertible Note, the selling stockholder, so long as the event of default is continuing, require us to redeem all or a portion of our Convertible Note. Each portion of the Convertible Note subject to such redemption must be redeemed by us, in cash, at a price equal to the greater of (1) 125% of the amount being redeemed, including principal, accrued and unpaid interest, and accrued and unpaid late charges, and (2) the product of (I) the amount being redeemed and (II) the quotient determined by dividing (A) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the event of default and ending on the date the holder delivers a redemption notice to us, by (B) the lowest Conversion Price in effect during such period.

Subject to certain conditions, the selling stockholder may also require us to redeem all or a portion of our Convertible Note in connection with a transaction that results in a Change of Control, as defined in the Convertible Note. We must redeem each portion of the Convertible Note subject to such redemption in cash at a price equal to the greater of (1) 125% of the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges), and (2) the product of (I) the amount being redeemed and (II) the quotient determined by dividing (A) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the earlier to occur of (i) the consummation of the Change of Control and (ii) the public announcement of such Change of Control and ending on the date the holder delivers a redemption notice to the Company, by (B) the lowest Conversion Price in effect during such period.

Description of the Warrants.

As a part of the May 2015 Private Placement, we issued a Warrant to the selling stockholder giving it the right to purchase up to an aggregate of 18,000,000 shares of our common stock at an exercise price of $0.50 per share. The Warrant is exercisable commencing six months from the date of issuance and the exercise prices for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. We also issued a Warrant to the Placement Agent, exercisable to purchase 2,400,000 shares on the same terms, except it is exercisable upon issuance. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrants will be decreased to equal such lesser price. Upon each such adjustment, the number of the shares of our common stock issuable upon exercise of the Warrants will increase proportionately. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants will expire on the seventh (7th) anniversary of their date of issuance.

9.99% Restriction on Conversion of Convertible Note and Exercise of Warrants

The selling stockholder has no right to convert the Convertible Note or exercise the Warrants to the extent that such conversion or exercise would result in the selling stockholder being the beneficial owner in excess of 9.99% of our common stock. We are required to hold a meeting of its shareholders to approve increase the number of our authorized shares to meet our obligations under the Purchase Agreement to have reserved 200% of the shares issuable upon conversion of the Convertible Note and exercise of the Warrants not later than September 25, 2015. To satisfy this requirement, given our current capitalization and future needs, we have determined to seek approval from our shareholders to effect a reverse split of all of our outstanding shares of common stock by a ratio in the range of 1-for-8 and 1-for-11.

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Registration Rights Agreement

In connection with the Private Placement, we and the selling stockholder and placement agent, entered into a Registration Rights Agreement under which we are required, on or before 45 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of 130% of the shares of our common stock issuable pursuant to the Convertible Note and Warrants and to use its best efforts to have the registration declared effective as soon as practicable. We will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not remain available for the resale (subject to certain allowable grace periods) of the Registrable Securities, as such term is defined in the Registration Rights Agreement. The placement agent has waived its registration rights with respect to the shares being registered through the registration statement of which this prospectus is a part and the selling shareholder has reduced the number of such shares being registered.

Participation Rights

If, during the period beginning on the closing date and ending on the four (4) year anniversary of the closing date, we offer, sell, grant any option to purchase, or otherwise dispose of any of our or our subsidiaries’ equity or equity equivalent securities (a “Subsequent Placement”), a selling stockholder will have the right to participate for 50% of any such future Subsequent Placement.

Transfer Agent or Registrar

Action Stock Transfer Corporation is the transfer agent of our common stock.

LEGAL MATTERS

The validity of our common stock will be passed upon for us by Christian J. Hoffmann, III, Securities Counsel of Infinity Energy Resources, Inc.

EXPERTS

The consolidated financial statements of Infinity Energy Resources, Inc. as of December 31, 2014 and for the year then ended included in this prospectus have been audited by RBSM, LLP, independent registered public accounting firm as set forth in their report. We have included these consolidated financial statements in this prospectus in reliance upon the report of RBSM, LLP, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Infinity Energy Resources, Inc. as of December 31, 2013 and for the year then ended included in this prospectus have been audited by L.L. Bradford & Company, independent registered public accounting firm as set forth in their report. We have included these consolidated financial statements in this prospectus in reliance upon the report of L.L. Bradford & Company, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-1 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our common stock, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules and the documents incorporated by reference therein, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.ifnyoil.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

We are subject to the proxy solicitation rules, annual and periodic reporting requirements, restrictions of stock purchases and sales by affiliates and other requirements of the Exchange Act. We furnish our stockholders with annual reports containing audited financial statements certified by independent auditors. You may read and copy any documents filed by us with the SEC at the public reference room and website of the SEC and at our website referred to above.

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Infinity Energy Resources, Inc.

Condensed Financial Statements

and Accompanying Notes

June 30, 2015 (unaudited) and December 31, 2014

F-1

INFINITY ENERGY RESOURCES, INC.

Condensed Balance Sheets

June 30, 2015 and December 31, 2014

(Unaudited)

	June 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$2,301	$13,664
Prepaid expenses	22,863	23,046
Total current assets	25,164	36,710

Oil and gas properties, using full cost accounting, net of accumulated depreciation, depletion and amortization - Unproved	9,655,882	9,628,098

Total assets	$9,681,046	$9,664,808

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,924,726	$5,960,225
Accrued liabilities (including $794,280 due to related party at June 30, 2015 and $788,520 at December 31, 2014)	2,491,444	2,484,238
Income tax liability	150,000	150,000
Accrued interest and fees – bank and other	349,549	341,748
Asset retirement obligations	1,716,003	1,716,003
Secured convertible note payable-current	105,000	—
Line-of-credit with related party	61,225	33,807
Notes payable-short term, net of discounts of $145,391 and $284,245 at June 30, 2015 and December 31, 2014, respectively	854,609	1,340,755
Total current liabilities	11,652,556	12,026,776

Secured convertible note payable-long term	513,100	—
Derivative liabilities	7,135,145	701,214
Total long-term liabilities	7,648,245	701,214
Redeemable, convertible preferred stock, par value $.0001, 6% cumulative dividend, authorized 10,000,000 shares:
Series A, -0- shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Series B, -0- shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Total redeemable, convertible preferred stock	—	—
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Common stock, par value $.0001, authorized 75,000,000 shares, issued and outstanding 26,866,938 and 25,559,678 shares at June 30, 2015 and December 31, 2014, respectively	2,687	2,556
Additional paid-in capital	108,571,909	107,239,985
Accumulated deficit	(118,194,351)	(110,305,723)
Total stockholders’ deficit	(9,619,755)	(3,063,182)
Total liabilities and stockholders’ deficit	$9,681,046	$9,664,808

See notes to unaudited financial statements.

F-2

INFINITY ENERGY RESOURCES, INC.

Condensed Statements of Operations

For the Three and Six Months Ended June 30, 2015 and 2014

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Operating expenses:
Stock-based compensation	$42,612	$202,005	$100,972	$761,967
General and administrative expenses	122,310	200,309	228,179	341,683
Gain on settlement of litigation	—	(179,877)	—	(179,877)
Total operating expenses	164,922	222,437	329,151	923,773

Operating loss	(164,922)	(222,437)	(329,151)	(923,773)

Other income (expense):
Interest expense	(124,221)	(644,736)	(697,304)	(1,890,871)
Secured convertible note payable issuance costs	(1,302,629)	—	(1,302,629)	—
Change in fair value of secured convertible note payable	(168,100)	—	(168,100)	—
Issuance of warrant derivative in connection with secured convertible note	(8,034,007)	—	(8,034,007)	—
Change in derivative fair value	2,202,839	242,103	2,468,106	226,977
Other income	3,440	—	174,457	72,835
Total other income (expense)	(7,422,678)	(402,633)	(7,559,477)	(1,591,059)

Loss before income taxes	(7,587,600)	(625,070)	(7,888,628)	(2,514,832)
Income tax expense (benefit)	—	—	—	—

Net loss	(7,587,600)	(625,070)	(7,888,628)	(2,514,832)

Accrual of 6% dividend payable on Series B redeemable, convertible preferred stock	—	—	—	(25,527)

Loss applicable to common shareholders	$(7,587,600)	$(625,070)	$(7,888,628)	$(2,540,359)

Basic and diluted net loss per share:
Basic	$(0.28)	$(0.02)	$(0.30)	$(0.10)
Diluted	$(0.28)	$(0.02)	$(0.30)	$(0.10)
Weighted average shares outstanding – basic and diluted	26,784,716	25,497,456	26,410,710	25,343,089

See notes to unaudited financial statements.

F-3

INFINITY ENERGY RESOURCES, INC.

Condensed Statement of Changes in Stockholders’ Equity

For the Six Months Ended June 30, 2015

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2014	25,559,678	$2,556	$107,239,985	$(110,305,723)	$(3,063,182)

Stock based compensation	—	—	100,972	—	100,972

Common stock purchase warrants issued for debt issuance costs	—	—	243,604	—	243,604

Transition of derivative warrant liability to equity	—	—	329,849	—	329,849

Common stock issued for extension of note payable	200,000	20	103,980	—	104,000

Conversion of line-of-credit to common stock	100,000	10	49,990	—	50,000

Conversion of note payables and accrued interest to common stock	1,007,260	101	503,529	—	503,630

Net loss	—	—	—	(7,888,628)	(7,888,628)

Balance, June 30, 2015	26,866,938	$2,687	$108,571,909	$(118,194,351)	$(9,619,755)

See notes to unaudited financial statements.

F-4

INFINITY ENERGY RESOURCES, INC.

Condensed Statements of Cash Flows

For the Six Months Ended June 30, 2015 and 2014

(Unaudited)

	For the Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(7,888,628)	$(2,514,832)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	100,972	761,967
Change in fair value of derivative liability	(2,468,106)	(226,977)
Change in fair value of secured convertible note	168,100	—
Amortization of debt discount	600,836	1,780,851
Gain on settlement of litigation	—	(179,877)
Issuance of warrant derivative in connection with senior convertible note	8,034,007
Warrant derivative issued for secured convertible note payable issuance costs	1,302,629	—
Change in operating assets and liabilities:
Decrease in prepaid expenses	12,483	—
Increase (decrease) in accounts payable and accrued liabilities	8,138	239,665
Net cash used in operating activities	(129,569)	(139,203)

Cash flows from investing activities:
Investment in oil and gas properties	(27,784)	(185,622)
Net cash used in investing activities	(27,784)	(185,622)

Cash flows from financing activities:
Proceeds from debt and subordinated note payable	—	485,000
Repayment of notes payable	(150,000)	(10,000)
Proceeds from issuance of secured convertible notes payable	450,000	—
Net borrowings (repayments) on line-of-credit	77,418	(61,838)
Secured convertible note payable issuance costs	(231,428)	—
Net cash provided by financing activities	145,990	413,162

Net increase (decrease) in cash and cash equivalents	(11,363)	88,337

Cash and cash equivalents:
Beginning	13,664	74
End	$2,301	$88,411
Supplemental cash flow information:
Cash paid for interest	$—	$—
Cash paid for taxes	—	—
Supplemental noncash disclosures:
Conversion of note payables and accrued interest to common stock	503,630	—
Conversion of line-of-credit to common stock	50,000	—
Discount from warrant derivative issued in connection with notes payable	126,677	580,056
Issuance of common stock purchase warrants for debt issuance costs	207,952	477,194
Issuance of common stock for extension of note payable	104,000	—
Transition of derivative liability to equity	329,849	—
Series B Preferred shares and related accrued dividends satisfied by issuance of common shares	—	1,681,749
Issuance of revenue sharing interest in Nicaragua Concession to note holder	—	482,369
Issuance of common stock in settlement of litigation	—	115,000
Preferred dividends accrued	—	25,527

See notes to unaudited financial statements.

F-5

INFINITY ENERGY RESOURCES, INC.

Notes to Condensed Financial Statements (unaudited)

Note 1 — Nature of Operations, Basis of Presentation and Summary of Significant Accounting Policies

Unaudited Interim Financial Information

Infinity Energy Resources, Inc. (collectively, “we,” “ours,” “us,” “Infinity” or the “Company”) has prepared the accompanying financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These financial statements are unaudited and, in our opinion, include all adjustments consisting of normal recurring adjustments and accruals necessary for a fair presentation of our balance sheets, statements of operations, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for 2015 due to various factors. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted in accordance with the rules and regulations of the SEC. These financial statements should be read in conjunction with the audited financial statements and accompanying notes in Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K, filed with the SEC.

Nature of Operations

The Company is engaged in the exploration of potential oil and gas resources in the Perlas and Tyra concession blocks offshore Nicaragua in the Caribbean Sea (the “Nicaraguan Concessions” or “Concessions”) which contains a total of approximately 1.4 million acres. The Company sold its wholly-owned subsidiary Infinity Oil and Gas of Texas, Inc. in 2012 and its wholly-owned subsidiary, Infinity Oil and Gas of Wyoming, Inc., was administratively dissolved in 2009.

The Company has been actively pursuing exploration and development of the Nicaraguan Concessions, which represents its principal asset and only exploration and development project. On March 5, 2009 Infinity signed the contracts relating to its Nicaraguan Concessions. Infinity has been conducting activities to develop geological information from the processing and evaluation of newly acquired and existing 2-D seismic data that was acquired for the Nicaraguan Concessions. Infinity has been conducting activities to develop geological information from the processing and evaluation of newly acquired and existing 2-D seismic data that was acquired for the Nicaraguan Concessions. The Company has identified multiple sites for exploratory drilling and is planning the initial exploratory well on the Perlas Block in order to determine the existence of commercial hydrocarbon reserves, subject to receipt from the Nicaraguan government of authorizations for the drilling of up to five wells. In order to meet its obligations under the Perlas Block of the Nicaraguan Concession, the Company has to drill its initial exploratory well during 2016 or risk being in default and losing its rights under the Nicaraguan Concessions. The work plan on the Tyra block now requires the Company to shoot additional seismic prior to the commencement of exploratory drilling. The Company is negotiating with the Nicaraguan government to seek the waiver of the additional seismic mapping on the Tyra Block so that it can proceed with exploratory drilling. There can be no assurance whether it will be able to obtain such waiver of the requirement.

On May 7, 2015 the Company completed the private placement (the “Private Placement”) of a $12.0 million principal amount Senior Secured Convertible Note (the “Note”) and a Warrant to purchase 18,000,000 shares of the Company’s common stock (the “Warrant”) with an institutional investor (the “Investor”). At the closing, the Investor acquired the Note by paying $450,000 in cash and issuing a promissory note, secured by cash, with a principal amount of $9,550,000 (the “Investor Note”). Assuming all amounts payable to the Company under the Investor Note are paid, the private placement will result in gross proceeds of $10.0 million before placement agent fees and other expenses associated with the transaction, subject to the satisfaction of certain conditions. The Company will receive the remaining cash proceeds upon each voluntary or mandatory prepayment of the Investor Note. The Investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part.

The Investor must prepay the Investor Note, in whole or in part, upon the occurrence of one or more mandatory prepayment events. These include (i) the investor’s conversion of the Note into shares of common stock upon which the investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Note and (ii) the Company’s delivering a mandatory prepayment notice to the investor after it has received governmental authorizations from the Nicaraguan authorities necessary to commence drilling on at least five sites within the Concessions, among other conditions.

F-6

The Note matures on the three-year anniversary of its issuance, bears interest at 8% per annum, and is convertible at any time at the option of the holder into shares of the Company’s common stock at $0.50 per share (the “Conversion Price”). As a part of the private placement, the Company issued a Warrant to the investor giving it the right to purchase up to an aggregate of 18,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The Warrant is exercisable commencing six months from the date of issuance for a period of seven years from the date of issuance. The Note ranks senior to the Company’s existing and future indebtedness and is secured by all of the assets of the Company, excluding the Concessions.

In addition, the Company continues to seek offers from industry operators and other third parties for interests in the acreage in the Nicaraguan Concessions in exchange for cash and a carried interest in exploration and development operations or other joint venture arrangement.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Going Concern

As reflected in the accompanying statements of operations, the Company has had a history of losses. In addition, the Company has a significant working capital deficit and is currently experiencing substantial liquidity issues.

The Company has relied on raising debt and equity capital in recent years in order to fund its ongoing maintenance/expenditure obligations under the Nicaraguan Concession, for its day-to-day operations and its corporate overhead since it has generated no operating revenues or cash flows in recent history.

Currently, the Company is in technical default of the Nicaraguan Concession because it has not provided the required letters of credit to the Nicaraguan Government, which total $1,356,227 for the Perlas block and $278,450 for the Tyra block. In addition, the Company was delinquent in the payment of approximately $155,500 in annual maintenance payments required by the Nicaraguan Concession, but it made such payments in early May 2015. The Company is in negotiations with the Nicaraguan Government and its lenders to renew the letters of credit, although there is no assurance that it will be successful in that regard.

If the Company does not receive the funding anticipated under its Private Placement, it must raise substantial amounts of debt and equity capital from other sources in the immediate future in order to fund: (1) the required letters of credit to the Nicaraguan Government; (2) the drilling of at least one exploratory well on the Perlas Block of the Nicaraguan Concessions during 2016; (3) the shooting of additional seismic on the Tyra Block of the Nicaraguan Concessions should it be unable to negotiate a waiver of such requirement from the Nicaraguan government (4) the payment of normal day-to-day operations and corporate overhead and (5) the payment of outstanding debt and other financial obligations as they become due. These are substantial operational and financial issues that must be successfully mitigated during 2015 or the Company’s ability to satisfy the conditions necessary to maintain its Nicaragua Concessions will be in significant doubt. The Company is actively seeking new outside sources of debt and equity capital in addition to the May 2015 Private Placement in order to fund the substantial needs enumerated above, however, there can be no assurance that we will be able to obtain such capital or obtain it on favorable terms or within the timeframe necessary to cure the technical defaults existing on the Nicaraguan Concessions or to meet its ongoing requirements relative to drilling the exploratory wells.

Due to the uncertainties related to these matters, there exists substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

F-7

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates with regard to the financial statements include the estimated carrying value of unproved properties, the estimated fair value of derivative liabilities, stock-based awards and overriding royalty interests, and the realization of deferred tax assets.

Fair Value of Financial Instruments

The carrying values of the Company’s accounts receivable, accounts payable and accrued liabilities and short term notes represent the estimated fair value due to the short-term nature of the accounts.

The carrying value of the Company’s debt under its line-of-credit with related party represents its estimated fair value due to its short-term nature, its rate of interest, associated fees and expenses and initially recorded discount.

In accordance with ASC Topic 820 — Fair Value Measurements and Disclosures (“ASC 820”), the Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities or a group of assets or liabilities, such as a business.

ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1 — Quoted prices in active markets for identical assets and liabilities.

●	Level 2 — Other significant observable inputs (including quoted prices in active markets for similar assets or liabilities).

●	Level 3 — Significant unobservable inputs (including the Company’s own assumptions in determining the fair value.

The estimated fair value of the Company’s Note and various derivative liabilities, which are related to detachable warrants issued in connection with various notes payable, were estimated using a closed-ended option pricing model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Company’s common stock, interest rates, the probability of both the downward adjustment of the exercise price and the upward adjustment to the number of warrants as provided by the warrant agreement terms and non-performance risk factors, among other items . The fair values for the warrant derivatives as of June 30, 2015 and December 31, 2014 were classified under the fair value hierarchy as Level 3.

The following table represents the Company’s hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2015 and December 31, 2014:

June 30, 2015	Level 1	Level 2	Level 3	Total
Liabilities:
Senior Secured Convertible Note payable	$—	$—	$618,100	$618,100
Derivative liabilities	—	—	7,135,145	7,135,145
	$—	$—	$7,753,245	$7,753,245

F-8

December 31, 2014	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liabilities	$—	$—	$701,214	$701,214

There were no changes in valuation techniques or reclassifications of fair value measurements between Levels 1, 2 or 3 during the three months ended June 30, 2015 and 2014.

Reclassifications

Certain amounts in the prior period were reclassified to conform with the current period’s financial statement presentation. These reclassifications had no effect on previously reported net loss or accumulated deficit.

Note 2 – Senior Secured Convertible Note Payable

Senior Secured Convertible Note (the “Note) payable consists of the following at June 30, 2015 and May 7, 2015 (origination date):

	June 30, 2015	May 7, 2015 Origination date
Senior secured convertible note payable, at par value	$12,000,000	$12,000,000
Investor note-unfunded portion	(9,550,000)	(9,550,000)
Original issue discount	(2,000,000)	(2,000,000)
	450,000	450,000
Fair value adjustments	168,100	232,400
Secured convertible note payable, at fair value	618,100	682,400
Less: Current maturities	(105,000)	(90,000)

Secured convertible note payable, long-term	$513,400	$592,400

On May 7, 2015, the Company completed the Private Placement of a $12.0 million Note and Warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value. The placement agent for the Company in the transaction will receive a fee of 6% of cash proceeds, or $600,000, if and when the Company receives the full cash proceeds. It received $27,000 of such amount at the closing. In addition, the placement agent was granted a warrant to purchase 2,400,000 shares of common stock at $0.50 per share, which warrant is immediately exercisable.

The Note and Warrant were issued pursuant to a Securities Purchase Agreement, dated May 7, 2015, by and between the Company and the Investor. The Private Placement was made pursuant to an exemption from registration under such Act. At the closing, the Investor acquired the Note by paying $450,000 in cash and issuing a secured promissory note, secured by cash, with an aggregate initial principal amount of $9,550,000 (the “Investor Note”). Assuming all amounts payable to the Company under the Investor Note are paid without any offset or default, the Private Placement will result in gross proceeds of $10.0 million before placement agent fees and other expenses associated with the transaction, subject to the satisfaction of certain conditions. The Company used the proceeds from this offering to retire certain outstanding obligations, including the 2015 area and training fees relating to its Nicaraguan Concessions, and to provide working capital.

F-9

The Company will receive the remaining cash proceeds upon each voluntary or mandatory prepayment of the Investor Note. An Investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion – At any time the Investor has converted more than $2.0 million principal amount of the Note, representing the original issue discount of the Note, the Investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Note.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – The Company may require the Investor to prepay the Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of certain equity conditions, (ii) the Company’s receipt of all Governmental Authorizations, as defined in the Purchase Agreement, necessary to commence drilling on at least five Properties, also as defined in the Purchase Agreement, within the Nicaraguan Concessions, and (iii) the Company obtaining forbearance agreements from certain third parties to whom the Company owes obligations. Notwithstanding the foregoing, the Company may not request a mandatory prepayment if after giving effect to such proposed mandatory prepayment, the Company and its subsidiaries, on a consolidated basis, would hold more than $4.0 million in cash or if prepayment under the Investor Note for the preceding sixty calendar day period would exceed $2.0 million.

The Investor Note also contains certain offset rights, which if executed, would reduce the amount outstanding under the Note and the Investor Note and the cash proceeds received by the Company.

Description of the Note

The Note ranks senior to the Company’s existing and future indebtedness and is secured by all of the assets of the Company, excluding the Nicaraguan Concessions, and to the extent and as provided in the related security documents.

The Note is convertible at any time at the option of the holder into shares of the Company’s common stock at $0.50 per share (the “Conversion Price”). The Note matures on the three-year anniversary of the issuance date thereof. If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the Conversion Price then in effect, the then current Conversion Price will be decreased to equal such lower price. The foregoing adjustments to the Conversion Price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

On the first business day of each month beginning on the earlier of the (i) effectiveness of a registration statement the Company files to register the shares of common stock issuable upon conversion of the Note or exercise of the Warrant, as defined below, or (ii) sixth month following the date of the Note through and including the maturity date (the “Installment Dates”), the Company will pay to the Note holder an amount equal to (i) one-thirtieth (1/30th) of the original principal amount of the Note (or the principal outstanding on the Installment Date, if less) plus (ii) the accrued and unpaid interest with respect to such principal plus (iii) the accrued and unpaid late charges (if any) with respect to such principal and interest. The Investor has the ability to defer or accelerate such monthly payments in its sole discretion.

Prior to the maturity date, the Note will bear interest at 8% per annum (or 18% per annum during an event of default) with interest payable in cash or in shares of Common Stock monthly in arrears on the first business day of each calendar month following the issuance date.

Each monthly payment may be made in cash, in shares of the Company’s common stock, or in a combination of cash and shares of its common stock. The Company’s ability to make such payments with shares of its common stock will be subject to various equity conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment (or, in the alternative, the eligibility of the shares issuable pursuant to the Note and the Warrant, as defined below, for sale without restriction under Rule 144 and without the need for the Company to remain current with its public filing obligations) and certain minimum trading price and trading volume. Such shares will be valued, as of the date on which notice is given by the Company that payment will be made in shares, at the lower of (1) the then applicable Conversion Price and (2) a price that is 80.0% of the arithmetic average of the three lowest weighted average prices of the Company’s common stock during the twenty-trading day period ending two trading days before the applicable determination date (the “Measurement Period”). If the Company elects to pay such monthly payment in shares of the Company’s stock it is required to pre-deliver shares of the Company’s common stock and is required to deliver additional shares, if any, to a true-up such number of shares to the number of shares required to be delivered on the applicable Installment Date pursuant to the calculation above.

F-10

At any time after the issuance date, the Company will have the right to redeem all or any portion of the outstanding principal balance of the Note plus all accrued but unpaid interest and any other charges at a price equal to 125% of such amount provided that (i) the arithmetic average of the closing sale price of the common stock for any twenty (20) consecutive Trading Days equals or exceeds 200% of the Conversion Price and (ii) among other conditions, there is an effective registration statement covering the resale of the shares issued in payment or, in the alternative, the eligibility of the shares issuable pursuant to the Note and the Warrant for sale without restriction under Rule 144 and without the need for the Company to remain current with its public filing obligations. The Investor has the right to convert any or all of the amount to be redeemed into common stock prior to redemption.

Upon the occurrence of an event of default under the Note, the Investor may, so long as the event of default is continuing, require the Company to redeem all or a portion of its Note. Each portion of the Note subject to such redemption must be redeemed by the Company, in cash, at a price equal to the greater of (1) 125% of the amount being redeemed, including principal, accrued and unpaid interest, and accrued and unpaid late charges, and (2) the product of (I) the amount being redeemed and (II) the quotient determined by dividing (A) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the event of default and ending on the date the holder delivers a redemption notice to the Company, by (B) the lowest Conversion Price in effect during such period.

Subject to certain conditions, the Investor may also require the Company to redeem all or a portion of its Note in connection with a transaction that results in a Change of Control, as defined in the Note. The Company must redeem each portion of the Note subject to such redemption in cash at a price equal to the greater of (1) 125% of the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges), and (2) the product of (I) the amount being redeemed and (II) the quotient determined by dividing (A) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the earlier to occur of (i) the consummation of the Change of Control and (ii) the public announcement of such Change of Control and ending on the date the holder delivers a redemption notice to the Company, by (B) the lowest Conversion Price in effect during such period.

Description of the Warrant.

As a part of the Private Placement, the Company issued a Warrant to the Investor giving it the right to purchase up to an aggregate of 18,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The Warrant is exercisable commencing six months from the date of issuance and the exercise prices for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrant will be decreased to equal such lesser price. Upon each such adjustment, the number of the shares of the Company’s common stock issuable upon exercise of the Warrant will increase proportionately. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrant will expire on the seventh (7th) anniversary of the date of issuance.

F-11

9.99% Restriction on Conversion of Note and Exercise of Warrant

The Investor has no right to convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in the Investor being the beneficial owner in excess of 9.99% of the Company’s common stock. The Company is required to hold a meeting of its shareholders to approve increase the number of its authorized shares to meet its obligations under the Purchase Agreement to have reserved 200% of the shares issuable upon conversion of the Note and exercise of the Warrant. The Company has provided notice to its shareholders whereby it will hold its Annual Meeting of Shareholders on or about September 25, 2015 and thereby satisfy this requirement.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investor entered into a Registration Rights Agreement under which the Company is required, on or before 45 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of 130% of the shares of the Company’s common stock issuable pursuant to the Note and Warrant and to use its best efforts to have the registration declared effective as soon as practicable. The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not remain available for the resale (subject to certain allowable grace periods) of the Registrable Securities, as such term is defined in the Registration Rights Agreement. The Company filed the required registration Statement on Form S-1 on June 19, 2015 and is attempting to manage the process whereby it will be able to request the Securities and Exchange Commission to accelerate its effectiveness and thereby satisfy this requirement.

Participation Rights

If, during the period beginning on the closing date and ending on the four (4) year anniversary of the closing date, the Company offers, sells, grants any option to purchase, or otherwise disposes of any of its or its subsidiaries’ equity or equity equivalent securities (a “Subsequent Placement”), the Investor will have the right to participate for 50% of any such future Subsequent Placement.

Description of the Financial Accounting and Reporting

The Company elected to account for the Note on its fair value basis, therefore, the fair value of the Note, including its embedded conversion feature, were estimated together utilizing a binomial lattice model on its origination date and at June 30, 2015. Such assumptions included the following:

	Upon Issuance	As of June 30, 2015

Volatility – range	102.6%	102.6%
Risk-free rate	1.00%	1.00%
Contractual term	3.0 years	2.85 years
Conversion price	$0.50	$0.50
Par value of note	$540,000	$540,000

Based upon the Company’s election to account for the Note at fair value all related debt issuance expenses which totaled $1,302,629 (including $1,071,201 representing the value of the warrant issued to placement agent and $231,428 of other fees and expenses) was charged to non-operating expenses in May 2015. The Company received $450,000 of proceeds at the date of issuance and the fair market value of the secured convertible note was estimated to be $682,400 as of the issuance date and $618,100 at June 30, 2015. The net $168,100 change in fair market value of the note is included in change in fair value of secured notes payable in the accompanying statement of operations for the three and six months ended June 30, 2015.

F-12

The Warrant issued to purchase 18,000,000 common shares in connection with the Note was treated as a derivative liability for accounting purposes due to its ratchet and anti-dilution provisions. Accordingly, the Company has estimated the fair value of the warrant derivative as of the issuance date of the secured convertible note was issued at $8,034,007 which has been charged to non-operating expense for the three and six months ended June 30, 2015. Changes in the fair value of the warrant derivative liabilities totaled $1,951,393 through June 30, 2015, which is included in changes in derivative fair value in the accompanying statement of operations for the three and six months ended June 30, 2015.

The warrant issued to purchase 2,400,000 shares issued as part of the placement fee in connection with the Note was treated as a derivative liability for accounting purposes due to its ratchet and anti-dilution provisions. Accordingly, the Company has estimated the fair value of the warrant derivative as of the issuance date at $1,071,201 which is included in Note issuance costs for the three and six months ended June 30, 2015. Changes in the fair value of the warrant derivative liability totaled $260,186 through June 30, 2015, which is included in changes in derivative fair value in the accompanying statement of operations for the three and six months ended June 30, 2015.

Note 3 – Debt

Debt consists of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Line-of-credit with related party	$61,225	$33,807
Notes payable, short term:
Note payable, net of unamortized discount of $145,391 and $41,011, of June 30, 2015 and December 31, 2014	$854,609	$1,008,989
Note payable, net of unamortized discount of $-0- and $822, as of June 30, 2015 and December 31, 2014, respectively	—	24,178
Note payable, net of unamortized discount of $-0- and $27,712, as of June 30, 2015 and December 31, 2014, respectively	—	72,288
Notes payable, net of unamortized discount of $-0- and $175,248, as of June 30, 2015 and December 31, 2014, respectively	—	124,752
Notes payable, net of unamortized discount of $-0- and $39,452, as of June 30, 2015 and December 31, 2014, respectively	—	110,548
Total notes payable, short-term	$854,609	$1,340,755

Line-of-Credit with Related Party

The Company entered into a line-of-credit facility on September 23, 2013 that provides it with borrowing capacity on a revolving basis up to a maximum of $50,000, which was increased to $75,000 at June 30, 2015 with an initial maturity of November 23, 2013. The entity providing the credit facility is owned by an officer of another corporation for which Infinity’s president and chairman of the board serves as president and chairman of the board. The facility is unsecured, bears interest at 8% per annum, and was renewed at its maturity in January 2014, April 2014, February 2015 and May 2015. Its current maturity date is May 28, 2015. In consideration for the origination of the line of credit facility and the various renewals, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 450,000 shares of common stock at an exercise price of $1.50 per share (as amended on January 23, 2014), which warrants were immediately exercisable and expired on various dates from September 23, 2018 to October 23, 2019 (as amended). The parties agreed as a condition to the renewal of the facility in January 2014 that all warrants would be extended to a five-year term and the exercise price reduced to $1.50 per share. The Company estimated the fair value of the warrants at $60,290 as of the original grant date in 2013, which amount was recorded as debt issuance costs and amortized to expense over the term of the line-of-credit. The Company estimated the fair value of the new warrants exercisable to purchase 400,000 shares issued to extend the facility during 2014 and the increased value of the amended warrants to be $603,966, which has been recorded as additional debt issuance costs and amortized to expense over the extended term of the facility.

F-13

On February 28, 2015, the line-of-credit facility matured and the Company was unable to repay the principal and interest. The Company negotiated an extension to May 28, 2015 and granted the lender common stock purchase warrants exercisable to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share, which warrants were immediately exercisable and expire on February 28, 2020. The parties agreed as a condition to the renewal of the facility in February 2015 that all previously issued warrants to the lender totaling 890,625 shares would be extended to a five-year term and the exercise price reduced to $0.50 per share. The total value of the 100,000 newly issued warrants totaled $28,507 which is being amortized over the extension period. The increased value of the amended warrants totaled $149,517 which was immediately expensed.

On March 26, 2015, the Company negotiated an additional amendment to the line-of-credit facility, which increased the maximum amount from $50,000 to $100,000. In consideration, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share, which warrants were immediately exercisable and expire on March 26, 2020. The parties agreed as a condition to the amendment of the facility on March 26, 2015 that the line-of-credit will become convertible to common stock at an exchange rate of $0.50 per share. The total value of the 100,000 newly issued warrants totaled $30,288, which is being amortized over the extension period.

On May 26, 2015, the Company negotiated an additional amendment to the line-of-credit facility, which decreased the maximum amount from $100,000 to $75,000 and extended its maturity date to August 28, 2015. In consideration, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share, which warrants were immediately exercisable and expire on May 26, 2020. The parties agreed as a condition to the amendment of the facility on May 26, 2015 that the line-of-credit will be convertible to common stock at an exchange rate of $0.50 per share. The total value of the 100,000 newly issued warrants totaled $35,652, which is being amortized over the extension period.

During the three months ended June 30, 2015 and 2014, a total of $59,250 and $112,243 of debt issuance costs were amortized (including amounts immediately expensed) to interest expense. During the six months ended June 30, 2015 and 2014, a total of $145,990 and $477,695 of debt issuance costs were amortized (including amounts immediately expensed) to interest expense and the remaining unamortized balance was $22,863 as of June 30, 2015.

Effective March 31, 2015, the lender exercised its right to convert a portion of the outstanding line-of-credit principal balances totaling $50,000 into 100,000 shares of common stock at a price of $0.50 per share.

Note Payable – Short-term

On December 27, 2013 the Company borrowed $1,050,000 under an unsecured credit facility with a private, third-party lender. The facility is represented by a promissory note (the “December 2013 Note”) with an original maturity date of March 12, 2014. The Company and the lender agreed to extend the maturity date of the Note to dates in May and December 2014, to April 7, 2015. Effective April 7, 2015 the Company and the lender agreed to further extend the maturity date of the Note from April 7, 2015 to the earlier of (i) April 7, 2016 or (ii) the payment in full of the Investor Note (the “New Maturity Date”).

F-14

In connection with one of the extensions of the Note, the Company agreed to enter into a definitive revenue sharing agreement with the lender to grant the lender under the revenue sharing agreement an irrevocable right to receive a monthly payment equal to one half of one percent (1/2%) of the gross revenue derived from the share of all hydrocarbons produced at the wellhead from the Nicaraguan Concessions and any other oil and gas concessions that the Company and its affiliates may acquire in the future. This percent increased to one percent (1%) when the Company did not pay the Note in full by August 7, 2014. Therefore, the revenue sharing agreement is fixed at one percent (1%). The value of the one percent (1.0%) definitive revenue sharing agreement granted to the lender as consideration for the extension of the maturity date to December 7, 2014 was estimated to be $964,738. Such amount has been reflected as a reduction of oil and gas properties and as a discount on the renewed note payable and amortized ratably over the extended term of the note.

In connection with the extension of the maturity date of the Note to the New Maturity Date, the Company (i) issued the lender 200,000 shares of restricted common stock; (ii) decreased the exercise price of the warrant to $0.50 per share and extended the term of the warrant to a period commencing on the New Maturity Date and expiring on the third anniversary of such date; and (iii) paid $50,000 toward amounts due under the Note. The Company issued no additional warrants to the lender in connection with the extension of the Note to the New Maturity Date. If the Company fails to pay the Note on or before its New Maturity Date, the number of shares issuable under the Warrant increases to 13,333,333 and the exercise price drops to $0.075 per share. All other terms of the warrant remain the same. The Note may be prepaid without penalty at any time. The Note is subordinated to all existing and future senior indebtedness, as such terms are defined in the Note.

The Warrant has been treated as a derivative liability whereby the value of Warrant is estimated at the date of grant and recorded as a derivative liability and as a discount on the note payable. The warrant liability is revalued to fair value at each reporting date with the corresponding income (loss) reflected in the statement of operations as change in derivative liability. The discount is amortized ratably through the original maturity date and each of the extended maturity dates.

The discount recorded as of the December 27, 2013 origination date of the note and the as a result of the amendments to the Note terms and extensions of the maturity date has been amortized ratably over the term and extended terms of the note. Discount amortization expense aggregated $30,284 and $285,472 for the three months ended June 30, 2015 and 2014, respectively. Discount amortization expense aggregated $68,336 and $1,086,026 for the six months ended June 30, 2015 and 2014, respectively and the remaining unamortized discount was $145,391 and $41,011 as of June 30, 2015 and December 31, 2014, respectively.

Other than the Note described above, during the six months ended June 30, 2015 the Company had short-term notes outstanding with entities or individuals as follows:

●	On January 7, 2014 the Company borrowed a total of $25,000 from an individual under a convertible note with a conversion price of $1.50 per share. The term of the note was for one year and it bears interest at 8% per annum. In connection with the loan, the Company issued the lender a warrant exercisable to purchase 25,000 shares of common stock at $1.50 per share for a term of five years from the date of the note. The terms of the note and warrant provide that if the note and interest are not paid in full by its maturity date, the conversion price of the note and exercise price of the warrant automatically reduce to $0.50 per share. The ratchet provision in the note conversion and warrant exercise price require that these be accounted for as derivative liabilities. The Company recorded the estimated fair value of the conversion feature and warrants totaling $37,323 as discounts on note payable and as a derivative liability in the same amount, as of the date of the note. On January 7, 2015, the Company and the holder agreed to extend the maturity date of the note to February 28, 2015 and in consideration the Company granted it an additional 25,000 warrants with an exercise price of $0.50 per share with a January 7, 2020 expiration date. The parties agreed as a condition to the renewal of the facility in January 2015 that all previously issued warrants to the lender totaling 150,000 shares would be extended to a five-year term and the exercise price reduced to $0.50 per share. The value of the newly issued warrants and the increased value of the amended warrants totaled $57,961 which was amortized over the extension terms. Interest expense for the three months ended June 30, 2015 and 2014 includes discount amortization in the amount of $-0- and $6,164, respectively. Interest expense for the six months ended June 30, 2015 and 2014 includes discount amortization in the amount of $32,961 and $24,172, and as of June 30, 2015 and December 31, 2014, the remaining unamortized discount was $-0- and $822, respectively.

F-15

On February 28, 2015, the holder exercised its right to convert the full principal balance of $25,000 and accrued interest totaling $2,285 into 54,570 shares of common stock at a price of $0.50 per share. The Company paid the holder a fee of $2,729 in connection with the conversion of the note into common stock.

●	On March 31, 2014 the Company borrowed a total of $100,000 from an entity under a convertible note with a conversion price of $1.50 per share. The term of the note was for a period of 180 days and it bears interest at 8% per annum. In connection with the loan, the Company issued the lender a warrant exercisable to purchase of 100,000 shares of common stock at $1.50 per share for a term of five years from the date of the note. On September 30, 2014, the parties agreed to extend the maturity date of the note to February 28, 2015, for which the Company granted an additional warrant exercisable to purchase 100,000 shares of common stock at an exercise price of $1.00 per share for a five-year term and reduced the exercise price of the previously issued warrants to $1.00 per share. The terms of the note and warrant provide that if the note and interest are not be paid in full by its maturity date, the conversion price of the note and the exercise price of the warrant automatically reduce to $0.50 per share. The ratchet provision in the note conversion and warrant exercise price required that the conversion feature and warrants be accounted for as derivative liabilities. The Company recorded the estimated fair value of the conversion feature and warrants totaling $143,502 as a discount on note payable and as a derivative liability in the same amount, on the origination date of the note. In addition, the fair value of the new warrants issued and changes to previously issued warrants at the date of the extension was estimated at $70,924, which was also recorded as a discount on the note and a derivative liability. The Company amortized the discount to interest ratably over the term of the note. Interest expense for the three months ended June 30, 2015 and 2014, respectively, includes discount amortization in the amount of $-0- and $43,502, respectively. The Company amortized the discount to interest ratably over the term of the note. Interest expense for the three months ended June 30, 2015 and 2014, respectively, includes discount amortization in the amount of $27,712 and $93,229, respectively and as of June 30, 2015 and December 31, 2014, the remaining unamortized discount was $-0- and $27,712.

On February 28, 2015, the holder exercised its right to convert the full principal balance of $100,000 and accrued interest totaling $9,260 into 218,520 shares of common stock at a price of $0.50 per share. The parties agreed as a condition to the conversion in February 2015 that all previously issued warrants to the lender totaling 200,000 shares would be extended to a five-year term and the exercise price be reduced to $0.50 per share. The value of the warrant derivative was increased to the estimated value of $55,942 representing the amended terms of the previously issued warrants. The Company paid the holder a fee of $10,926 in connection with the conversion of the note into common stock.

●	On April 4, 2014 and June 7, 2014 it borrowed a total of $250,000 from an entity under two convertible notes payable with a conversion price of $1.50 per share. The original terms of the April 4, 2014 and June 7, 2014 notes were for a period of 180 days and bore interest at 8% per annum. On November 19, 2014 it borrowed an additional $50,000 and renewed the previously notes to mature on February 28, 2015 and bearing interest at 8% per annum. In connection with the loans the Company issued the entity a warrant excisable to purchase 250,000 shares of common stock at $1.50 per share for a term of five years from the date of the notes. On November 19, 2014, the Company granted an additional 350,000 warrants with an exercise price of $1.00 per share and a five-year term and reduced the existing 250,000 warrants exercise price to $1.00 per share. The terms of the notes and warrants provide that if the notes and interest are not be paid in full by their respective maturity dates, the conversion price of the notes and the exercise price of the warrants automatically reduce to $0.50 per share. The ratchet provision contained in the note conversion and warrant exercise price required that these be accounted for as derivative liabilities. The Company recorded the estimated fair value of the conversion feature and warrants totaling $278,585 as a discount on note payable and as a derivative liability in the same amount, as of the date of the respective notes. In addition, the fair value of the new warrants issued and changes to previously issued warrants at the date of the extension was estimated at $436,366 which was also recorded as a discount on the note and a derivative liability. The Company amortized the discount to interest ratably over the term of the note. Interest expense for the three months ended June 30, 2015 and 2014 includes discount amortization in the amount of $175,248 and $99,633, respectively. Interest expense for the six months ended June 30, 2015 and 2014 includes discount amortization in the amount of $175,248 and $99,633, respectively and as of June 30, 2015, and December 31, 2014, the remaining unamortized discount was $-0- and $175,248, respectively.

F-16

On February 28, 2015, the holder exercised its right to convert the partial principal balance of $200,000 and accrued interest totaling $17,085 into 317,490 shares of common stock at an exchange rate of $0.50 per share. The parties agreed that the remaining $100,000 principal balance will be paid in cash upon the Company closing on a new outside financing transaction which occurred in May 2015. The parties agreed as a condition to the conversion and the repayment of the $100,000 remaining principal balance on the note in February 2015 that all previously issued warrants to the lender totaling 600,000 shares would be extended to a five-year term and the exercise price be reduced to $0.50 per share. The value of the warrant derivative was increased to the estimated value of $152,751 representing the amended terms of the previously issued warrants. The Company paid the holder a fee of $21,709 in connection with the conversion of the note into common stock.

●	On April 14, 2014 it borrowed a total of $100,000 from an entity under a convertible note payable with the conversion rate of $1.50 per share. The term of the note was for a period of 180 days and bore interest at 8% per annum. In connection with the loan, the Company issued the entity a warrant for the purchase of 100,000 shares of common stock at $1.50 per share for a period of five years from the date of the note. On October 2, 2014 it borrowed an additional $50,000 from this entity under a convertible notes payable with the conversion rate of $1.00 per share and extended the term of the original note payable to a maturity date of February 28, 2015. In connection with the issuance of the $50,000 note and the extension of the $100,000 note the Company issued 150,000 new warrants to acquire common stock at $1.00 per share for a term of five years and the reduction in exercise price of the original 100,000 warrants from $1.50 per share to $1.00 per share. The terms of the note and warrant provide that should the note and interest not be paid in full by its maturity date, the conversion price of the note and exercise price of the warrants automatically reduce to $0.50 per share. The ratchet provision in the note conversion and warrant exercise price required that these be accounted for as derivative liabilities. The Company recorded the estimated fair value of the conversion feature and warrants totaling $200,120 as a discount on note payable and as a derivative liability in the same amount, as of the date of the respective notes and the subsequent extension. Interest expense for the three months ended June 30, 2015 and 2014 includes discount amortization in the amount of $-0- and $47,597, respectively. Interest expense for the six months ended June 30, 2015 and 2014 includes discount amortization in the amount of $39,452 and $47,597, respectively and as of June 30, 2015 and December 31, 2014, the remaining unamortized discount was $-0- and $39,452, respectively.

On February 28, 2015, the holder exercised its right to convert the full principal balance of $150,000 into 300,000 shares of common stock at a price of $0.50 per share. The parties agreed as a condition to the conversion in February 2015 that all previously issued warrants to the lender totaling 350,000 shares would be extended to a five-year term and the exercise price be reduced to $0.50 per share. The value of the warrant derivative was increased to the estimated value of $71,268 representing the amended terms of the previously issued warrants. The Company paid the holder a fee of $15,000 in connection with the conversion of the note into common stock.

Note 4 – Common Stock

On February 28, 2015, the Company issued a total of 1,007,260 shares of common stock to holders in exchange for notes payable with a principal balances aggregating $475,000 and accrued interest totaling $28,630. The note holders had exercised their conversion rights at an exchange rate of $0.50 per share.

F-17

On March 31, 2015, the Company issued a total of 100,000 shares of common stock to the holder of the line-of-credit in exchange for a partial principal balance of $50,000. The lender had exercised their conversion right at an exchange rate of $0.50 per share.

On May 8, 2015, the Company issued a lender 200,000 shares of restricted common stock valued at $104,000 (based on closing market price on the date of issuance) in connection with the extension of the maturity date of a note payable (See Note 3). The Company recorded the issuance of the common stock at its fair value with a corresponding increase in discount on the note to be amortized over the extended terms of the note.

During 2014, the Company issued a total of 100,000 shares of common stock to an individual to settle outstanding litigation (See Note 9). The Company recorded the issuance of the 100,000 shares based upon the closing market price on the date of issuance and a corresponding credit to common stock and additional paid-in capital of $115,000.

Note 5 – Stock Options

The Company applies ASC 718, Stock Compensation, which requires companies to recognize compensation expense for share-based payments based on the estimated fair value of the awards. ASC 718 also requires tax benefits relating to the deductibility of increases in the value of equity instruments issued under share-based compensation arrangements to be presented as financing cash inflows in the statement of cash flows. Compensation cost is recognized based on the grant-date fair value for all share-based payments granted, and is estimated in accordance with the provisions of ASC 718.

In May 2006, the Company’s stockholders approved the 2006 Equity Incentive Plan (the “2006 Plan”), under which both incentive and non-statutory stock options may be granted to employees, officers, non-employee directors and consultants. An aggregate of 470,000 shares of the Company’s common stock are reserved for issuance under the 2006 Plan. In June 2005, the Company’s stockholders approved the 2005 Equity Incentive Plan (the “2005 Plan”), under which both incentive and non-statutory stock options may be granted to employees, officers, non-employee directors and consultants. An aggregate of 475,000 shares of the Company’s common stock are reserved for issuance under the 2005 Plan. Options granted under the 2005 Plan and 2006 Plan allow for the purchase of common stock at prices not less than the fair market value of such stock at the date of grant, become exercisable immediately or as directed by the Company’s Board of Directors and generally expire ten years after the date of grant. The Company also has other equity incentive plans with terms similar to the 2005 and 2006 Plans. As of June 30, 2015, 136,500 shares were available for future grants under all plans.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model, which requires the input of subjective assumptions, including the expected term of the option award, expected stock price volatility and expected dividends. These estimates involve inherent uncertainties and the application of management judgment. For purposes of estimating the expected term of options granted, the Company aggregates option recipients into groups that have similar option exercise behavioral traits. Expected volatilities used in the valuation model are based on the expected volatility that would be used by an independent market participant in the valuation of certain of the Company’s warrants. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company’s forfeiture rate assumption used in determining its stock-based compensation expense is estimated based on historical data. The actual forfeiture rate could differ from these estimates. There were no stock options granted during the six months ended June 30, 2015.

The following table summarizes stock option activity for the six months ended June 30, 2015:

	Number of Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2014	4,204,500	$3.89	6.3 years	$90,335
Granted	—	—
Exercised	—	—
Forfeited	(30,000)	8.50
Outstanding at June 30, 2015	4,174,500	$3.86	5.8 years	$46,725
Outstanding and exercisable at June 30, 2015	3,854,500	$3.93	5.6 years	$46,725

F-18

The Company recorded stock-based compensation expense in connection with the vesting of options granted aggregating $42,612 and $202,005 during the three months ended June 30, 2015 and 2014, respectively and $100,971 and $761,967 during the six months ended June 30, 2015 and 2014, respectively.

The unrecognized compensation cost as of June 30, 2015 related to the unvested stock options as of that date was $98,773, which will be amortized over the next seven months.

Note 6 – Derivative Instruments

Derivatives – Warrants Issued Relative to Note Payables

The estimated fair value of the Company’s derivative liabilities, all of which are related to the detachable warrants issued in connection with various notes payable and the secured convertible note, were estimated using a closed-ended option pricing model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Company’s common stock, interest rates, the probability of both the downward adjustment of the exercise price and the upward adjustment to the number of warrants as provided by the note payable and warrant agreement terms (Note 2 and 3) and non-performance risk factors, among other items (ASC 820, Fair Value Measurements (“ASC 820”) fair value hierarchy Level 3). The detachable warrants issued in connection with the secured convertible note contains ratchet and anti-dilution provisions that remain in effect during the term of the warrant while the ratchet and anti-dilution provisions of the other notes payable cease when the related note payable is extinguished. When the note payable containing such ratchet and anti-dilution provisions is extinguished, the derivative liability will be adjusted to fair value and the resulting derivative liability will be transitioned from a liability to equity as of such date. The derivative liability associated with the warrants issued in connection with the secured convertible note payable will remain effect until such time as the underlying warrant is exercised or terminated and the resulting derivative liability will be transitioned from a liability to equity as of such date.

On May 7, 2015, the Company completed a Private Placement of a $12.0 million principal amount Note and Warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value. The detachable Warrant to purchase 18,000,000 shares of common stock is treated as a derivative liability in the accompanying financial statements at its estimated fair value. In addition, the placement agent for the Private Placement was granted a warrant to purchase 2,400,000 shares of common stock which is also treated as a derivative liability. A comparison of the assumptions used in calculating estimated fair value of such derivative liabilities at the issue date and as of June 30, 2015 is as follows:

	Upon Issuance	As of June 30, 2015

Volatility – range	119.2%	104.6%
Risk-free rate	1.92%	2.06
Contractual term	7.0 years	6.85 years
Exercise price	$0.50	$0.50
Number of warrants in aggregate	20,400,000	20,400,000

F-19

Based on such assumptions the estimated fair value of the Warrant issued in connection with the Note aggregated $8,034,007 as of the date of issuance which has been recorded as a non-operating expense in the three and six months ended June 30, 2015. The estimated fair value of the placement agent warrant issued in connection with the secured convertible note totaled $1,071,201which was expensed as a secured convertible note issuance cost in the three and six months ended June 30, 2015. In addition, the change in the estimated value of both warrants from their origination to June 30, 2015 represented a decrease of $2,211,578 which has been included in non-operating expenses together with other changes in derivative fair value of the other warrants described below.

Other notes payable with a total principal balance of $475,000 were extinguished during the six months ended June 30, 2015. A comparison of the assumptions used in calculating estimated fair value of derivative liabilities at the issue date and as of the date of the transition from liability to equity during the six months ended June 30, 2015 is as follows:

	Upon Issuance	As of date of transition to equity	As of June 30, 2015

Volatility – range	104%	104%	102%
Contractual term	5.0 years	5.0 years	3.1 years
Exercise price	$0.50	$0.50	$0.50
Number of warrants in aggregate	25,000	1,325,000	1,000,000

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs for both open and closed derivatives:

Amount
Balance at December 31, 2014	$701,214
Warrants issued in connection with the secured convertible note (expensed at issuance date)-Note 2	8,034,007
Warrants issued for the secured convertible note placement fee (expensed at issuance date)-Note 2	1,071,201
Warrants issued to originate or extend notes payable (recorded as discount on note payable) -Note 3	126,678
Unrealized derivative gains included in other expense	(2,468,106)
Transition of derivative liability to equity-Note 3	(329,849)

Balance at June 30, 2015	$7,135,145

F-20

Note 7 – Warrants

The following table summarizes warrant activity for the six months ended June 30, 2015:

	Number of Warrants	Weighted Average Exercise Price Per Share
Outstanding and exercisable at December 31, 2014	3,662,710	$1.59
Issued in conjunction with secured convertible note payable (Note 2)	18,000,000	0.50
Issued for secured convertible note payable placement fee (Note 2)	2,400,000	0.50
Issued in conjunction with notes payable (Note 3)	25,000	0.50
Issued in conjunction with line-of-credit (Note 3)	300,000	0.50
Exercised	—	—

Outstanding and exercisable at June 30, 2015	24,387,710	$0.54

The weighted average term of all outstanding common stock purchase warrants was 6.4 years as of June 30, 2015. The intrinsic value of all outstanding common stock purchase warrants and the intrinsic value of all vested common stock purchase warrants was zero as of June 30, 2015.

Note 8 – Supplemental Oil and Gas Information

Estimated Proved Oil and Gas Reserves (Unaudited)

As of June 30, 2015 and December 31, 2014, the Company had no proved reserves. As such, there are no estimates of proved reserves to disclose, nor standardized measure of discounted future net cash flows relating to proved reserves.

Costs Incurred in Oil and Gas Activities

Costs incurred during the six months ended June 30, 2015 in connection with the Company’s oil and gas acquisition, exploration and development activities are shown below.

Six months ended June 30, 2015
Property acquisition costs:
Proved	$-
Unproved
Total property acquisition costs	-
Development costs	-
Exploration costs	27,784
Total costs	$27,784

Exploration costs during the six months ended June 30, 2015 primarily related to area concession fees to be paid to the Nicaraguan Government for 2015.

Aggregate capitalized costs relating to the Company’s oil and gas producing activities, and related accumulated depreciation, depletion and amortization are as follows:

	June 30, 2015	December 31, 2014

Proved oil and gas properties	$-	$-
Unproved oil and gas properties	10,620,620	10,592,836
Total	10,620,620	10,592,836
Less amounts allocated to revenue sharing interest granted to Note holder for extension of maturity date (See Note 3)	(964,738)	(964,738)
Less accumulated depreciation, depletion and amortization	-	-

Net capitalized costs	$9,655,882	$9,628,098

F-21

Costs Not Being Amortized

Oil and gas property costs not being amortized at June 30, 2015, by year that the costs were incurred, are as follows:

Year Ended December 31,
2015 (through June 30, 2015)	$27,784
2014	115,622
2013	6,051,411
2012	581,723
2011	731,347
Prior	3,112,733
Total costs not being amortized	$10,620,620

The above unevaluated costs relate to the Company’s approximate 1,400,000 acre Nicaraguan Concessions.

The Company anticipates that these unproved costs in the table above will be reclassified to proved costs within the next five years.

Note 9 – Commitments and Contingencies

The Company has not maintained insurance coverage on its U.S domestic oil and gas properties for several years. The Company is not in compliance with Federal and State laws regarding the U.S. domestic oil and gas properties. The Company’s known compliance issues relate to the Texas Railroad Commission regarding administrative filings and renewal permits relative to its Texas oil and gas properties that were sold in 2012. The ultimate resolution of these compliance issues could have a material adverse impact on the Company’s financial statements.

Nicaraguan Concessions

The final approval of the EIA by the Nicaraguan government of our environmental impact study on April 13, 2013, began Sub-Period 2 for both the Tyra and Perlas Blocks as defined in the Nicaraguan Concessions. The Company believes it has satisfied the acquisition, processing and interpretation of seismic data required for Sub-Period 2 for both the Perlas and Tyra Blocks. Therefore, we are now in Sub-Period 3 of the exploration phase of the 30-year Concession for both Perlas and Tyra as of June 30, 2015. Sub-Period 3 of the Nicaraguan Concessions requires the drilling of at least one exploratory well on the Perlas Block during 2016 and the shooting of additional seismic on the Tyra Block. The Company is in process of identifying at least one potential drilling site on the Perlas Block as required in Sub-Period 3 and will have to perform supplemental EIA work prior to requesting and receiving the permit to drill from the Nicaraguan government. The work plan on the Tyra block for Sub-Period 3 requires the Company to shoot additional seismic which is estimated to cost approximately $2,500,000 prior to the commencement of exploratory drilling. The Company is currently negotiating with the Nicaraguan government to obtain a waiver of the additional seismic mapping requirement on the Tyra Block because we do not believe it will be effective in providing additional information due to the water depth and other factors so that it can proceed with exploratory drilling. There can be no assurance whether it will be able to obtain such waiver of the requirement.

In accordance with the Concession agreements, we are required to provide the Ministry of Energy with letters of credit in the amounts of $1,356,227 for Perlas and $1,818,667 for Tyra, but have not done so. We made all required expenditures related to the Nicaraguan Concessions for the training fees, area fees and other expenditures and as “area fees,” for Tyra and Perlas for the years 2010 through May 2015, but will be required to pay such additional fees for the 2015/2016 period in March 2016 of approximately $155,000.

F-22

We are negotiating the renewal and/or adjustment of the required letters of credit with the Nicaraguan Government. We plan to prepare the necessary information to submit the supplemental EIA in order to obtain the necessary authorizations to drill up to five locations in the Concessions. There can be no assurance that we will be successful any of the foregoing regards. Except for the foregoing items, we believe we are in full compliance with the terms of the Nicaraguan Concessions agreements.

The Nicaraguan Government has yet to provide a waiver for the Tyra Block or grant the drilling permit on the Perlas Block. However assuming that it does provide the waiver and grant the drilling permit Infinity will be required to drill at least one exploratory well on the Perlas Block within one-year (estimated to be prior to May 2016). The minimum cash requirements to maintain and comply with the minimum work program as defined in the Nicaraguan Concessions for the next twelve month period will be approximately $5,500,000 for the Perlas Block, which includes all costs to prepare for and drill the initial exploratory well, and $280,000 for the Tyra Block (assuming the waiver is granted). In addition to the minimum cash requirements related to the Nicaraguan Concessions, the Company estimates that it will require approximately $330,000 of working capital to maintain corporate operations for the next 12 months, but not including approximately $1,000,000 principal amount of short-term promissory notes due in April 2016, plus accrued interest, and other obligations owed to third parties.

The following charts set forth the minimum work programs required under for the Perlas and Tyra blocks comprising our Concessions in order for us to retain the Concessions.

Minimum Work Program – Perlas

Block Perlas – Exploration Minimum Work Commitment and Relinquishments
Exploration Period (6 Years)	Duration (Years)	Work Commitment	Relinquishment	Irrevocable Guarantee
Sub-Period1	2	- Environmental Impact Study - Acquisition & interpretation of 333km of new 2D seismic - Acquisition, processing & interpretation of 667km of new 2D seismic (or equivalent in 3D)	26km2	$443,100
Sub-Period 2 Optional	1	- Acquisition, processing & interpretation of 200km2 of 3D seismic	53km2	$1,356,227
Sub-Period 3 Optional	1	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is Shallower	80km2	$10,220,168
Sub-Period 4 Optional	2	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is shallower - Geochemical analysis	All acreage except areas with discoveries	$10,397,335

Minimum Work Program - Tyra

Block Tyra – Exploration Minimum Work Commitment and Relinquishments
Exploration Period (6 Years)	Duration (Years)	Work Commitment	Relinquishment	Irrevocable Guarantee
Sub-Period1	1.5	- Environmental Impact Study - Acquisition & interpretation of 667km of existing 2D seismic - Acquisition of 667km of new 2D seismic (or equivalent in 3D)	26km2	$408,450
Sub-Period 2 Optional	0.5	- Processing & interpretation of the 667km 2D seismic (or equivalent in 3D) acquired in the previous sub-period	40km2	$278,450
Sub-Period 3 Optional	2	- Acquisition, processing & interpretation of 250km2 of new 3D seismic	160km2	$1,818,667
Sub-Period 4 Optional	2	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is shallower - Geochemical analysis	All acreage except areas with discoveries	$10,418,667

F-23

Contractual and Fiscal Terms

Training Program	US $50,000 per year, per block
Area Fee	Years 1-3	$0.05/hectare
	Years 4-7	$0.10/hectare
	Years 8 & forward	$0.15/hectare
Royalties	Recovery Factor 0 – 1.5	Percentage 5%
	1.5 – 3.0	10%
	>3.0	15%

Natural Gas Royalties	Market value at production	5%
Corporate Tax	Rate no higher than 30%
Social Contribution	3% of the net profit (1.5% for each autonomous region)
Investment Protection	ICSID arbitration OPIC insurance

Revenue Sharing Commitments

On March 23, 2009, the Company entered into a Securities Purchase Agreement, dated effective as of March 23, 2009, with Off-Shore, an accredited investor, to issue a subordinated secured promissory note in the aggregate principal amount of up to $1,275,000 and a one percent (1%) revenue sharing interest in the Nicaraguan Concessions. Off-Shore funded a total of $1,275,000 and subsequently converted the subordinated secured promissory note to common stock.

Under the Revenue Sharing Agreement (the “Revenue Agreement”), Infinity assigned to Off-Shore a monthly payment (the “RSP”) equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP will be paid to Off-Shore by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for Off-Shore. In connection with its dissolution Off-Shore assigned its RSP to its individual members.

F-24

On June 6, 2009 the Company entered into a Revenue Sharing Agreement with the officers and directors for services provided. Infinity assigned to officers and directors a monthly payment equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for officers and directors.

The Company intends to seek joint venture or working interest partners (the “Farmout”) prior to the commencement of any exploratory drilling operations on the Nicaraguan Concessions. On September 8, 2009 the Company entered into a Revenue Sharing Agreement with Jeff Roberts to assist the Company with its technical studies of gas and oil holdings in Nicaragua and managing and assisting in the Farmout. Infinity assigned to Jeff Roberts a monthly payment equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid to Jeff Roberts by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for Jeff Roberts.

In connection with the extension of the December 2013 Note with a $1,050,000 principal balance issued in December 2013, the Company entered into a Revenue Sharing Agreement in May 2014. Infinity assigned to the note holder a monthly payment equal to the revenue derived from one percent (1%) of 8/8ths of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions and any other oil and gas concessions that the Company and its affiliates may acquire in the future. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for officers and directors.

Letter of Intent to enter Exploration Services Agreement

On October 13, 2014 the Company announced that it had entered into a Letter of Intent (“LOI”) with Granada Exploration, LLC, which has agreed to join with the Company to explore for potential hydrocarbons beneath Infinity’s 1.4 million-acre oil and gas concessions in the Caribbean Sea offshore Nicaragua. Under the terms of the LOI, Granada Exploration will provide its services in exchange for a working interest in the Nicaraguan Concessions. The scope of such services will be more specifically described in a mutually acceptable Exploration Services Agreement (“ESA”), which is currently being negotiated. The ESA is anticipated to provide that Granada will earn an assignment from Infinity of an undivided 30% working interest in the Concessions, based on an 80% net revenue interest. Granada and Infinity are also anticipated to enter into a Joint Operating Agreement. Granada may, at its discretion, participate in an initial exploratory well for up to an additional undivided 20% working interest, on a prospect-by-prospect basis, with such additional interest to be based on an 80% net revenue interest.

The LOI is subject to Granada’s normal and customary due diligence, including the evaluation of the Company’s Form 10-K and 10-Q filings, documents showing that the Company is in good standing regarding the Nicaraguan Concessions and with the Nicaraguan government; negotiation and approval of mutually acceptable formal agreements; and final approval by a majority of the partners that comprise Granada Exploration, LLC. The parties continue to negotiate the terms of the ESA, but have not entered into definitive agreements and Granada has not completed its normal and customary due diligence.

F-25

Lack of Compliance with Law Regarding Domestic Properties

Infinity has not been in compliance with existing federal, state and local laws, rules and regulations for its previously owned domestic oil and gas properties and this could have a material or significantly adverse effect upon the liquidity, capital expenditures, earnings or competitive position of Infinity. All domestic oil and gas properties held by Infinity – Wyoming and Infinity-Texas have been disposed of as of June 30, 2015; however, the Company may remain liable for certain asset retirement costs should the new owners not complete their obligations. Management believes the total asset retirement obligations recorded of $1,716,003 as of June 30, 2015 and December 31, 2014 is sufficient to cover any potential noncompliance liabilities relative to the to the plugging of abandoned wells, the removal of facilities and equipment, and site restoration on oil and gas properties for its former oil and gas properties. The Company has not maintained insurance on the domestic properties for a number of years.

Litigation

The Company is subject to numerous claims and legal actions in which vendors are claiming breach of contract due to the Company’s failure to pay amounts due. The Company believes that it has made adequate provision for these claims in the accompanying financial statements.

The Company is currently involved in litigation as follows:

•	Exterran Energy Solutions, L.P., f/k/a Hanover Compression Limited Partnership, who filed an action in the District Court of Erath County, Texas, number CV30512, on March 31, 2010 against Infinity Oil and Gas of Texas, Inc., Infinity Energy Resources, Inc., Longhorn Properties, LLC, and Forest Oil Corporation. Exterran Energy Solutions, L.P. provided certain gas compressor and related equipment pursuant to a Gas Compressor/Production Equipment Master Rental & Servicing Agreement with Infinity dated January 3, 2005 in Erath County, Texas and has claiming breach of contract for failure to pay amounts due. On October 13, 2011, a default judgment was entered against the Company in the amount of $445,521 plus interest and attorney fees. The Company has included the impacts of this litigation as liabilities in its accounts payable. The Company will seek to settle the default judgment when it has the financial resources to do so.

•	In October 2012 the State of Texas filed a lawsuit naming Infinity-Texas, the Company and the corporate officers of Infinity-Texas, seeking $30,000 of reclamation costs associated with a single well, in addition to administrative expenses and penalties. The Company has engaged in negotiations with the State of Texas in late 2012 and early 2013 and has reached a settlement agreement that would reduce the aggregate liability, in this action and any extension of this to other Texas wells, to $45,103, which amount has been paid. Certain performance obligations remain which must be satisfied in order to finally settle and dismiss the matter.

Pending satisfactory performance of the performance obligations and their acceptance by the State of Texas, the officers retain potential liability on the above matter, and the officers are held personally harmless by indemnification provisions of the Company. Therefore these liabilities, to the extent they might become actual, are the obligations of the Company. Management estimates that the liabilities associated with this matter will not exceed $780,000, calculated as $30,000 for each of the 26 Infinity-Texas operated wells. This related liability, less the payment made to the State of Texas in 2012 in the amount of $45,103, is classified as an asset retirement obligation on the balance sheets.

F-26

•	Cambrian Consultants America, Inc. (“Cambrian”) filed an action in the District Court of Harris County, Texas, number CV2014-55719, on September 26, 2014 against Infinity Energy Resources, Inc. resulting from certain professional consulting services provided for quality control and management of seismic operations during November and December 2013 on the Company’s offshore Nicaraguan Concessions. Cambrian provided these services pursuant to a Master Consulting Agreement with Infinity dated November 20, 2013 and is claiming breach of contract for failure to pay amounts due. On December 8, 2014, a default judgment was entered against the Company in the amount of $96,877 plus interest and attorney fees. The Company has included the impact of this litigation as a liability in its accounts payable. The Company will seek to settle the default judgment when it has the financial resources to do so.

•	Torrey Hills Capital, Inc. (“Torrey”) notified the Company by letter dated August 15, 2014 of its demand for the payment of $56,000, which it alleged was unpaid and owed under a consulting agreement dated October 18, 2013. The parties entered into a consulting agreement under which Torrey agreed to provide investor relations services in exchange for payment of $7,000 per month and the issuance of 15,000 shares of common stock. The agreement was for an initial three month-term with automatic renewals unless terminated upon 30 days written notice by either party. The Company made payments totaling $14,000 and issued 15,000 shares of common stock during 2013. The Company contends that Torrey breached the agreement by not performing the required services and that it had provided proper notice of termination to Torrey. Furthermore, the Company contends that the parties agreed to settle the dispute on or around June 19, 2014 under which it would issue 28,000 shares of common stock in full settlement of any balance then owed and final termination of the agreement. Torrey disputes the Company’s contentions and has submitted the dispute to binding arbitration. The Company has accrued $49,000 in accounts payable as of March 31, 2015 and December 31, 2014, which management believes is sufficient to provide for the ultimate resolution of this dispute.

•	Timothy Berge, who filed an action in the District Court, City and County of Denver Colorado number 09CV9566, was granted a default judgment on November 8, 2010 against the Company in the amount of $304,921 plus costs. Mr. Berge provided certain geological services to Infinity Oil and Gas of Texas, Inc. and claimed breach of contract for failure to pay amounts he alleged were due. The Company was unable to defend itself in this matter due to limited financial resources even though it believes that it had meritorious defenses. On May 27, 2014 the Company settled this litigation by the issuance of 100,000 shares of common stock and the payment of $10,000 cash. The Company had previously established a provision of $304,878 related to this litigation as an accrued liability in the accompanying balance sheet. The value of the 100,000 shares of common stock and $10,000 cash paid in settlement of this litigation totaled $125,000, resulting in a gain of $179,878 which was recorded in the statement of operations for the six months ended June 30, 2014.

Note 10 – Related Party Transactions

The Company currently does not have any employees other than the CEO and CFO. In previous years, certain general and administrative services (for which payment is deferred) had been provided by the CFO’s accounting firm at its standard billing rates plus out-of-pocket expenses and consist primarily of accounting, tax and other administrative fees. For the years ended December 31, 2014 and 2013, the Company was billed $0 for such services. The amount due to the CFO’s firm for services provided was $767,407 at June 30, 2015 and December 31, 2014, and is included in accrued liabilities at both dates.

On June 6, 2009 the Company entered into a Revenue Sharing Agreement with the officers and directors for services provided. Infinity assigned to officers and directors a monthly payment equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions and does not create any rights in the Nicaraguan Concessions for officers and directors.

F-27

The Company entered into a subordinated loan with Off-Shore in the aggregate amount of $1,275,000 for funds used to maintain the Nicaraguan Concessions. This note was satisfied by the Company’s issuance of shares of Series B redeemable convertible preferred stock effective April 13, 2012 to Off-Shore and the conversion of the Series B redeemable convertible preferred stock to common stock effective February 28, 2014. The managing partner of Off-Shore and the CFO are partners in the accounting firm which the Company uses for general corporate purposes. In the February 2014 transaction, Offshore exchanged all of its 15,016 shares of Series B preferred stock for 375,400 shares of common stock. Each share of Series B preferred had a liquidation and par value of $100. The Company also issued Offshore an additional 45,048 shares of common stock for $180,192, the amount of the accrued and unpaid dividends on the Series B preferred stock as of the effective date of the transaction. As a result, the Company issued a total of 420,448 shares of common stock valued at $4.00 per share for a total of $1,681,792, which has been reflected as common stock and additional paid in capital during the six months ended June 30, 2014.

In connection with its subordinated loan, Off-Shore was granted a one percent (1%) revenue sharing interest in the Nicaraguan Concessions. The managing partner of Off-Shore and the CFO are partners in the accounting firm which the Company uses for general corporate purposes. The revenue sharing interest remains in effect after the conversion of the subordinated promissory note to Series A preferred stock and subsequently to common stock. In connection with its dissolution Off-Shore assigned its RSP to its individual members, which includes the former managing partner of Offshore.

As of June 30, 2015 and December 31, 2014, the Company had accrued compensation to its officers and directors of $1,305,208 and $1,187,208, respectively.

On February 28, 2015, the line-of-credit facility matured and the Company was unable to repay the principal and interest. The Company negotiated an extension to May 28, 2015 and granted the lender common stock purchase warrants exercisable to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share, which warrants were immediately exercisable and expire on February 28, 2020. The parties agreed as a condition to the renewal of the facility in February 2015 that all previously issued warrants to the lender totaling 890,625 shares would be extended to a five-year term and the exercise price reduced to $0.50 per share. The total value of the 100,000 newly issued warrants totaled $28,507 which is being amortized over the extension period. The increased value of the amended warrants totaled $149,517 which was immediately expensed.

On March 26, 2015, the Company negotiated an additional amendment to the line-of-credit facility, which increased the maximum amount from $50,000 to $100,000. In consideration, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share, which warrants were immediately exercisable and expire on March 26, 2020. The parties agreed as a condition to the amendment of the facility on March 26, 2015 that the line-of-credit will become convertible to common stock at an exchange rate of $0.50 per share. The total value of the 100,000 newly issued warrants totaled $30,288 which is being amortized over the extension period.

On May 26, 2015, the Company negotiated an additional amendment to the line-of-credit facility, which decreased the maximum amount from $100,000 to $75,000. In consideration, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share, which warrants were immediately exercisable and expire on May 26, 2020. The parties agreed as a condition to the amendment of the facility on May 26, 2015 that the line-of-credit will be convertible to common stock at an exchange rate of $0.50 per share. The total value of the 100,000 newly issued warrants totaled $35,652 which is being amortized over the extension period.

On March 7, 2014 the Company borrowed $10,000 from an individual who is related to Infinity’s Chairman and President. The note was due on demand and bore interest at 8% per annum. This demand note was repaid in full during April 2014.

Note 11 – Subsequent Events

Subsequent to June 30, 2015, the Company has issued a total of two new promissory notes for total cash proceeds of $85,000. The promissory notes have maturity dates during October 2015. The Company granted new warrants to purchase a total of 85,000 common shares of stock at an exercise price of $0.56 per share, all of which are immediately exercisable and terminate five years from the date of issuance.

**********************

F-28

Infinity Energy Resources, Inc.

Consolidated Financial Statements

and Accompanying Notes

December 31, 2014 and 2013

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Infinity Energy Resources, Inc. and Subsidiaries

Overland Park, Kansas

We have audited the accompanying consolidated balance sheet of Infinity Energy Resources, Inc. and Subsidiaries (the “Company”) as of December 31, 2014 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infinity Energy Resources, Inc. and Subsidiaries as of December 31, 2014 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses, has no on-going operations, and has a significant working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM, LLP
Kansas City, Missouri
February 4, 2015

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Infinity Energy Resources, Inc. and Subsidiaries

Overland Park, Kansas

We have audited the accompanying consolidated balance sheet of Infinity Energy Resources, Inc. and Subsidiaries (the “Company”) as of December 31, 2013, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infinity Energy Resources, Inc. and Subsidiaries as of December 31, 2013 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses, has no on-going operations, and has a significant working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company
Leawood, Kansas
November 18, 2014

F-31

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$13,664	$74
Prepaid expenses	23,046	12,723
Total current assets	36,710	12,797

Oil and gas properties, using full cost accounting, net of accumulated depreciation, depletion and amortization:
Unproved	9,628,098	10,477,214

Total assets	$9,664,808	$10,490,011

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$5,960,225	$5,705,367
Accrued liabilities (including $788,520 and $788,520 due to related parties at December 31, 2014 and 2013, respectively)	2,484,238	2,733,500
Income tax liability	150,000	150,000
Accrued interest and fees – bank and other	341,748	194,238
Asset retirement obligations	1,716,003	1,716,003
Derivative liabilities	701,214	853,365
Line-of-credit with related party	33,807	94,640
Notes payable, net of discount of $284,245 and $784,096 at December 31, 2014 and 2013, respectively	1,340,755	265,904
Total current liabilities	12,727,990	11,713,017

Redeemable, convertible preferred stock, par value $.0001, 6% cumulative dividend, authorized 10,000,000 shares:
Series-A, -0- shares issued and outstanding at December 31, 2014 and 2013	-	-
Series-B (related party), -0- and 15,016 shares issued and outstanding at December31, 2014 and 2013, respectively, liquidation preference $-0- and $1,501,600 plus undeclared dividends of $-0- and $154,665 at December 31, 2014 and 2013, respectively	-	1,656,265
Total redeemable, convertible preferred stock	-	1,656,265
Commitments and contingencies (Note 10)
Stockholders’ deficit:
Common stock, par value $.0001, authorized 75,000,000 shares, 25,559,678 and 25,039,230 shares issued and outstanding at December 31, 2014 and 2013, respectively	2,556	2,503
Additional paid-in capital	107,239,985	103,742,424
Accumulated deficit	(110,305,723)	(106,624,198)
Total stockholders’ deficit	(3,063,182)	(2,879,271)
Total liabilities and stockholders’ deficit	$9,664,808	$10,490,011

See notes to consolidated financial statements.

F-32

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations

	For the Year Ended December 31,
	2014	2013
Operating expenses (income):
Stock-based compensation	$1,087,103	$1,631,098
General and administrative expenses	734,702	817,199
Gain on sale of undeveloped leases	(10,000)	(68,640)
Gain on settlement of litigation	(179,877)	-
Total operating expenses, net	1,631,928	2,379,657

Operating loss	(1,631,928)	(2,379,657)
Other income (expense):
Interest expense	(3,498,808)	(832,651)
Change in derivative fair value	1,376,311	(75,017)
Loss on conversion of note payable	-	(11,085)
Other income	72,900	218,543

Total other income (expense)	(2,049,597)	(700,209)

Loss before income taxes	(3,681,525)	(3,079,866)
Income tax benefit (expense)	-	653,000

Net loss	(3,681,525)	(2,426,866)

Accrual of 6% dividend payable on Series A and B redeemable, convertible preferred stock	(25,527)	(896,096)

Accretion of Series A and B redeemable, convertible preferred stock to liquidation value	-	(2,264,947)

Loss applicable to common shareholders	$(3,707,052)	$(5,587,909)

Net loss per share – basic and diluted	$(0.15)	$(0.26)

Weighted average shares outstanding – basic and diluted	25,452,573	21,205,155

See notes to consolidated financial statements.

F-33

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders’ Deficit

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2012	20,668,575	$2,066	$88,843,628	$(104,197,332)	$(15,351,638)

Stock-based compensation	-	-	1,631,098	-	1,631,098

Common stock purchase warrants issued for debt issuance costs	-	-	60,290	-	60,290

Transition of derivative liability to equity	-	-	695,723	-	695,723

Issuance of common stock and warrants for cash	556,250	56	889,944	-	890,000

Issuance of common stock for services rendered	40,000	4	80,746	-	80,750

Issuance of common stock on conversion of notes payable	151,634	15	337,400	-	337,415

Exercise of common stock purchase warrants on a cashless basis	31,521	3	(3)	-	-

Conversion of Series A preferred stock to common stock	3,591,250	359	14,364,641	-	14,365,000

Accretion of Series A and B redeemable, convertible preferred stock to liquidation value	-	-	(2,264,947)	-	(2,264,947)

Accrual of 6% dividend payable on Series A and B redeemable, convertible preferred stock	-	-	(896,096)	-	(896,096)

Net loss	-	-	-	(2,426,866)	(2,426,866)

Balance, December 31, 2013	25,039,230	2,503	103,742,424	(106,624,198)	(2,879,271)

Stock-based compensation	-	-	1,087,103	-	1,087,103

Common stock purchase warrants issued for debt issuance costs	-	-	603,966	-	603,966

Common stock issued in settlement of litigation	100,000	10	114,990	-	115,000

Transition of derivative liability to equity	-	-	35,280	-	35,280

Accrual of 6% dividend payable on Series A and B redeemable, convertible preferred stock	-	-	(25,527)	-	(25,527)

Conversion of Series B redeemable, convertible preferred stock to common stock	420,448	43	1,681,749	-	1,681,792

Net loss	-	-	-	(3,681,525)	(3,681,525)

Balance, December 31, 2014	25,559,678	$2,556	$107,239,985	$(110,305,723)	$(3,063,182)

See notes to consolidated financial statements.

F-34

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARY

Consolidated Statements Cash Flows

	For the Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,681,525)	$(2,426,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Income tax benefit	-	(653,000)
Stock-based compensation	1,087,103	1,631,098
Common stock issued for services rendered	-	80,750
Change in fair value of derivative liability	(1,376,311)	75,017
Gain on settlement of litigation	(179,877)	-
Gain on sale of undeveloped leases	(10,000)	(68,640)
Amortization of debt discount and debt issuance cost	3,317,672	776,421
Loss on conversion of note	-	11,085
Change in operating assets and liabilities:
Decrease in prepaid expenses and other assets	-	5,805
Increase (decrease) in accounts payable and accrued liabilities	447,983	(186,322)
Net cash used in operating activities	(394,955)	(754,652)

Cash flows from investing activities:
Investment in oil and gas properties	(115,622)	(211,275)
Proceeds from sale of undeveloped leases	10,000	68,640
Decrease in deposit	-	5,000
Net cash used in investing activities	(105,622)	(137,635)

Cash flows from financing activities:
Proceeds (repayment) from line-of-credit, net	(60,833)	94,640
Repayment of note payable to related party	(60,000)	(250,000)
Proceeds from debt and subordinated note payable	635,000	825,000
Proceeds from private placement of common stock and warrants	-	890,000
Repayment of notes payable	-	(700,000)
Net cash provided by financing activities	514,167	859,640

Net increase (decrease) in cash and cash equivalents	13,590	(32,647)

Cash and cash equivalents:
Beginning	74	32,721
End	$13,664	$74

Supplemental cash flow information:
Cash paid for interest	$33,626	$23,428
Cash paid for taxes	$-	$-

Supplemental noncash disclosures:
Warrant derivative issued in connection with notes payable	$1,225,589	$1,488,167
Issuance of revenue sharing interest in Nicaraguan Concession to note holder	$964,838	$-
Investments in oil and gas properties funded by accounts payable	$-	$4,840,136
Investments in oil and gas properties financed through issuance of note	$-	$1,000,000
Noncash capitalized interest	$-	$12,500
Noncash transaction; Series A Preferred shares and related accrued dividends fees satisfied by issuance of common shares	$-	$14,365,000
Noncash transaction; Series B preferred shares and related accrued dividends satisfied by issuance of common shares	$1,681,792	$-
Conversion of note and accrued interest to common stock	$-	$337,415
Transition of derivative liability to equity	$35,280	$695,723
Accretion in fair value of redeemable preferred stock	$-	$2,264,947
Preferred dividends accrued	$25,527	$896,096
Common stock purchase warrants issued for debt issuance costs	$603,966	$60,290
Cashless exercise of common stock purchase warrants	$-	$3

See notes to consolidated financial statements.

F-35

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1 – Nature of Operations, Basis of Presentation and Summary of Significant Accounting Policies

Nature of Operations

Infinity Energy Resources, Inc. (the “Company,” “Infinity,” “we”, “our”) is engaged in the exploration of potential oil and gas resources in the Perlas and Tyra concession blocks offshore Nicaragua in the Caribbean Sea (the “Nicaraguan Concessions” or “Concessions”). The Company sold its wholly-owned subsidiary Infinity Oil and Gas of Texas, Inc. in 2012 and continues to hold its wholly-owned subsidiary Infinity Oil and Gas of Wyoming, Inc., which has been inactive in recent years.

On March 5, 2009 Infinity signed the contracts relating to its Nicaraguan Concessions. Infinity is conducting activities to develop geological information from the processing and evaluation of newly acquired and existing 2-D and 3-D seismic data that was acquired for the Nicaraguan Concessions. Infinity is seeking capital from various sources to continue the geological and exploration activities of the Nicaraguan Concessions. It is seeking offers from industry operators and other third parties for interests in the acreage in the Nicaraguan Concessions in exchange for cash and a carried interest in exploration and development operations or other joint venture arrangement.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of Infinity Energy Resources, Inc. and its wholly-owned subsidiary, Infinity Oil & Gas of Wyoming, Inc. (“Infinity-Wyoming”). All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Going Concern

As reflected in the accompanying consolidated statements of operations, the Company has had a history of losses. In addition, the Company has a significant working capital deficit and is currently experiencing substantial liquidity issues.

The Company has been seeking capital to develop geological information from the processing and evaluation of newly acquired and existing 2-D and 3-D seismic data and to conduct exploration activities to discover and exploit oil and gas deposits within its Nicaraguan Concessions. In 2012 Infinity converted debt owed to Amegy Bank (“Amegy”) and Off-Shore Finance, LLC (“Off-Shore”) to Preferred Stock (see Note 3). On December 30, 2013, we completed the exchange of all 130,000 shares of Series A Preferred Stock and the related accrued dividends that Amegy owned for a total of 3,591,250 shares of our common stock. In addition, on February 28, 2014 we completed the exchange of all 15,016 shares of Series B Preferred Stock and the related accrued dividends that Off-Shore owned for a total of 420,448 shares of our common stock. We have also raised additional capital through the issuance of short-term debt with detachable common stock purchase warrants during 2012 through 2014 to process seismic data and to pay ongoing Nicaraguan Concession costs and corporate overhead. Although the cash outflow necessary to pay Amegy and Off-Shore has been eliminated under terms of the agreements, we are still in need of additional capital to meet our obligations under the Nicaraguan Concessions, to service the outstanding short-term debt and other obligations and to continue normal corporate activities, and are seeking sources of additional equity or debt financing. There can be no assurance that we will be able to obtain such capital or obtain it on favorable terms.

F-36

The Company received notification of final approval of the Environmental Impact Assessment (“EIA”) by the Nicaraguan government on April 13, 2013, which began Sub-Period 2 as defined in the Nicaraguan concessions. Therefore, the Company has progressed to Sub-Period 2 of the exploration phase of the 30-year Concession for both Perlas and Tyra as of December 31, 2014. In accordance with the Nicaraguan Concession agreements, the Company had provided the Ministry of Energy with the required letters of credit in the amounts totaling $851,550 for this and additional work on the leases as required by the Nicaraguan Concessions, which letters of credit have now expired. The Company is in negotiations with the Nicaraguan Government and its lenders to renew the letters of credit, although there is no assurance that it will be successful in that regard. The Company must resolve this issue to be in compliance with its requirements under the Concessions. The Company has completed certain activity under the initial work plan to date, but there remain significant additional activities to comply with the Nicaraguan Concessions. The Company intends to seek joint venture or working interest partners prior to the commencement of any significant exploration or drilling operations on the Nicaraguan Concessions. The Company satisfied its commitment under the Nicaraguan Concessions to acquire, process and interpret additional 2-D/3-D seismic data. The Company is evaluating the newly acquired seismic data and is in process of selecting potential exploratory drill sites in accordance with the Nicaragua Concessions. The Company must gain approval of the drill sites upon submission of an updated environmental impact assessment before commencing with exploration activities. The Company currently does not have the working capital to complete the activities required by the work plan and consequently it must raise the necessary funding to fulfil such requirements. This are substantial operational and financial issues that must be successfully mitigated during 2015 or the Company’s ability to satisfy the conditions necessary to maintain its Nicaragua Concessions will be in significant doubt.

Due to the uncertainties related to these matters, there exists substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Management Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates with regard to the consolidated financial statements include the estimated carrying value of unproved properties, the estimated fair value of derivative liabilities, stock-based awards and overriding royalty interests, and the realization of deferred tax assets.

Oil and Gas Properties

The Company follows the full cost method of accounting for exploration and development activities. Accordingly, all costs incurred in the acquisition, exploration, and development of properties (including costs of surrendered and abandoned leaseholds, delay lease rentals, dry holes and seismic costs) and the fair value of estimated future costs of site restoration, dismantlement, and abandonment activities are capitalized. Overhead related to development activities is also capitalized during the acquisition phase. In the years ended December 31, 2014 and 2013, the Company capitalized direct costs, overhead costs and interest as follows:

	For the Years Ended
	December 31,
	2014	2013

Direct costs	$115,622	$6,051,411

In April 2013 the Environmental Impact Assessment (“EIA”) was formally approved by the Nicaraguan government and the Company was cleared to commence 2-D and 3-D seismic mapping activities in the area. In late 2013 and early 2014 we conducted 2-D and 3-D seismic mapping beneath the waters of the Tyra and Perlas Concession blocks. Concurrent with the approval of the EIA, management concluded that the acquisition phase of the Nicaraguan Concessions had been completed and the exploration phase had commenced with the start 2-D and 3-D seismic mapping activities. Accordingly, the Company ceased the capitalization of overhead, legal costs, certain consulting and ancillary costs paid to the Nicaraguan government in accordance with the Concession agreement.

Direct costs capitalized during the year ended December 31, 2013 included $5,937,013 of costs related to the acquisition of new 2D and 3D seismic data on the Nicaragua Concessions.

F-37

Depletion of proved oil and gas properties is computed on the units-of-production method, with oil and gas being converted to a common unit of measure based on relative energy content, whereby capitalized costs, as adjusted for estimated future development costs and estimated asset retirement costs, are amortized over the total estimated proved reserve quantities. Investments in unproved properties, including capitalized interest and internal costs, are not depleted pending determination of the existence of proved reserves. Unproved properties are assessed periodically (at least annually) to ascertain whether impairment has occurred. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, geographic and geologic data obtained relating to the properties, and estimated discounted future net cash flows from the properties. Estimated discounted future net cash flows are based on discounted future net revenues associated with probable and possible reserves, risk adjusted as appropriate. Where it is not practicable to assess individually the amount of impairment of properties for which costs are not individually significant, such properties are grouped for purposes of assessing impairment. The amount of impairment assessed is added to the costs to be amortized, or is reported as a period expense, as appropriate. All unproved property costs as of December 31, 2014 and December 31, 2013 relate to the Nicaraguan Concessions that were entered into in March 2009. In assessing the unproved property costs for impairment, the Company takes into consideration the terms of the government concessions, the status of the Company’s compliance with the Nicaraguan Concessions’ requirements, the ongoing evaluation of the seismic data and plans to seek industry participation in the future exploration and development.

Pursuant to full cost accounting rules, the Company must perform a “ceiling test” each quarter. The ceiling test provides that capitalized costs less related accumulated depletion and deferred income taxes for each cost center may not exceed the sum of (1) the present value of future net revenue from estimated production of proved oil and gas reserves using prices based on the arithmetic mean of the previous 12 months’ first-of-month prices and current costs, including the effects of derivative instruments accounted for as cash flow hedges, but excluding the future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, and a discount factor of 10%; plus (2) the cost of properties not being amortized, if any; plus (3) the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less (4) income tax effects related to differences in the book and tax basis of oil and gas properties. If capitalized costs exceed the ceiling, the excess must be charged to expense and may not be reversed in future periods. As of December 31, 2014 and 2013, the Company did not have any proved oil and gas properties, and all unproved property costs relate to the Company’s Nicaraguan Concessions.

Proceeds from the sales of oil and gas properties are accounted for as adjustments to capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss would be recognized in the determination of the Company’s net earnings/loss.

Concentrations

The Company’s only asset is the Nicaraguan Concessions and it expects to be active in Nicaragua for the foreseeable future, given sufficient capital. The political climate in Nicaragua could become unstable and subject to radical change over a short period of time. In the event of a significant negative change in political and economic stability in the vicinity of the Nicaraguan Concessions or of the inability of the Company to obtain sufficient financing, the Company might be forced to abandon or suspend its efforts and its rights under its Nicaraguan Concessions.

Derivative Instruments

The Company accounts for derivative instruments or hedging activities under the provisions of ASC 815 Derivatives and Hedging. ASC 815 requires the Company to record derivative instruments at their fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income (loss) and are recognized in the statement of operations when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges, if any, are recognized in earnings. Changes in the fair value of derivatives that do not qualify for hedge treatment are recognized in earnings.

F-38

The purpose of hedging is to provide a measure of stability to the Company’s cash flows in an environment of volatile oil and gas prices and to manage the exposure to commodity price risk. As of December 31, 2014 and 2013 and during the years then ended, the Company had no oil and natural gas derivative arrangements outstanding.

As a result of certain terms, conditions and features included in certain common stock purchase warrants issued by the Company (Notes 6 and 7), those warrants are required to be accounted for as derivatives at estimated fair value, with changes in fair value recognized in earnings.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between financial accounting bases and tax bases of assets and liabilities. The tax benefits of tax loss carryforwards and other deferred taxes are recorded as an asset to the extent that management assesses the utilization of such assets to be more likely than not. Management routinely assesses the realizability of the Company’s deferred income tax assets, and a valuation allowance is recognized if it is determined that deferred income tax assets may not be fully utilized in future periods. Management considers future taxable earnings in making such assessments. Numerous judgments and assumptions are inherent in the determination of future taxable earnings, including such factors as future operating conditions. When the future utilization of some portion of the deferred tax asset is determined not to be more likely than not, a valuation allowance is provided to reduce the recorded deferred tax asset. When the Company can project that a portion of the deferred tax asset can be realized through application of a portion of tax loss carryforward, the Company will record that utilization as a deferred tax benefit and recognize a deferred tax asset in the same amount. There can be no assurance that facts and circumstances will not materially change and require the Company to adjust its deferred income tax asset valuation allowance in a future period. The Company recognized a deferred tax asset, net of valuation allowance, of $0 at December 31, 2014 and 2013.

The Company is potentially subject to taxation in many jurisdictions, and the calculation of income tax liabilities (if any) involves dealing with uncertainties in the application of complex income tax laws and regulations in various taxing jurisdictions. It recognizes certain income tax positions that meet a more-likely-than not recognition threshold. If the Company ultimately determines that the payment of these liabilities will be unnecessary, it will reverse the liability and recognize an income tax benefit. No liability for unrecognized tax benefit was recorded as of December 31, 2014 and 2013.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash consists of cash on hand and demand deposits with financial institutions. Although the Company had minimal cash as of December 31, 2014 and 2013, it is the Company’s policy that all highly liquid investments with a maturity of three months or less when purchased would be cash equivalents and would be included along with cash as cash and equivalents.

Asset Retirement Obligations

The Company records estimated future asset retirement obligations pursuant to the provisions of ASC 410. ASC 410 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Subsequent to initial measurement, the asset retirement liability is required to be accreted each period. The Company’s asset retirement obligations consist of costs related to the plugging of wells, the removal of facilities and equipment, and site restoration on oil and gas properties. Capitalized costs are depleted as a component of the full cost pool using the units of production method. Although the Company had divested all of its domestic oil properties that contain operating and abandoned wells as of December 31, 2014, the Company may have obligations related to the divestiture of certain abandoned non-producing domestic leasehold properties should the new owner not perform its obligations to reclaim abandoned wells in a timely manner. Management believes the Company has been relieved from asset retirement obligation related to Infinity-Texas because of the sale of its Texas oil and gas properties in 2011 and its sale of 100% of the stock in Infinity-Texas in 2012. The Company has recognized an additional liability of $734,897 related to its former Texas oil and gas producing properties (included in asset retirement obligations) to recognize the potential personal liability of the Company and its officers for the Infinity-Texas oil and gas properties should the new owner not perform its obligations to reclaim abandoned wells in a timely manner. In addition, management believes the Company has been relieved from asset retirement obligations related to Infinity-Wyoming because of the sale of its Wyoming and Colorado oil and gas properties in 2008, however the Company has recognized an additional liability of $981,106 related to its former Wyoming and Colorado oil and gas producing properties (included in asset retirement obligations) to recognize the potential liability of the Company and its officers should the new owner not perform its obligations to reclaim abandoned wells in a timely manner.

F-39

Fair Value of Financial Instruments

The carrying values of the Company’s accounts receivable, accounts payable and accrued liabilities and short term notes represent the estimated fair value due to the short-term nature of the accounts.

The carrying value of the Company’s debt under its line-of-credit with related party represents its estimated fair value due to its short-term nature, its rate of interest, associated fees and expenses and initially recorded discount.

In accordance with ASC Topic 820 — Fair Value Measurements and Disclosures (“ASC 820”), the Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities or a group of assets or liabilities, such as a business.

ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

● Level 1 — Quoted prices in active markets for identical assets and liabilities.

● Level 2 — Other significant observable inputs (including quoted prices in active markets for similar assets or liabilities).

● Level 3 — Significant unobservable inputs (including the Company’s own assumptions in determining the fair value.

The estimated initial fair value and subsequent re-measurement of fair values related to the Company’s Series A and B redeemable convertible preferred stock was determined based upon estimates of the expected occurrence and timing of certain future events, such as the date such shares might be redeemed or converted; an estimate of discount rates to be utilized in determining net present value of the preferred stock, based upon rates observed in similar or analogous, but not identical, market transactions, upon past Company-specific effective borrowing rates, and the assessment of each instrument’s specific rights and obligations. The fair value for the Series B redeemable convertible preferred stock outstanding as of December 31, 2013 was classified under the fair value hierarchy as Level 3.

The estimated fair value of the Company’s derivative liabilities, all of which are related to detachable warrants issued and the conversion feature granted in connection with notes payable, were estimated using a closed-ended option pricing model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Company’s common stock, interest rates, the probability of both the downward adjustment of the exercise price and the upward adjustment to the number of warrants as provided by the warrant agreement terms and non-performance risk factors, among other items . The fair values for the warrant derivatives as of December 31, 2014 and 2013 were classified under the fair value hierarchy as Level 3.

F-40

The following table represents the Company’s hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2014 and 2013:

December 31, 2014	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$701,214	$701,214

December 31, 2013	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$853,365	$853,365
Redeemable, convertible preferred stock
Series-B (related party)	$-	$-	$1,656,265	$1,656,265
	$-	$-	$2,509,630	$2,509,630

There were no changes in valuation techniques or reclassifications of fair value measurements between Levels 1, 2 or 3 during the years ended December 31, 2014 and 2013.

Net Loss per Share

Pursuant to FASB ASC Topic 260, Earnings per Share, basic net income (loss) per share is computed by dividing the net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) attributable to common shareholders by the weighted-average number of common and common equivalent shares outstanding during the period. Common share equivalents included in the diluted computation represent shares issuable upon assumed exercise of stock options and warrants using the treasury stock and “if converted” method. For periods in which net losses from continuing operations are incurred, weighted average shares outstanding is the same for basic and diluted loss per share calculations, as the inclusion of common share equivalents would have an anti-dilutive effect.

Potential common shares as of December 31, 2014 that have been excluded from the computation of diluted net loss per share amounted to 7,867,210 shares, which included 3,662,710 outstanding warrants and 4,204,500 outstanding stock options.

Foreign Currency

The United States dollar is the functional currency for the Company’s operations. Although the Company’s acquisition and exploration activities have been conducted in Nicaragua, a significant portion of the payments incurred for exploration activities are denominated in United States dollars. The Company expects that a significant portion of its required and discretionary expenditures in the foreseeable future will also be denominated in United States dollars. Any foreign currency gains and losses are included in the consolidated results of operations in the period in which they occur. The Company does not have any cash accounts denominated in foreign currencies.

Recent Accounting Pronouncements

The Company evaluates the pronouncements of various authoritative accounting organizations, including the FASB and the SEC, to determine the impact of new pronouncements on GAAP and the Company. There are no new accounting pronouncements that have been issued or adopted during the year ended December 31, 2014, that are expected to have a significant effect on the Company’s consolidated financial statements.

Reclassifications

Certain amounts in the prior period were reclassified to conform with the current period’s financial statement presentation. These reclassifications had no effect on previously reported net loss or accumulated deficit.

F-41

Note 2 – Debt

Debt consists of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Line-of-credit with related party	$33,807	$94,640
Notes payable, short term:
Note payable, net of unamortized discount of $41,011 and $784,096, of December 31, 2014 and 2013, respectively	$1,008,989	$265,904
Note payable, net of unamortized discount of $822 and $-0-, as of December 31, 2014 and 2013, respectively	24,178	-
Note payable, net of unamortized discount of $27,712 and $-0-, as of December 31, 2014 and 2013, respectively	72,288	-
Notes payable, net of unamortized discount of $175,248 and $-0-, as of December 31, 2014 and 2013, respectively	124,752	-
Notes payable, net of unamortized discount of $39,452 and $-0-, as of December 31, 2014 and 2013, respectively	110,548	-
Total notes payable, short-term	$1,340,755	$265,904

Line-of-Credit with Related Party

The Company entered into a line-of-credit facility on September 23, 2013 which provides for borrowings on a revolving basis up to a maximum of $50,000 (maximum increased to $100,000 at December 31, 2013) with an initial maturity of November 23, 2013. The entity providing the credit facility is owned by an officer of another corporation for which Infinity’s president and chairman of the board serves as president and chairman of the board. The facility is unsecured, bears interest at 8% per annum, and was renewed at its maturity on November 23, 2013 for an additional two months or until January 23, 2014. On such date the parties renewed the credit facility until April 23, 2014 and subsequently renewed it until February 28, 2015. In consideration for the origination of the line of credit facility and the various renewals, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 450,000 shares of common stock at an exercise price of $1.50 per share (as amended on January 23, 2014), which warrants are immediately exercisable and expire on various dates from September 23, 2018 to October 23, 2019 (as amended). The parties agreed as a condition to the renewal of the facility in January 2014 that all warrants would be extended to a five-year term and the exercise price reduced to $1.50 per share. The Company estimated the fair value of the warrants at $60,290 as of the original grant date in 2013, which amount has been recorded as debt issuance costs and classified in prepaid expenses in the accompanying consolidated balance sheets. The Company estimated the fair value of the new warrants exercisable to purchase 400,000 shares issued to extend the facility during 2014 and the increased value of the amended warrants to be $603,966, which has been recorded as additional debt issuance costs and classified in prepaid expenses in the accompanying consolidated balance sheets.

Such debt issuance costs are amortized ratably over the term of the credit facility and each respective extension, which totaled $47,568 for the year ended December 31, 2013 and the remaining unamortized balance was $12,723 as of December 31, 2013. During the year ended December 31, 2014, a total of $641,210 of debt issuance costs were amortized to interest expense and the remaining unamortized balance was $23,046 as of December 31, 2014.

Note Payable – Short-term

On December 27, 2013 the Company borrowed $1,050,000 under an unsecured credit facility with a private, third-party lender. The facility is represented by a promissory note (the “Note”) with an original due date of March 12, 2014. On March 7, 2014 the Company and the lender agreed to extend the maturity date of the Note to May 9, 2014 and on such date the parties agreed to extend the maturity date of the Note to December 7, 2014. On November 19, 2014 the parties agreed to further extend the maturity date of the Note to April 7, 2015 (the “New Maturity Date”). All other terms of the Note remain the same.

F-42

In connection with one of the extensions of the Note, the Company agreed to enter into a definitive revenue sharing agreement with the lender to grant the lender under the revenue sharing agreement an irrevocable right to receive a monthly payment equal to one half of one percent (1/2%) of the gross revenue derived from the share of all hydrocarbons produced at the wellhead from the Nicaraguan Concessions and any other oil and gas concessions that the Company and its affiliates may acquire in the future. This percent increased to one percent (1%) when the Company did not pay the Note in full by August 7, 2014. Therefore, the revenue sharing agreement is fixed at one percent (1%). The Company paid no other consideration in connection with the extensions of the Note, but paid the legal expenses of the lender related to the extensions of $25,000. The Note may be prepaid without penalty at any time. The Note is subordinated to all existing and future senior indebtedness, as such terms are defined in the Note.

The value of the one percent (1.0%) definitive revenue sharing agreement granted to the lender as consideration for the extension of the maturity date to December 7, 2014 was estimated to be $964,738. Such amount has been reflected as a reduction of oil and gas properties and as a discount on the renewed note payable and will be amortized ratably over the extended term of the note.

In connection with its loan, the Company granted the lender a Warrant exercisable to purchase 1,000,000 shares of its common stock at an exercise price of $1.50 per share. In connection with the extension to the New Maturity Date, the parties amended the date for exercise of the Warrant to be a period commencing April 7, 2015 and expiring on the third anniversary of such date. The Company issued no additional warrants to the lender in connection with the extension of the Note to the New Maturity Date. If the Company fails to pay the Note on or before its New Maturity Date, the number of shares issuable under the Warrant increases to 13,333,333 and the exercise price drops to $0.075 per share. All other terms of the Warrant remain the same. The warrant has been treated as a derivative liability whereby the value of warrant is estimated at the date of grant and recorded as a derivative liability and as a discount on the note payable. The warrant liability is revalued to fair value at each reporting date with the corresponding income (loss) reflected in the statement of operations as change in derivative liability. The discount is amortized ratably through the original maturity date and each of the extended maturity dates.

The total discount recorded as of the December 27, 2013 origination date of the note was $890,103. The total additional discount recorded in 2014 as a result of the amendments to the note terms and extensions of the maturity date totaled $1,048,507. Discount amortization expense aggregated $93,507 and $1,804,092 for the years ended December 31, 2014 and 2013, respectively and the remaining unamortized discount was $41,011 and $796,596 as of December 31, 2014 and 2013, respectively.

Other than the $1,050,000 short-term note described above, during the year ended December 31, 2014 the Company borrowed a total of $635,000 from entities or individuals as follows:

● On January 2, 2014 it borrowed a total of $50,000 from an individual under a promissory note bearing interest at 8% per annum and an April 2, 2014 maturity date. The note was paid off on its maturity date. In connection with the loan, the Company issued the lender a warrant exercisable to purchase 50,000 shares of common stock at $1.50 per share for a term of two years from the date of the note. The terms of the note and warrant provided that if the note and interest are not paid in full by the note’s maturity date, the exercise price of the warrant automatically reduced to $0.50 per share. The ratchet provision in the warrant exercise price required that the warrant be accounted for as a derivative liability until the underlying promissory note was paid off. The Company recorded the estimated fair value of the warrants totaling $33,852 as a discount on the underlying note payable and as a derivative liability in the same amount as of the date of the note. Interest expense for the year ended December 31, 2014 includes discount amortization in the amount of $33,852. The value of the warrant was $35,280 as of the date the underlying promissory note was paid off which was transitioned to additional paid in capital.

● On January 7, 2014 it borrowed a total of $25,000 from an individual under a convertible note with a conversion price of $1.50 per share. The term of the note was for one year and it bears interest at 8% per annum. In connection with the loan, the Company issued the lender a warrant exercisable to purchase 25,000 shares of common stock at $1.50 per share for a term of five years from the date of the note. The terms of the note and warrant provide that if the note and interest are not paid in full by its maturity date, the conversion price of the note and exercise price of the warrant automatically reduce to $0.50 per share. The ratchet provision in the note conversion and warrant exercise price require that these be accounted for as derivative liabilities. The Company recorded the estimated fair value of the conversion feature and warrants totaling $37,323 as discounts on note payable and as a derivative liability in the same amount, as of the date of the note. Interest expense for the year ended December 31, 2014 includes discount amortization in the amount of $36,501 and as of December 31, 2014, the remaining unamortized discount was $822. On January 7, 2015, the Company and the holder agreed to extend the maturity date of the note to February 28, 2015 and in consideration the Company granted it an additional 25,000 warrants with an exercise price of $1.00 per share for a five-year term and reduced the exercise price of the previously issued warrants to $1.00 per share.

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● On March 31, 2014 it borrowed a total of $100,000 from an entity under a convertible note with a conversion price of $1.50 per share. The term of the note was for a period of 180 days and it bears interest at 8% per annum. In connection with the loan, the Company issued the lender a warrant exercisable to purchase of 100,000 shares of common stock at $1.50 per share for a term of five years from the date of the note. On September 30, 2014, the parties agreed to extend the maturity date of the note to February 28, 2015, for which the Company granted an additional warrant exercisable to purchase 100,000 shares of common stock at an exercise price of $1.00 per share for a five-year term and reduced the exercise price of the previously issued warrants to $1.00 per share. The terms of the note and warrant provide that if the note and interest are not be paid in full by its maturity date, the conversion price of the note and the exercise price of the warrant automatically reduce to $0.50 per share. The ratchet provision in the note conversion and warrant exercise price required that the conversion feature and warrants be accounted for as derivative liabilities. The Company recorded the estimated fair value of the conversion feature and warrants totaling $143,502 as a discount on note payable and as a derivative liability in the same amount, on the origination date of the note. In addition, the fair value of the new warrants issued and changes to previously issued warrants at the date of the extension was estimated at $70,924, which was also recorded as a discount on the note and a derivative liability. The Company amortizes the discount to interest ratably over the term of the note. Interest expense for the year ended December 31, 2014 includes discount amortization in the amount of $186,714 and as of December 31, 2014, the remaining unamortized discount was $27,712.

● On April 4, 2014 and June 7, 2014 it borrowed a total of $250,000 from an entity under two convertible notes payable with a conversion price of $1.50 per share. The original terms of the April 4, 2014 and June 7, 2014 notes were for a period of 180 days and bore interest at 8% per annum. On November 19, 2014 it borrowed an additional $50,000 and renewed the previously notes to mature on February 28, 2015 and bearing interest at 8% per annum. In connection with the loans the Company issued the entity a warrant excisable to purchase 250,000 shares of common stock at $1.50 per share for a term of five years from the date of the notes. On November 19, 2014, the Company granted an additional 350,000 warrants with an exercise price of $1.00 per share and a five-year term and reduced the existing 250,000 warrants exercise price to $1.00 per share. The terms of the notes and warrants provide that if the notes and interest are not be paid in full by their respective maturity dates, the conversion price of the notes and the exercise price of the warrants automatically reduce to $0.50 per share. The ratchet provision contained in the note conversion and warrant exercise price required that these be accounted for as derivative liabilities. The Company recorded the estimated fair value of the conversion feature and warrants totaling $278,585 as a discount on note payable and as a derivative liability in the same amount, as of the date of the respective notes. In addition, the fair value of the new warrants issued and changes to previously issued warrants at the date of the extension was estimated at $436,366 which was also recorded as a discount on the note and a derivative liability. The Company amortizes the discount to interest ratably over the term of the note. Interest expense for the year ended December 31, 2014 includes discount amortization in the amount of $539,703 and as of December 31, 2014, the remaining unamortized discount was $175,248.

● On April 14, 2014 it borrowed a total of $100,000 from an entity under a convertible note payable with the conversion rate of $1.50 per share. The term of the note was for a period of 180 days and bore interest at 8% per annum. In connection with the loan, the Company issued the entity a warrant for the purchase of 100,000 shares of common stock at $1.50 per share for a period of five years from the date of the note. On October 2, 2014 it borrowed an additional $50,000 from this entity under a convertible notes payable with the conversion rate of $1.00 per share and extended the term of the original note payable to a maturity date of February 28, 2015. In connection with the issuance of the $50,000 note and the extension of the $100,000 note the Company issued 150,000 new warrants to acquire common stock at $1.00 per share for a term of five years and the reduction in exercise price of the original 100,000 warrants from $1.50 per share to $1.00 per share. The terms of the note and warrant provide that should the note and interest not be paid in full by its maturity date, the conversion price of the note and exercise price of the warrants automatically reduce to $0.50 per share. The ratchet provision in the note conversion and warrant exercise price required that these be accounted for as derivative liabilities. The Company recorded the estimated fair value of the conversion feature and warrants totaling $200,120 as a discount on note payable and as a derivative liability in the same amount, as of the date of the respective notes and the subsequent extension. Interest expense for the year ended December 31, 2014 includes discount amortization in the amount of $160,668 and as of December 31, 2014, the remaining unamortized discount was $39,452.

F-44

● On March 7, 2014 the Company borrowed $10,000 from an individual who is related to Infinity’s Chairman and President. The note was due on demand and bore interest at 8% per annum. This demand note was repaid in full in April 2014.

Interest Bearing Liabilities to Vendors

At December 31, 2014 and 2013, the Company had agreed to pay interest of 8% per annum on certain accrued liabilities aggregating $410,500. Interest expense totaled $32,840 for the each of the years ended December 31, 2014 and 2013. Total accrued interest related to this agreement was $179,855 and $147,015 as of December 31, 2014 and 2013, respectively.

Note 3 – Preferred Stock

On February 28, 2012, the Company signed definitive agreements with Amegy and Off-Shore relating to outstanding debt and other obligations owed them. In accordance with these agreements, on April 13, 2012, the Company issued Amegy 2,000,000 shares of common stock and 130,000 shares of Series A redeemable convertible preferred stock, and issued Off-Shore 15,016 shares of Series B redeemable convertible preferred stock. Amegy also agreed to cancel the Amegy Warrant that had originally been issued in February 2011 exercisable to purchase 931,561 shares of common stock. In aggregate, the Company cancelled debt, accrued interest and fees and the derivative liability that had been recorded relative to the Amegy Warrant in the aggregate amount of $21,883,393.

The Series A and Series B redeemable convertible preferred stock had a 6% annual dividend and were convertible into common stock at a price of $6.50 per share. Both series of preferred stock would automatically convert into common stock if the average of the closing prices of the common stock for 30 consecutive trading days equaled at least $7.50 per share. The Company had the right to redeem both series of preferred stock at any point for an amount equal to their issue price of $100 per share plus all accrued and unpaid dividends; however, the Series A preferred stock had a higher liquidation preference and had to be redeemed prior to any redemption of Series B preferred stock. Commencing January 1, 2013, the Series A preferred stock would vote with the common stock on all matters presented to the holders of the common stock. Beginning January 1, 2014, the Series A preferred shareholders would have a majority vote on all such matters and the right to elect a majority of the Board of Directors, if the Series A preferred stock had not been redeemed or converted into common stock. Series B preferred stock had no voting privileges. Neither series of preferred stock was transferrable for 180 days after issuance.

On December 30, 2013, the Company completed all transactions contemplated by a Stock Exchange Agreement (the “Agreement”) between it and Amegy. Under the Agreement Amegy exchanged all of its 130,000 shares of Series A preferred stock of the Company that it owned for 3,250,000 shares of common stock. Each share of Series A preferred stock had a price of $100. Amegy also agreed to receive an additional 341,250 shares of common stock for $1,365,000, the amount of the accrued and unpaid dividends on the Series A preferred stock as of the date of the transaction. As a result, the Company issued a total of 3,591,250 new shares of common stock valued at $4.00 per share. Accordingly, the transactions were valued at $14,365,000, which has been reflected as common stock and additional paid in capital in the accompanying consolidated balance sheets.

Effective February 28, 2014, the Company received Conversion Notices from Offshore that effected the conversion of all Series B preferred stock outstanding including accrued and unpaid dividends thereon into shares of common stock. In the transaction, Offshore exchanged all of its 15,016 shares of Series B preferred stock for 375,400 shares of common stock. Each share of Series B preferred had a liquidation and par value of $100. The Company also issued Offshore an additional 45,048 shares of common stock for $180,192, the amount of the accrued and unpaid dividends on the Series B preferred stock as of the effective date of the transaction. As a result, the Company issued a total of 420,448 shares of common stock valued at $4.00 per share, for a total of $1,681,792, which has been reflected as common stock and additional paid in capital in the accompanying consolidated balance sheets.

F-45

Note 4 – Common Stock

During 2014, the Company issued a total of 100,000 shares of common stock to an individual to settle outstanding litigation (See Note 10). The Company recorded the issuance of the 100,000 shares based upon the closing market price on the date of issuance and a corresponding credit to common stock and additional paid-in capital of $115,000.

During the year ended December 31, 2013, the Company conducted a private placement of its common stock in which it sold 556,250 units, each consisting of one share of common stock and one half of a common stock purchase warrant at a price of $1.60 per unit, for total proceeds of $890,000. One holder of a promissory note issued by the Company in February 2013 participated in the private placement and converted the principal amount of $125,000 plus accrued interest into 79,170 units. As a result of the conversion, the Company recognized a loss on conversion of $11,085 during the year ended December 31, 2013. The common stock purchase warrants provide for an exercise price of $2.50 per share, are immediately exercisable and have a term of five years.

During 2013, the Company issued a total of 40,000 shares of common stock to third parties for services rendered. The Company recorded general and administrative expense of $80,750 which was determined based upon the closing market price on the date of issuance and a corresponding credit to common stock and additional paid-in capital.

During 2013, a warrant holder exercised warrants to purchase 125,000 shares of common stock on a cashless basis resulting in 31,521 net shares being issued to the warrant holder after 93,479 shares were surrendered relative to the cashless exercise provision.

Note 5 – Stock Options

The Company applies ASC 718, Stock Compensation, which requires companies to recognize compensation expense for share-based payments based on the estimated fair value of the awards. ASC 718 also requires tax benefits relating to the deductibility of increases in the value of equity instruments issued under share-based compensation arrangements to be presented as financing cash inflows in the statement of cash flows. Compensation cost is recognized based on the grant-date fair value for all share-based payments granted, and is estimated in accordance with the provisions of ASC 718.

In May 2006, the Company’s stockholders approved the 2006 Equity Incentive Plan (the “2006 Plan”), under which both incentive and non-statutory stock options may be granted to employees, officers, non-employee directors and consultants. An aggregate of 470,000 shares of the Company’s common stock are reserved for issuance under the 2006 Plan. In June 2005, the Company’s stockholders approved the 2005 Equity Incentive Plan (the “2005 Plan”), under which both incentive and non-statutory stock options may be granted to employees, officers, non-employee directors and consultants. An aggregate of 475,000 shares of the Company’s common stock are reserved for issuance under the 2005 Plan. Options granted under the 2005 Plan and 2006 Plan allow for the purchase of common stock at prices not less than the fair market value of such stock at the date of grant, become exercisable immediately or as directed by the Company’s Board of Directors and generally expire ten years after the date of grant. The Company also has other equity incentive plans with terms similar to the 2005 and 2006 Plans. As of December 31, 2014, 136,500 shares were available for future grants under all plans.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model, which requires the input of subjective assumptions, including the expected term of the option award, expected stock price volatility and expected dividends. These estimates involve inherent uncertainties and the application of management judgment. For purposes of estimating the expected term of options granted, the Company aggregates option recipients into groups that have similar option exercise behavioral traits. Expected volatilities used in the valuation model are based on the expected volatility that would be used by an independent market participant in the valuation of certain of the Company’s warrants. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company’s forfeiture rate assumption used in determining its stock-based compensation expense is estimated based on historical data for the years ended December 31, 2014 and 2013. The actual forfeiture rate could differ from these estimates. The following table summarizes the inputs used in the calculation of fair value of options granted during the years ended December 31, 2014 and 2013:

	Year Ended December 31,
	2014	2013
Expected term (in years)	6.0	2.5 – 5.0
Expected stock price volatility	136%	131% - 132%
Expected dividends	-	-
Risk-free rate	1.955%	0.13% - 0.60%

The following table summarizes stock option activity for the years ended December 31, 2014 and 2013:

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	Number of Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2012	3,303,500	$4.17	7.3 years	$498,130
Granted	96,000	3.00
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2013	3,399,500	4.14	6.4 years	389,815
Granted	900,000	3.00
Exercised	-	-	-
Forfeited	(95,000)	4.16	-
Outstanding at December 31, 2014	4,204,500	$3.89	6.3 years	$90,335
Outstanding and exercisable at December 31, 2014	3,584,500	$4.04	5.9 years	$90,335

The Company recorded stock-based compensation expense in connection with the vesting of options granted aggregating $1,087,103 and $1,631,098 during the years ended December 31, 2014 and 2013, respectively.

During the year ended December 31, 2014, the Company granted options exercisable to purchase 900,000 shares with an exercise price of $3.00 per share and a term of ten years. A total of 300,000 shares vested immediately while the remaining 600,000 shares vest at a rate of 300,000 shares for each of the two years thereafter. The weighted average grant date fair value for these options was $1.22 per share which was calculated using the Black-Scholes option model.

During the year ended December 31, 2013, the Company granted options exercisable to purchase 96,000 shares with an exercise price of $3.00 per share and terms ranging from five to ten years. A total of 56,000 shares vested immediately while the remaining 40,000 shares vest at a rate of 20,000 shares for each of the two years thereafter. The weighted average grant date fair value for these options was $1.88 per share, which was calculated using the Black-Scholes option model.

The unrecognized compensation cost as of December 31, 2014 related to the unvested stock options as of that date was $201,104.

Note 6 – Derivative Instruments and Warrants

Commodity Derivatives

As of December 31, 2014 and 2013, the Company had no oil and natural gas derivative arrangements outstanding.

F-47

Derivatives – Warrants Issued Relative to Note Payables

The estimated fair value of the Company’s derivative liabilities, all of which are related to the conversion features and detachable warrants issued in connection with notes payable, were estimated using a closed-ended option pricing model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Company’s common stock, interest rates, the probability of both the downward adjustment of the exercise price and the upward adjustment to the number of warrants as provided by the note payable and warrant agreement terms (Note 2) and non-performance risk factors, among other items (ASC 820, Fair Value Measurements (“ASC 820”) fair value hierarchy Level 3). When the note payable is extinguished, the derivative liability will be adjusted to fair value and the resulting derivative liability will be transitioned from a liability to equity as of such date. One of the notes payable was extinguished during the year ended December 31, 2014. A comparison of the assumptions used in calculating estimated fair value of derivative liabilities at the issue date and as of the date of the transition from liability to equity during the year ended December 31, 2014 and 2013 is as follows:

	Upon Issuance	As of date of transition to equity	As of December 31 2014

Volatility – range	91% - 156%	105%	102% - 104%
Contractual term	0.5 - 5 years	1.75 years	0.5 - 5 years
Exercise price	$1.00 - $1.50	$1.50	$1.00 - $1.50
Number of warrants in aggregate	1,125,000	50,000	2,075,000

A comparison of the assumptions used in calculating estimated fair value of derivative liabilities at the issue date and as of the date of the transition from liability to equity during the year ended December 31, 2013 is as follows:

	Upon Issuance	As of date of transition to equity	As of December 31, 2013

Volatility – range	89.75% - 102.3%	88.07% - 136.11%	102.2%
Contractual term	2-3 years	2 years	3 years
Exercise price	$1.50 - $2.50	$2.50	$1.50
Number of warrants in aggregate	1,825,000	825,000	1,000,000

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs for both open and closed derivatives:

Amount
Balance at December 31, 2012	$42,508
Fair value of warrant derivative at issuance date	1,431,563
Unrealized derivative gains included in other expense	75,017
Transition of derivative liability to equity	(695,723)
Balance at December 31, 2013	853,365
Fair value of warrant derivative at issuance date	1,259,440
Unrealized derivative losses included in other expense	(1,376,311)
Transition of derivative liability to equity	(35,280)

Balance at December 31, 2014	$701,214

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Note 7 – Warrants

The following table summarizes warrant activity for the year ended December 31, 2014 and 2013:

	Number of Warrants	Weighted Average Exercise Price Per Share
Outstanding and exercisable at December 31, 2012	120,000	$2.50
Issued in conjunction with notes payable (Note 2)	1,775,000	1.94
Issued in private placement of common stock (Note 4)	317,710	2.50
Issued in conjunction with line-of-credit (Note 2)	50,000	2.50
Exercised	(125,000)	(2.50)

Outstanding and exercisable at December 31, 2013	2,137,710	2.18
Issued in conjunction with notes payable (Note 2)	1,125,000	1.03
Issued in conjunction with line-of-credit (Note 2)	400,000	1.38
Exercised	-	-

Outstanding and exercisable at December 31, 2014	3,662,710	$1.59

The weighted average term of all outstanding common stock purchase warrants was 3.45 and 2.64 years as of December 31, 2014 and 2013, respectively. The intrinsic value of all outstanding common stock purchase warrants and the intrinsic value of all vested common stock purchase warrants was zero as of December 31, 2014 and 2013.

During 2013, a warrant holder exercised warrants to purchase 125,000 common shares on a cashless basis resulting in 31,521 net shares being issued to the warrant holder after 93,479 shares were surrendered relative to the cashless exercise provision.

Note 8 – Supplemental Oil and Gas Information

Estimated Proved Oil and Gas Reserves (Unaudited)

As of December 31, 2014 and 2013, the Company had no proved reserves. As such, there are no estimates of proved reserves to disclose, nor standardized measure of discounted future net cash flows relating to proved reserves.

Costs Incurred in Oil and Gas Activities

Costs incurred in connection with the Company’s oil and gas acquisition, exploration and development activities are shown below.

	December 31, 2014	December 31, 2013

Property acquisition costs:
Proved	$-	$-
Unproved	-	-
Total property acquisition costs	-	-
Development costs	-
Exploration costs	115,622	6,051,411

Total costs	$115,622	$6,051,411

Exploration costs during the year ended December 31, 2014 included $55,622 in area Concession fees paid to the Nicaraguan Government and $60,000 of geologist fees related to the analysis of new and existing 2D and 3D seismic data on the Nicaragua Concessions. Exploration costs during the year ended December 31, 2013 included $5,937,013 of costs related to the acquisition of new 2D and 3D seismic data on the Nicaragua Concessions.

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Aggregate capitalized costs relating to the Company’s oil and gas producing activities, and related accumulated depreciation, depletion, amortization and ceiling write-downs are as follows:

	December 31, 2014	December 31, 2013

Proved oil and gas properties	$-	$-
Unproved oil and gas properties	10,592,836	10,477,214
Total	10,592,836	10,477,214
Less amounts allocated to revenue sharing interest granted to Note holder for extension of maturity date (See Note 2)	(964,738)	-
Less accumulated depreciation, depletion and amortization	-	-

Net capitalized costs	$9,628,098	$10,477,214

Costs Not Being Amortized

Oil and gas property costs not being amortized at December 31, 2014, by year that the costs were incurred, are as follows:

Year Ended December 31,
2014	$115,622
2013	6,051,411
2012	581,723
2011	731,347
Prior	3,112,733
Total costs not being amortized	$10,592,836

The above unevaluated costs relate to the Company’s approximate 1,400,000 acre Nicaraguan Concessions.

The Company anticipates that these unproved costs in the table above will be reclassified to proved costs within the next five years.

Note 9 – Income Taxes

The provision for income taxes consists of the following:

	For the Years Ended
	December 31,
	2014	2013
	(in thousands)
Current income tax expense (benefit)	$-	$(653)
Deferred income tax benefit	-	-
Total income tax expense (benefit)	$-	$(653)

The effective income tax rate on continuing operations varies from the statutory federal income tax rate as follows:

	For the Years Ended
	December 31,
	2014	2013
Federal income tax rate	(34.0)%	(34.0)%
State income tax rate	(4.4)	(4.1)
State tax assessment reversed	-	(21.2)
Change in valuation allowance	38.4	38.0
Other, net	-	0.1

Effective tax rate	0.0%	(21.2)%

F-50

The significant temporary differences and carry-forwards and their related deferred tax asset (liability) and deferred tax asset valuation allowance balances are as follows:

	For the Years Ended
	December 31,
	2014	2013
	(in thousands)
Deferred tax assets:
Accruals and other	$954	$1,049
Asset retirement obligations	659	659
Note payable discounts and derivatives	752	20
Stock-based compensation	1,120	702
Alternative minimum tax credit carry-forward	143	143
Net operating loss carry-forward	22,160	21,801
Gross deferred tax assets	25,788	24,374
Less valuation allowance	(25,788)	(24,374)
Deferred tax asset	$-	$-

For income tax purposes, the Company has net operating loss carry-forwards of approximately $57,710,000, which expire from 2025 through 2029. The Company has provided a 100% valuation allowance due to the uncertainty of realizing the tax benefits from its net deferred tax asset.

The Company previously appealed an assessment of Kansas corporate income tax that had been issued by the Department of Revenue for the tax year ended December 31, 2006 in the amount of approximately $653,000, which was accrued for and was reported under accrued liabilities in the consolidated balance sheet. On July 30, 2013, the Kansas Department of Revenue issued a letter to the Company advising it that it no longer owed any corporate income tax to the State of Kansas and has released the Company from the payment of such taxes. Consequently, the related accrual was reversed and an income tax benefit of $653,000 was recorded for the year ended December 31, 2013.

The Company has not completed the filing of tax returns for the tax years 2012 through 2014. Therefore, all such tax returns are open to examination by the Internal Revenue Service.

The Internal Revenue Code contains provisions under Section 382 which limit a company’s ability to utilize net operating loss carry-forwards in the event that it has experienced a more than 50% change in ownership over a three-year period. Current estimates prepared by the Company indicate that no ownership changes have occurred, and are currently not subject to an annual limitation, but may be further limited by additional ownership changes which may occur in the future

As discussed in Note 1, “Summary of Significant Accounting Policies,” tax positions are evaluated in a two-step process. Management first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Management has identified no tax positions taken that would meet or exceed these thresholds and therefore there are no gross interest, penalties and unrecognized tax expense/benefits that are not expected to ultimately result in payment or receipt of cash in the consolidated financial statements.

Note 10 – Commitments and Contingencies

The Company has not maintained insurance coverage on its U.S domestic oil and gas properties for several years. The Company is not in compliance with Federal and State laws regarding the U.S. domestic oil and gas properties. The Company’s known compliance issues relate to the Texas Railroad Commission regarding administrative filings and renewal permits relative to its Texas oil and gas properties that were sold in 2012. The ultimate resolution of these compliance issues could have a material adverse impact on the Company’s financial statements.

F-51

Nicaraguan Concessions

The Company received notification of final approval of the EIA by the Nicaraguan government on April 13, 2013, which began Sub-Period 2 as defined in the Nicaraguan concessions. Therefore, the Company has progressed to Sub-Period 2 of the exploration phase of the 30-year Concession for both Perlas and Tyra as of December 31, 2014. In accordance with the Nicaraguan Concession agreements, the Company has provided the Ministry of Energy with the required letters of credit in the amounts of $443,100 for Perlas (expired March 2014) and $408,450 for Tyra (expired September 2014). The Company has also made all required expenditures related to the Nicaraguan Concessions for training programs and as “area fees,” for each respective year for 2010 through 2014. The Company is currently negotiating the renewal of the required letters of credit with the Nicaraguan Government and its lenders; however, there can be no assurance that the Company will be successful in that regard. The Company considers it is fully in compliance with the terms of the Nicaraguan Concessions agreements, except for the renewal of the expired letters of credit, and is in year three of the exploration phase of the 30-year Nicaraguan Concessions.

Minimum Work Program – Perlas

Block Perlas – Exploration Minimum Work Commitment and Relinquishments
Exploration Period (6 Years)	Duration (Years)	Work Commitment	Relinquishment	Irrevocable Guarantee
Sub-Period 1	2	- Environmental Impact Study	26 km2	$443,100
		- Acquisition & interpretation of 333km of new 2D seismic
		- Acquisition, processing & interpretation of 667km of new 2D seismic (or equivalent in 3D)
Sub-Period 2 Optional	1	- Acquisition, processing & interpretation of 200km2 of 3D seismic	53 km2	$1,356,227
Sub-Period 3 Optional	1	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is shallower	80 km2	$10,220,168
Sub-Period 4 Optional	2	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is shallower	All acreage except areas	$10,397,335
		- Geochemical analysis	with discoveries

Minimum Work Program - Tyra

Block Tyra – Exploration Minimum Work Commitment and Relinquishments
Exploration Period (6 Years)	Duration (Years)	Work Commitment	Relinquishment	Irrevocable Guarantee
Sub-Period 1	1.5	- Environmental Impact Study	26 km2	$408,450
		- Acquisition & interpretation of 667km of existing 2D seismic
		- Acquisition of 667km of new 2D seismic (or equivalent in 3D)
Sub-Period 2 Optional	0.5	- Processing & interpretation of the 667km 2D seismic (or equivalent in 3D) acquired in the previous sub-period	40 km2	$278,450
Sub-Period 3 Optional	2	- Acquisition, processing & interpretation of 250km2 of new 3D seismic	160 km2	$1,818,667
Sub-Period 4 Optional	2	- Drilling of one exploration well to the Cretaceous or 3,500m, whichever is shallower	All acreage except areas	$10,418,667
		- Geochemical analysis	with discoveries

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Contractual and Fiscal Terms

Training Program	US $50,000 per year, per block

Area Fee	Years 1-3	$0.05/hectare
	Years 4-7	$0.10/hectare
	Years 8 & forward	$0.15/hectare

Royalties	Recovery Factor	Percentage
	0 – 1.5	5%
	1.5 – 3.0	10%
	>3.0	15%

Natural Gas Royalties	Market value at production	5%
Corporate Tax	Rate no higher than 30%
Social Contribution	3% of the net profit (1.5% for each autonomous region)

Investment Protection	ICSID arbitration
	OPIC insurance

Sub-Period 2 of the exploration phase began April 13, 2013, when the Nicaraguan Government approved the environmental impact study. The minimum cash requirements related to the maintain the Nicaraguan Concessions for the next twelve month period will be approximately $7,945,000, of which $4,945,000 is related to seismic activities already performed (in December 2013) but not yet paid, approximately $2,500,000 for new seismic activities to be performed in 2015 and $500,000 is related to the training fees, area fees and other expenditures required under the Nicaraguan Concession. In addition to the minimum cash requirements related to the Nicaraguan Concessions, the Company estimates that it will require approximately $330,000 of working capital to maintain corporate operations for the next 12 months, but not including approximately $1,659,000 principal amount of short-term promissory notes due in February and April 2015, plus accrued interest, and other obligations owed to third parties.

Revenue Sharing Commitments

On March 23, 2009, the Company entered into a Securities Purchase Agreement, dated effective as of March 23, 2009, with Off-Shore, an accredited investor, to issue a subordinated secured promissory note in the aggregate principal amount of up to $1,275,000 and a one percent (1%) revenue sharing interest in the Nicaraguan Concessions. Off-Shore funded a total of $1,275,000 and subsequently converted the subordinated secured promissory note to common stock (See Note 3).

Under the Revenue Sharing Agreement (the “Revenue Agreement”), Infinity assigned to Off-Shore a monthly payment (the “RSP”) equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP will be paid to Off-Shore by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for Off-Shore. In connection with its dissolution Off-Shore assigned its RSP to its individual members.

On June 6, 2009 the Company entered into a Revenue Sharing Agreement with the officers and directors for services provided. Infinity assigned to officers and directors a monthly payment equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for officers and directors.

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The Company intends to seek joint venture or working interest partners (the “Farmout”) prior to the commencement of any exploratory drilling operations on the Nicaraguan Concessions. On September 8, 2009 the Company entered into a Revenue Sharing Agreement with Jeff Roberts to assist the Company with its technical studies of gas and oil holdings in Nicaragua and managing and assisting in the Farmout. Infinity assigned to Jeff Roberts a monthly payment equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid to Jeff Roberts by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for Jeff Roberts.

On September 8, 2009 the Company entered into a Revenue Sharing Agreement with Thompson Knight Global Energy Services (“Thompson Knight”) to assist the Company with its technical studies of gas and oil holdings in Nicaragua and managing and assisting in the Farmout. Infinity assigned to Thompson Knight a monthly payment equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP shall bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid to Thompson Knight by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for Thompson Knight. This Revenue Sharing Agreement was terminated effective December 31, 2014 as a result of the Letter of Intent entered into with Granada Exploration, LLC (See “Letter of Intent to enter Exploration Services Agreement”)

In connection with the extension of the Note payable with a $1,050,000 principal balance issued in December 2013, the Company entered into a Revenue Sharing Agreement in May 2014. Infinity assigned to the note holder a monthly payment equal to the revenue derived from one percent (1%) of 8/8ths of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions and any other oil and gas concessions that the Company and its affiliates may acquire in the future. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions, and does not create any rights in the Nicaraguan Concessions for officers and directors.

Letter of Intent to enter Exploration Services Agreement

On October 13, 2014 the Company announced that it had entered into a Letter of Intent (“LOI”) with Granada Exploration, LLC, which has agreed to join with the Company to explore for potential hydrocarbons beneath Infinity’s 1.4 million-acre oil and gas concessions in the Caribbean Sea offshore Nicaragua. Under the terms of the LOI, Granada Exploration will provide its services in exchange for a working interest in the Nicaraguan Concessions. The scope of such services will be more specifically described in a mutually acceptable Exploration Services Agreement (“ESA”), which is currently being negotiated. The ESA is anticipated to provide that Granada will earn an assignment from Infinity of an undivided 30% working interest in the Concessions, based on an 80% net revenue interest. Granada and Infinity are also anticipated to enter into a Joint Operating Agreement. Granada may, at its discretion, participate in an initial exploratory well for up to an additional undivided 20% working interest, on a prospect-by-prospect basis, with such additional interest to be based on an 80% net revenue interest.

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The LOI is subject to Granada’s normal and customary due diligence, including the evaluation of the Company’s Form 10-K and 10-Q filings, documents showing that the Company is in good standing regarding the Nicaraguan Concessions and with the Nicaraguan government; negotiation and approval of mutually acceptable formal agreements; and final approval by a majority of the partners that comprise Granada Exploration, LLC. The parties continue to negotiate the terms of the ESA but have not entered into definitive agreements and Granada has not completed its normal and customary due diligence.

Lack of Compliance with Law Regarding Domestic Properties

Infinity has not been in compliance with existing federal, state and local laws, rules and regulations for its previously owned domestic oil and gas properties and this could have a material or significantly adverse effect upon the liquidity, capital expenditures, earnings or competitive position of Infinity. All domestic oil and gas properties held by Infinity – Wyoming and Infinity-Texas have been disposed of as of December 31, 2014; however, the Company may remain liable for certain asset retirement costs should the new owners not complete their obligations. Management believes the estimate of asset retirement obligations as of December 31, 2014 and 2013 is sufficient to cover any noncompliance liabilities. Management believes the total asset retirement obligations recorded of $1,716,003 as of December 31, 2014 and 2013 is sufficient to cover any potential noncompliance liabilities relative to the to the plugging of abandoned wells, the removal of facilities and equipment, and site restoration on oil and gas properties for its former oil and gas properties. The Company has not maintained insurance on the domestic properties for a number of years.

Contingent Fees

In addition to the Revenue Sharing Agreement with Thompson Knight to assist the Company with its technical studies of gas and oil holdings in Nicaragua and managing and assisting in the Farmout, the Company agreed to compensate Thompson Knight a success fee of 5% of the upfront cash fee paid to Infinity by a third party earning an interest in the Nicaragua asset up to $20 million and 10% of any amount exceeding the $20 million. A 2% success fee would be paid to Thompson Knight of the remaining cash investment in subsequent years. This success fee agreement is has been terminated effective December 31, 2014 as a result of the Letter of Intent entered into with Granada Exploration, LLC (See “Letter of Intent to enter Exploration Services Agreement”).

Litigation

The Company is subject to numerous claims and legal actions in which vendors are claiming breach of contract due to the Company’s failure to pay amounts due. The Company believes that it has made adequate provision for these claims in the accompanying financial statements.

The Company is currently involved in litigation as follows:

●Exterran Energy Solutions, L.P., f/k/a Hanover Compression Limited Partnership, who filed an action in the District Court of Erath County, Texas, number CV30512, on March 31, 2010 against Infinity Oil and Gas of Texas, Inc., Infinity Energy Resources, Inc., Longhorn Properties, LLC, and Forest Oil Corporation. Exterran Energy Solutions, L.P. provided certain gas compressor and related equipment pursuant to a Gas Compressor/Production Equipment Master Rental & Servicing Agreement with Infinity dated January 3, 2005 in Erath County, Texas and has claiming breach of contract for failure to pay amounts due. On October 13, 2011, a default judgment was entered against the Company in the amount of $445,521 plus interest and attorney fees. The Company has included the impacts of this litigation as liabilities in its accounts payable. The Company will seek to settle the default judgment when it has the financial resources to do so.

●In October 2012 the State of Texas filed a lawsuit naming Infinity-Texas, the Company and the corporate officers of Infinity-Texas, seeking $30,000 of reclamation costs associated with a single well, in addition to administrative expenses and penalties. The Company has engaged in negotiations with the State of Texas in late 2012 and early 2013 and has reached a settlement agreement that would reduce the aggregate liability, in this action and any extension of this to other Texas wells, to $45,103, which amount has been paid. Certain performance obligations remain which must be satisfied in order to finally settle and dismiss the matter.

F-55

Pending satisfactory performance of the performance obligations and their acceptance by the State of Texas, the officers retain potential liability on the above matter, and the officers are held personally harmless by indemnification provisions of the Company. Therefore these liabilities, to the extent they might become actual, are the obligations of the Company. Management estimates that the liabilities associated with this matter will not exceed $780,000, calculated as $30,000 for each of the 26 Infinity-Texas operated wells. This related liability, less the payment made to the State of Texas in 2012 in the amount of $45,103, is classified as an asset retirement obligation on the consolidated balance sheets.

●Timothy Berge, who filed an action in the District Court, City and County of Denver Colorado number 09CV9566, was granted a default judgment on November 8, 2010 against the Company in the amount of $304,921 plus costs. Mr. Berge provided certain geological services to Infinity Oil and Gas of Texas, Inc. and claimed breach of contract for failure to pay amounts he alleged were due. The Company was unable to defend itself in this matter due to limited financial resources even though it believes that it had meritorious defenses. On May 27, 2014 the Company settled this litigation by the issuance of 100,000 shares of common stock and the payment of $10,000 cash. The Company had previously established a provision of $304,878 related to this litigation as an accrued liability in the accompanying balance sheet. The value of the 100,000 shares of common stock and $10,000 cash paid in settlement of this litigation totaled $125,000, resulting in a gain of $179,878 which was recorded in the statement of operations.

●Cambrian Consultants America, Inc. (“Cambrian”) filed an action in the District Court of Harris County, Texas, number CV2014-55719, on September 26, 2014 against Infinity Energy Resources, Inc. resulting from certain professional consulting services provided for quality control and management of seismic operations during November and December 2013 on the Company’s offshore Nicaraguan Concessions. Cambrian provided these services pursuant to a Master Consulting Agreement with Infinity dated November 20, 2013 and is claiming breach of contract for failure to pay amounts due. On December 8, 2014, a default judgment was entered against the Company in the amount of $96,877 plus interest and attorney fees. The Company has included the impact of this litigation as a liability in its accounts payable. The Company will seek to settle the default judgment when it has the financial resources to do so.

●Torrey Hills Capital, Inc. (“Torrey”) notified the Company by letter dated August 15, 2014 of its demand for the payment of $56,000, which it alleged was unpaid and owed under a consulting agreement dated October 18, 2013. The parties entered into a consulting agreement under which Torrey agreed to provide investor relations services in exchange for payment of $7,000 per month and the issuance of 15,000 shares of common stock. The agreement was for an initial three month-term with automatic renewals unless terminated upon 30 days written notice by either party. The Company made payments totaling $14,000 and issued 15,000 shares of common stock during 2013. The Company contends that Torrey breached the agreement by not performing the required services and that it had provided proper notice of termination to Torrey. Furthermore, the Company contends that the parties agreed to settle the dispute on or around June 19, 2014 under which it would issue 28,000 shares of common stock in full settlement of any balance then owed and final termination of the agreement. Torrey disputes the Company’s contentions and has submitted the dispute to binding arbitration. The Company has accrued $49,000 in accounts payable as of December 31, 2014, which management believes is sufficient to provide for the ultimate resolution of this dispute.

Note 11 – Related Party Transactions

The Company currently does not have any employees other than the CEO and CFO. Certain general and administrative services (for which payment is deferred) has been provided by the CFO’s accounting firm at its standard billing rates plus out-of-pocket expenses and consist primarily of accounting, tax and other administrative fees. For the years ended December 31, 2014 and 2013, the Company was billed $0 for such services. The amount due to the CFO’s firm for services provided was $767,407 at December 31, 2014 and 2013, and is included in accrued liabilities at both dates.

F-56

On June 6, 2009 the Company entered into a Revenue Sharing Agreement with the officers and directors for services provided. Infinity assigned to officers and directors a monthly payment equal to the revenue derived from one percent (1%) of Infinity’s share of the hydrocarbons produced at the wellhead from the Nicaraguan Concessions. The RSP will bear its proportionate share of all costs incurred to deliver the hydrocarbons to the point of sale to an unaffiliated purchaser, including its share of production, severance and similar taxes, and certain additional costs. The RSP shall be paid by the last day of each month based on the revenue received by Infinity from the purchaser of the production during the previous month from the Nicaraguan Concessions. The Revenue Agreement does not create any obligation for Infinity to maintain or develop the Nicaraguan Concessions and does not create any rights in the Nicaraguan Concessions for officers and directors.

The Company entered into a subordinated loan with Off-Shore in the aggregate amount of $1,275,000 for funds used to maintain the Nicaraguan Concessions. This note was satisfied by the Company’s issuance of shares of Series B redeemable convertible preferred stock effective April 13, 2012 to Off-Shore (see Note 3) and the conversion of the Series B redeemable convertible preferred stock to common stock effective February 28, 2014. The managing partner of Off-Shore and the CFO are partners in the accounting firm which the Company uses for general corporate purposes. In the February 2014 transaction, Offshore exchanged all of its 15,016 shares of Series B preferred stock for 375,400 shares of common stock. Each share of Series B preferred had a liquidation and par value of $100. The Company also issued Offshore an additional 45,048 shares of common stock for $180,192, the amount of the accrued and unpaid dividends on the Series B preferred stock as of the effective date of the transaction. As a result, the Company issued a total of 420,448 shares of common stock valued at $4.00 per share for a total of $1,681,792, which has been reflected as common stock and additional paid in capital in the accompanying consolidated balance sheets.

In connection with its subordinated loan, Off-Shore was granted a one percent (1%) revenue sharing interest in the Nicaraguan Concessions. The managing partner of Off-Shore and the CFO are partners in the accounting firm which the Company uses for general corporate purposes. The revenue sharing interest remains in effect after the conversion of the subordinated promissory note to Series A preferred stock and subsequently to common stock. In connection with its dissolution Off-Shore assigned its RSP to its individual members, which includes the former managing partner of Offshore.

As of December 31, 2014 and 2013, the Company had accrued compensation to its officers and directors of $1,187,208 and $1,081,708, respectively.

On August 28, 2012, the Company borrowed $250,000 from an entity that was 49% owned by a board member of another corporation for which Infinity’s CEO serves as CEO and chairman of the board. The Company issued a short-term note to the entity bearing interest at 8% per annum and maturing February 28, 2013. The note was repaid February 27, 2013. In connection with the transaction, the Company issued the lender a warrant exercisable to purchase 120,000 shares of the Company’s common stock at a price of $2.50 per share, expiring August 2017.

The Company entered into a line-of-credit facility on September 23, 2013 which provides for borrowings on a revolving basis up to a maximum of $50,000 (maximum increased to $100,000 at December 31, 2013) with an initial maturity of November 23, 2013. The entity providing the credit facility is owned by an officer of another corporation for which Infinity’s president and chairman of the board serves as president and chairman of the board. The facility is unsecured, bears interest at 8% per annum, and was renewed at its maturity on November 23, 2013 for an additional two months or until January 23, 2014. On such date the parties renewed the credit facility until April 23, 2014 and subsequently renewed it until February 28, 2015. In consideration for the origination of the line of credit facility and the various renewals, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 450,000 shares of common stock at an exercise price of $1.50 per share (as amended on January 23, 2014), which warrants are immediately exercisable and expire on various dates from September 23, 2018 to October 23, 2019 (as amended). The parties agreed as a condition to the renewal of the facility in January 2014 that all warrants would be extended to a five-year term and the exercise price reduced to $1.50 per share. The Company estimated the fair value of the warrants at $60,290 as of the original grant date in 2013, which amount has been recorded as debt issuance costs and classified in prepaid expenses in the accompanying consolidated balance sheets. The Company estimated the fair value of the 400,000 new warrants issued to extend the facility during 2014 and the increased value of the amended warrants to be $603,966, which has been recorded as additional debt issuance costs and classified in prepaid expenses in the accompanying consolidated balance sheets.

F-57

On March 7, 2014 the Company borrowed $10,000 from an individual who is related to Infinity’s Chairman and President. The note was due on demand and bore interest at 8% per annum. This demand note was repaid in full during April 2014.

Note 12 – Subsequent Events

The Company has not resolved the contingency related to the expired letters of credit for its Nicaraguan concessions (See Note 10). The Company continues to negotiate the renewal of the letters of credit with the Nicaraguan Government and its lenders; however, there can be no assurance that the Company will be successful in that regard.

On January 7, 2014 the Company borrowed $25,000 from an individual under a convertible note with a conversion price of $1.50 per share. The term of the note was for one year and it bears interest at 8% per annum. In connection with the loan, the Company issued the lender a warrant exercisable to purchase 25,000 shares of common stock at $1.50 per share for a term of five years from the date of the note. The terms of the note and warrant provide that if the note is not paid in full by its maturity date, the conversion price of the note and exercise price of the warrant automatically reduce to $0.50 per share. On January 7, 2015, the Company and the holder agreed to extend the maturity date of the note to February 28, 2015 and in consideration the Company granted it an additional 25,000 warrants with an exercise price of $1.00 per share for a five-year term and reduced the exercise price of the previously issued warrants to $1.00 per share.

**********

F-58

6,926,400 Shares of Common Stock

INFINITY ENERGY RESOURCES, INC.

PROSPECTUS

September __, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The following table sets forth all expenses payable by Infinity Energy Resources, Inc. (sometimes referred to as the “Company” in this Part II of the registration statement) in connection with the issuance and distribution of the securities.

SEC registration fee	$3,353.53
Legal fees and expenses	$20,000.00
Accounting fees and expenses	$5,000.00
Printing expenses	$1,000.00
Miscellaneous expenses	$646.47

Total	$30,000.00

*Other than the SEC registration fee, all amounts set forth above are estimates.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the DGCL, Article VII of our amended and restated certificate of incorporation provides:

“No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.”

We have not purchased directors’ and officers’ liability insurance for any person as a director, officer, employee or agent of us against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not our company would have the power to indemnify him against such liability under the provisions of our restated certificate of incorporation, as amended.

II-1

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Infinity Energy Resources, Inc. or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Infinity Energy Resources, Inc. or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our

ITEM 15. Recent Sales of Unregistered Securities

Effective February 28, 2014, the Company received Conversion Notices from Offshore that effected the conversion of all Series B Preferred outstanding, including accrued and unpaid dividends thereon, into shares of Common Stock. In the transaction, Offshore exchanged all of its 15,016 shares of Series B Preferred for 375,400 shares of Common Stock. Each share of Series B Preferred had a liquidation and par value of $100. The Company also issued Offshore an additional 45,048 shares of Common Stock for $180,192, the amount of the accrued and unpaid dividends on the Series B Preferred as of the effective date of the transaction. As a result, the Company issued a total of 420,448 shares of Common Stock valued at $4.00 per share, for a total of $1,681,792, which has been reflected as common stock and additional paid in capital in the accompanying consolidated balance sheets.

In issuing the shares of Common Stock in exchange for the outstanding Series B Preferred the Company relied on the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration set forth in Section 4(2) of the Securities Act for issuance of the shares of Common Stock in lieu of the accrued and unpaid dividends on the Series B Preferred. The Company did not pay compensation or fees to any party in connection with the issuance of the shares of Common Stock.

The exchange of the Series B Preferred stock for Common Stock cancelled the Series B Preferred and thus eliminated any future dividend accrual and liquidation preferences that the Series B Preferred had over the outstanding shares of Common Stock.

Timothy Berge, who filed an action in the District Court, City and County of Denver Colorado number 09CV9566, was granted a default judgment on November 8, 2010 against the Company in the amount of $304,921 plus costs. On May 27, 2014 the Company settled this litigation by the issuance of 100,000 shares of common stock and the payment of $10,000 cash. The Company relied on the exemption from registration set forth in Section 4(2) of the Securities Act for issuance of the common stock. It paid no compensation in connection with the issuance of the stock.

During the year ended December 31, 2014, the Company borrowed a total of $625,000 from entities or individuals with detachable warrants to purchase common stock as follows:

●	On January 2, 2014 it borrowed a total of $50,000 from an individual under a promissory note bearing interest at 8% per annum and an April 2, 2014 maturity date. The note was paid off on its maturity date. In connection with the loan, the Company issued the lender a warrant exercisable to purchase 50,000 shares of common stock at $1.50 per share for a term of two years from the date of the note. The terms of the note and warrant provided that if the note and interest thereon are not paid in full by the note’s maturity date, the exercise price of the warrant automatically reduces to $0.50 per share. The ratchet provision in the warrant exercise price requires that the warrant be accounted for as a derivative liability until the underlying promissory note was paid off. The Company recorded the estimated fair value of the warrants totaling $33,852 as a discount on the underlying note payable and as a derivative liability in the same amount, as of the date of the note. Interest expense for the year ended December 31, 2014 includes discount amortization in the amount of $33,852. The value of the warrant was $35,280 as of the date the underlying promissory note was paid off which was transitioned to additional paid in capital.

II-2

●	On January 7, 2014 it borrowed $25,000 from an individual under a convertible note with a conversion price of $1.50 per share. The term of the note was for one year and it bears interest at 8% per annum. In connection with the loan, the Company issued the lender a warrant exercisable to purchase 25,000 shares of common stock at $1.50 per share for a term of five years from the date of the note. The terms of the note and warrant provide that if the note is not paid in full by its maturity date, the conversion price of the note and exercise price of the warrant automatically reduce to $0.50 per share. On January 7, 2015, the Company and the holder agreed to extend the maturity date of the note to February 28, 2015 and in consideration the Company granted it an additional 25,000 warrants with an exercise price of $1.00 per share for a five-year term and reduced the exercise price of the previously issued warrants to $1.00 per share.

●	On March 31, 2014 it borrowed $100,000 from an entity under a convertible note with a conversion price of $1.50 per share. The term of the note was for a period of 180 days and it bears interest at 8% per annum. In connection with the loan, the Company issued the lender a warrant exercisable to purchase of 100,000 shares of common stock at $1.50 per share for a term of five years from the date of the note. On September 30, 2014, the Company and the holder agreed to extend the maturity date of the note to February 28, 2015 and in consideration the Company granted it an additional 100,000 warrants with an exercise price of $1.00 per share for a five-year term and reduced the exercise price of the previously issued warrants to $1.00 per share. The terms of the note and warrants provide that if the note is not be paid in full by its maturity date, the conversion price of the note and the exercise price of the warrants automatically reduce to $0.50 per share.

●	On April 4, 2014 and June 7, 2014 it borrowed a total of $250,000 from an entity under two convertible notes with the conversion price of $1.50 per share. The original terms of the notes were for a period of 180 days and they bear interest at 8% per annum. In connection with the loans, the Company issued the entity a warrant excisable to purchase 250,000 shares of common stock at $1.50 per share for a period of five years from the dates of the notes. On November 19, 2014 the Company borrowed an additional $50,000 from the entity under a new convertible note with a conversion price of $1.00 per share, bearing interest at 8% per annum and due on February 28, 2015. Also on such date the Company and the lender agreed to extend the maturity date of the two original notes to February 28, 2015 and in consideration for the extension and the new loan granted the lender an additional warrant exercisable to purchase 350,000 shares at a price of $1.00 per share for a five-year term and reduced the exercise price of the existing warrants to $1.00 per share. The terms of the notes and warrants provide that if the notes are not be paid in full by their respective maturity dates, the conversion price of the notes and the exercise price of the warrants automatically reduce to $0.50 per share.

●	On April 14, 2014 it borrowed $100,000 from an entity under a convertible note with the conversion price of $1.50 per share. The term of the note was for a period of 180 days and bears interest at 8% per annum. In connection with the loan, the Company issued the entity a warrant exercisable to purchase 100,000 shares of common stock at $1.50 per share for a period of five years from the date of the note. On October 2, 2014 it borrowed an additional $50,000 from this entity under a convertible note with the conversion price of $1.00 per share and extended the maturity date of the original note to February 28, 2015, which is also the maturity date of the new note. In connection with the $50,000 note and the extension of the maturity date of the original note, the Company issued an additional warrant exercisable to purchase 150,000 shares of common stock at a price of $1.00 per share for a term of five years and reduced the exercise price of the original warrant to $1.00 per share. The terms of the notes and warrants provide that if the notes are not be paid in full by their maturity date, the conversion price of the note and exercise price of the warrants automatically reduce to $0.50 per share.

The Company relied on the exemption from registration set forth in Section 4( a )(2) of the Securities Act for issuance of the foregoing notes and warrants. It paid no compensation in connection with the issuance of the notes and warrants.

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The Company entered into a line-of-credit facility on September 23, 2013 which provides for borrowings on a revolving basis up to a maximum of $50,000 (maximum increased to $100,000 at December 31, 2013) with an initial maturity of November 23, 2013. The entity providing the credit facility is owned by an officer of another corporation for which Infinity’s president and chairman of the board serves as president and chairman of the board. The facility is unsecured, bears interest at 8% per annum, and was renewed at its maturity on November 23, 2013 for an additional two months or until January 23, 2014. On such date the parties renewed the credit facility until April 23, 2014 and subsequently renewed it until February 28, 2015. In connection with the establishment and extension of the credit facility, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 450,000 shares of common stock at an exercise price of $1.50 per share (as amended on January 23, 2014), which warrants are immediately exercisable and expire on various dates from September 23, 2018 to October 23, 2019 (as amended). The parties agreed as a condition to the renewal of the facility in January 2014 that all warrants would be extended to a five-year term and the exercise price reduced to $1.50 per share. The Company used the loan proceeds for working capital and paid no compensation to any party in connection with the establishment credit facility and issuance of the warrants. It relied on the exemption from registration set forth in Section 4(a)(2) of the Securities Act for issuance of the promissory note for the credit facility and warrants.

On February 28, 2015, the short-term notes payable holders exercised its right to convert principal balances totaling $475,000 and accrued interest totaling $28,630 into 1,007,260 shares of common stock at an exchange rate of $0.50 per share. In addition on March 31, 2015, the lender who provides the line-of-credit facility exercised its right to convert a partial principal balance totaling $50,000 into 100,000 shares of common stock at an exchange rate of $0.50 per share.

The Company relied on the exemption from registration set forth in Section 4(a)(2) of the Securities Act for conversion the forgoing notes into shares of common stock. The Company did not pay any compensation or fees to any party in connection with the issuance of the shares of Common Stock, but paid such noteholders fees totaling $55,363 in connection with the conversion of their loans.

The Company entered into a line-of-credit facility on September 23, 2013, which after amendments, provides for borrowings on a revolving basis up to a maximum of $100,000 at March 31, 2015. The parties agreed to extend the maturity date of this facility November 23, 2013 to January 23, 2014 and subsequently to March 31, 2015. The entity providing the credit facility is owned by an officer of another corporation for which the Company’s president and chairman of the board serves as president and chairman of the board. The facility is convertible at and exchange rate of $0.50 per share, is unsecured and bears interest at 8% per annum. The Company granted the lender common stock purchase warrants to acquire a total of 200,000 shares of common stock at an exercise price of $0.50 per share (as amended on March 26, 2015), which warrants are immediately exercisable and expire from February 28, 2020 to March 26, 2020. The parties agreed as a condition to the renewal of the line-of-credit in February 2015 that all previously existing warrants would be extended to a five-year term and the exercise price reduced to $0.50 per share. On February 28, 2015, the line-of-credit facility matured and the Company was unable to repay the principal and interest.

On August 28, 2012, the Company borrowed $250,000 from an entity that was 49% owned by a board member of another corporation for which Infinity’s CEO serves as CEO and chairman of the board. The Company issued a short-term note to the entity bearing interest at 8% per annum and maturing February 28, 2013. The note was repaid February 27, 2013. In connection with the transaction, the Company issued the lender a warrant exercisable to purchase 120,000 shares of the Company’s common stock at a price of $2.50 per share, expiring August 2017.

On March 31, 2015 the Company negotiated an extension of the facility to May 28, 2015 and granted the lender common stock purchase warrants exercisable to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share, which warrants were immediately exercisable and expire on February 28, 2020. The parties agreed as a condition to the renewal of the facility in February 2015 that all previously issued warrants to the lender totaling 890,625 shares would be extended to a five-year term and the exercise price reduced to $0.50 per share.

On May 26, 2015, the Company negotiated an additional amendment to the line-of-credit facility, which decreased the maximum amount from $100,000 to $75,000 and extended its maturity date to August 28, 2015. In consideration, the Company granted the lender common stock purchase warrants exercisable to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share, which warrants were immediately exercisable and expire on May 26, 2020. The parties agreed as a condition to the amendment of the facility on May 26, 2015 that the line-of-credit will be convertible to common stock at an exchange rate of $0.50 per share. The total value of the 100,000 newly issued warrants totaled $35,652 which is being amortized over the extension period.

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The Company used the loan proceeds for working capital and paid no compensation to any party in connection with the establishment credit facility and warrants. It relied on the exemption from registration set forth in Section 4(a)(2) of the Securities Act for issuance of the credit facility and warrants.

On May 7, 2015 the Company completed the private placement of $12.0 million principal amount Senior Secured Note and a Warrant exercisable to purchase 18,000,000 shares of the Company’s common stock with an institutional selling stockholder.

At the closing on May 7, 2015, the selling stockholder acquired the Convertible Note by paying $450,000 in cash and issuing the Company the Investor Note, secured by cash, with a principal amount of $9,550,000. Assuming all amounts payable to the Company under the Investor Note are paid, the private placement will result in gross proceeds of $10.0 million before placement agent fees and other expenses associated with the transaction, subject to the satisfaction of certain conditions. The Company used the initial proceeds from the closing to retire certain outstanding obligations, including the 2015 area and training fees of approximately $155,000 owed to the Nicaraguan government relating to its Nicaragua Concessions, and to provide additional working capital.

The Company will receive the remaining cash proceeds upon each voluntary or mandatory prepayment of the Investor Note. The selling stockholder may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part.

The selling stockholder must prepay the Investor Note, in whole or in part, upon the occurrence of one or more mandatory prepayment events. These include (i) the selling stockholder’s conversion of the Convertible Note into shares of common stock upon which the selling stockholder will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Convertible Note and (ii) the Company’s delivering a mandatory prepayment notice to the selling stockholder after it has received governmental authorizations from the Nicaraguan authorities necessary to commence drilling on at least five sites within the Nicaraguan Concessions, among other conditions.

The Convertible Note matures on the three-year anniversary of its issuance, bears interest at 8% per annum, and is convertible at any time at the option of the holder into shares of the Company’s common stock at $0.50 per share (the “Conversion Price”). As a part of the May 2015 Private Placement, the Company issued a Warrant to the selling stockholder giving it the right to purchase up to an aggregate of 18,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The Warrant is exercisable commencing six months from the date of issuance for a period of seven years from the date of issuance. The Warrant issued to the Placement Agent is convertible upon issuance.

If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the Conversion Price or Warrant exercise price then in effect, the then current Conversion Price and Warrant exercise prices will be decreased to equal such lower price.

The selling stockholder has no right to convert the Convertible Note or exercise the Warrants to the extent that such conversion or exercise would result in the selling stockholder being the beneficial owner of in excess of 9.99% of the Company’s common stock. The Convertible Note ranks senior to the Company’s existing and future indebtedness and is secured by all of the assets of the Company, excluding the Nicaraguan Concessions.

The Company used a portion of the funds from this credit facility to resolve the contingency related to the delinquent payment of 2015 training and area fees and the expired letters of credit for its Nicaraguan concessions (See Note 8). The Company continues to negotiate the renewal of the letters of credit with the Nicaraguan Government and its lenders; however, there can be no assurance that the Company will be successful in that regard.

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The Company relied on the exemption from registration set forth in Section 4(a)(2) of the Securities Act for issuance of the Convertible Note and Warrants. WestPark Capital acted as Placement Agent for the Company in the transaction and received a fee of 6% of cash proceeds, or $600,000, if and when the Company receives the full cash proceeds. It received $27,000 of such amount at the closing. The Company also issued WestPark a Warrant exercisable to purchase 2,400,000 shares of common stock at a price of $0.50 per share. The Warrant is exercisable commencing six months from the date of issuance for a period of seven years from the date of issuance.

On December 27, 2013 the Company borrowed $1,050,000 under an unsecured credit facility with a private, third-party lender. The facility is represented by a promissory note (the “Note”). Effective April 7, 2015 the Company and the lender agreed to extend the maturity date of the Note from April 7, 2015 to the earlier of (i) April 7, 2016 or (ii) the payment in full of the Investor Note issued to the Company by Hudson Bay Master Fund, Ltd. in the principal amount of $9,550,000 (the “New Maturity Date”). All other terms of the Note remain the same. The extension to the New Maturity Date closed on May 8, 2015.

The Note may be prepaid without penalty at any time. The Note is subordinated to all existing and future senior indebtedness, as such terms are defined in the Note.

In connection with the loan, the Company granted the lender a warrant exercisable to purchase 1,000,000 shares of its common stock at an exercise price of $1.00 per share. In connection with the extension of the maturity date of the Note to the New Maturity Date, the Company (i) issued the lender 200,000 shares of restricted common stock; (ii) decreased the exercise price of the warrant to $0.50 per share and extended the term of the warrant to a period commencing on the New Maturity Date and expiring on the third anniversary of such date; and (iii) paid $50,000 toward amounts due under the Note. The Company issued no additional warrants to the lender in connection with the extension of the Note to the New Maturity Date. If the Company fails to pay the Note on or before its New Maturity Date, the number of shares issuable under the warrant increases to 13,333,333 and the exercise price drops to $0.075 per share. All other terms of the warrant remain the same.

In July 2015, the Company issued two promissory notes for total cash proceeds of $85,000. The promissory notes have maturity dates in October 2015. In connection with the notes, the Company issued warrants exercisable to purchase 85,000 shares of common stock at an exercise price of $0.56 per share. The warrants are immediately exercisable and terminate five years from their dates of issuance. The Company relied on the exemption from registration set forth in Section 4(a)(2) of the Securities Act for issuance of the foregoing notes and warrants. It paid no compensation in connection with the issuance of the notes and warrants.

ITEM 16. Exhibits and Financial Statement Schedules.

(a)	A list of the exhibits required by Item 601 of Regulation S-K to be filed as a part of this registration statement is set forth in the Index to Exhibits on page II-10, which immediately precedes such exhibits.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Overland Park, Kansas, on September 21 , 2015.

INFINITY ENERGY RESOURCES, INC.

By:	/s/ STANTON E. ROSS
Stanton E. Ross
Chairman of the Board, President and Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stanton E. Ross and Daniel F. Hutchins, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement on Form S-1 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto (and, in addition, any post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on September 21 , 2015.

Signature	Title	Date

/s/ STANTON E. ROSS	Chairman of the Board, President and	September 21 , 2015
Stanton E. Ross	Chief Executive Officer (Principal Executive Officer)

/s/ DANIEL F. HUTCHINS	Chief Financial Officer and Treasurer	September 21 , 2015
Daniel F. Hutchins	(Principal Financial Officer and Principal Accounting Officer) and Director

/s/ LEROY C. RICHIE	Director	September 21 , 2015
Leroy C. Richie

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INDEX TO EXHIBITS

EXHIBITS

Exhibit Number	Description of Exhibits
2.1	Agreement and Plan of Merger between Infinity Energy Resources, Inc. and Infinity, Inc. (1)

3.1	Certificate of Incorporation (3)

3.2	Bylaws (1)

5.1	Opinion of Christian J. Hoffman, III Securities Counsel, Infinity Energy Resources, Inc.*

10.1	2004 Stock Option Plan (1)

10.2	2005 Equity Incentive Plan (1)

10.3	2006 Equity Incentive Plan (1)

10.4	Form of Incentive Stock Option for 2006 Equity Incentive Plan (1)

10.5	Form of Nonqualified Stock Option for 2006 Equity Incentive Plan (1)

10.6	Loan Agreement between Infinity Energy Resources, Inc., and Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc. and Amegy Bank N.A., dated effective as of January 9, 2007 (3)

10.7	Revolving Promissory Note between Infinity Energy Resources, Inc. and Amegy Bank N.A., dated January 10, 2007 (1)

10.8	Nicaraguan Concession - Perlas Prospect (3)

10.9	Nicaraguan Concession - Tyra Prospect (3)

10.10	Forbearance Agreement with Amegy Bank N.A., dated August 31, 2007 (1)

10.11	Second Forbearance Agreement with Amegy Bank N.A., dated March 26, 2008 (1)

10.12	Third Forbearance Agreement with Amegy Bank N.A., dated October 16, 2008 (3)

10.13	First Amendment to Revolving Promissory Note - Amegy Bank, N.A., dated October 16, 2008 (3)

10.14	Fourth Forbearance Agreement with Amegy Bank N.A., dated December 4, 2009 (3)

10.15	Fifth Forbearance Agreement with Amegy Bank N.A., dated February 16, 2011 (2)

10.16	Guarantee of Obligation with Amegy Bank N.A., dated February 16, 2011 (1)

10.17	Omnibus Amendment with Amegy Bank N.A., dated February 16, 2011 (1)

10.18	Third Amendment to Revolving Promissory Note with Amegy Bank N.A., dated January 31, 2010 (1)

10.19	Forbearance Period Advance Promissory Note with Amegy Bank N.A., dated February 16, 2011 (1)

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10.20	Registration Rights with Amegy Bank N.A., dated February 16, 2011 (3)

10.21	Securities Purchase Agreement with Amegy Bank N.A., dated February 16, 2011 (3)

10.22	Warrant to Purchase Common Stock with Amegy Bank N.A., dated February 16, 2011 (3)

10.23	Subordinate Secured Promissory Note Off-Shore Finance, LLC, dated March 23, 2009 (1)

10.24	Securities Purchase Agreement Off-Shore Finance, LLC, dated March 23, 2009 (2)

10.25	Revenue Sharing Agreement with Off-Shore Finance, LLC, dated March 23, 2009 (1)

10.26	Revenue Sharing Agreement with Officers and Directors, dated June 6, 2009 (3)

10.27	Map: Nicaraguan Concessions (2)

10.28	Revenue Sharing Agreement with Jeff Roberts, dated September 16, 2009 (3)

10.29	Revenue Sharing Agreement with Thompson Knight Global Energy, dated September 8, 2009 (3)

10.30	Stock Purchase Agreement with Amegy Bank, N.A., dated as of February 28, 2012 (5)

10.31	Stock Purchase Agreement with Off-Shore Finance, LLC, dated as of February 28, 2012 (5)

10.32	Investor Rights Agreement with Amegy Bank, N.A., dated April 13, 2012 (5)

10.33	Certificate of Designation of Series A Preferred and Series B Preferred (5)

10.34	8% Promissory Note in principal amount of $250,000, dated February 13, 2013 (6)

10.35	Common Stock Purchase Warrant for 250,000 shares, dated February 13, 2013 (6)

10.36	Form of 8% Promissory Note (7)

10.37	Form of Common Stock Purchase Warrant (7)

10.38	Stock Exchange Agreement between the Company and Amegy Bank, NA. (8)

10.39	8% Note, dated December 27, 2013 (9)

10.40	Common Stock Purchase Warrant (1,000,000 shares), dated December 27, 2013 (9)

10.41	Third Amendment to Promissory Note, dated November 19, 2014 (10)

10.42	Third Amendment to Common Stock Purchase Warrant, dated November 19, 2014 (10)

10.43	First Amendment to Revenue Sharing Agreement, dated November 19, 2014 (10)

10.44	Revenue Sharing Agreement, dated May 17, 2014 (10)

10.45	Loan Extension Agreement, dated November 19, 2014 (10)

10.46	Securities Purchase Agreement (11)

10.47	Registration Rights Agreement (11)

10.48	Senior Secured Convertible Note (11)

10.49	Warrant (11)

10.50	Security and Pledge Agreement (11)

10.51	Investor Note (11)

10.52	Form of Guaranty Agreement (11)

10.53	Second Loan Extension Agreement, effective as of April 7, 2015 (12)

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10.54	Fourth Amendment to Promissory Note, effective as of April 7, 2015 (12)

10.55	Fourth Amendment to Common Stock Purchase Warrant, effective as of April 7, 2015 (12)

10.56	8% Convertible Promissory Note and Common Stock Purchase Warrant dated September 30, 2014(13)

10.57	8% Convertible Promissory Note and Common Stock Purchase Warrant dated November 19, 2014(13)

10.58	8% Convertible Promissory Note and Common Stock Purchase Warrant dated January 7, 2014(13)

10.59	8% Convertible Promissory Note and Common Stock Purchase Warrant dated October 2, 2014 (13)

10.60	8% Line-of-Credit Promissory Note and Common Stock Purchase Warrant dated October 23, 2014(13)

14.1	Code of Ethics and Code of Conduct. (4)

21.1	Subsidiaries of Registrant (1)

23.1	Consent of RBSM, LLP, Independent Certified Public Accountants *

23.2	Consent of L.L. Bradford & Company, Independent Certified Public Accountants *

23.2	Consent of Christian J. Hoffman III, (Included in his legal opinion filed as Exhibit 5.1) *

24.1	Power of Attorney (included on the signature page) *

(1) Filed as an exhibit to Form 10 by the Company on May 13, 2011.

(2) Filed as an exhibit to Amendment No. 1 to Form 10 by the Company on July 1, 2011.

(3) Filed as an exhibit to Amendment No. 2 to Form 10 by the Company on April 5, 2012.

(4) Filed as an exhibit to Form 10-K by the Company on April 16, 2012.

(5) Filed as an exhibit to Form 8-K by the Company on April 19, 2012.

(6) Filed as an exhibit to Form 8-K by the Company on February 19, 2013.

(7) Filed as an Exhibit to Form 8-K by the Company on March 1, 2013.

(8) Filed as an Exhibit to Form 8-K by the Company on April 29, 2013.

(9) Filed as an Exhibit to Form 8-K by the Company on January 3, 2014.

(10) Filed as an Exhibit to Form 8-K by the Company on November 20, 2014.

(11) Filed as an Exhibit to Form 8-K by the Company on May 8, 2015.

(12) Filed as an Exhibit to Form 8-K by the Company on May 11, 2015.

(13) Filed as an Exhibit to Form 10-K/A by the Company on August 12, 2015.

*Filed with this Registration Statement.

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